TABLE OF CONTENTS


                                                                        PAGE(S)
                                                                        ------
1.     DEFINITIONS...........................................................2
       1.1   Certain Definitions.............................................2
       1.2   Additional Defined Terms.......................................17
2.     PURCHASE AND SALE OF ACQUIRED INTERESTS..............................19
       2.1   Transfer of Acquired Interests.................................19
       2.2   Transferred Assets.............................................19
       2.3   Excluded Liabilities...........................................20
3.     CLOSING; PURCHASE PRICE; ADJUSTMENTS.................................20
       3.1   Closing Date and Location......................................20
       3.2   Purchase Price; Payment of the Purchase Price..................21
       3.3   Purchase Price Adjustments.....................................24
       3.4   Determination of Purchase Price Adjustments....................26
4.     REPRESENTATION AND WARRANTIES REGARDING THE COMPANIES................28
       4.1   Existence; Good Standing and Power; Capitalization.............28
       4.2   Authorization, Company Required Consents.......................30
       4.3   Financial Statements; Indebtedness; Budget; Absence of
             Changes........................................................30
       4.4   Cable Venture and Cable Corp. Assets...........................33
       4.5   The Systems....................................................34
       4.6   Franchises.....................................................36
       4.7   Pole Attachment Agreements.....................................37
       4.8   Real Property..................................................38
       4.9   Material Contracts.............................................39
       4.10  Employees......................................................40
       4.11  Litigation and Judgments.......................................43
       4.12  Tax Returns and Payments of Taxes..............................43
       4.13  Compliance with Laws...........................................45
       4.14  Insurance......................................................46
       4.15  Environmental Matters..........................................46
       4.16  Affiliate Transactions.........................................46
       4.17  Intellectual Property..........................................47
       4.18  Brokers' Fees..................................................48
5.     REPRESENTATIONS OF ML MEDIA AND CENTURY..............................48
       5.1   Representations and Warranties of ML Media.....................48
       5.2   Representations and Warranties of Century......................49
6.     REPRESENTATIONS AND WARRANTIES OF BUYER..............................50
       6.1   Existence......................................................50
       6.2   Authorization; No Conflicts....................................50
       6.3   Litigation.....................................................50
       6.4   Financing......................................................51
7.     ADDITIONAL COVENANTS.................................................51
       7.1   Confidentiality................................................51
       7.2   Notification...................................................52
       7.3   HSR Act Compliance.............................................53

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                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


       7.4   Required Consents..............................................53
       7.5   Tax Matters....................................................55
       7.6   Non-Solicitation...............................................59
       7.7   Further Assurances; Satisfaction of Covenants, etc.............59
       7.8   Change of Business Name........................................60
       7.9   Insurance......................................................60
       7.10  Full Access....................................................60
       7.11  Bankruptcy Process.............................................61
       7.12  Continuity and Maintenance of Operations.......................66
       7.13  Completion of the Rebuild of the San Juan System...............69
       7.14  Risk of Loss...................................................71
       7.15  Additional Covenants Regarding the Companies...................71
       7.16  Non-Solicitation; No Competitive Use of Confidential
             Information....................................................73
       7.17  Further Action Regarding Financial Statements..................74
       7.18  Financing......................................................76
       7.19  Intercompany Liabilities.......................................76
       7.20  Sale of ML Media's Joint Venture Interests.....................76
       7.21  Release of Obligations Under Letters of Credit.................76
       7.22  Stand-Alone....................................................73
       7.23  Publicity......................................................73
8.     CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.....................77
       8.1   Consents from Governmental Authorities.........................77
       8.2   Judgments......................................................77
       8.3   Confirmation Order.............................................77
9.     CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS..........................77
       9.1   Representations and Warranties of Companies and Sellers........77
       9.2   Covenants......................................................78
       9.3   Material Consents..............................................78
       9.4   Delivery of Certificates and Documents.........................78
       9.5   Escrow Agreement...............................................78
       9.6   Financial Statements...........................................78
       9.7   Material Adverse Change........................................81
       9.8   Subscribers; Operating Cash Flow...............................81
       9.9   Financing......................................................81
       9.10  Confirmation Order.............................................81
       9.11  Payment Motion.................................................81
       9.12  Extension of Rebuild Deadline..................................81
       9.13  Franchise Extensions...........................................81
10.    CONDITIONS PRECEDENT TO COMPANIES' AND SELLERS' OBLIGATIONS..........82
       10.1  Representations and Warranties of Buyer........................82
       10.2  Covenants......................................................82
       10.3  Material Consents..............................................81
       10.4  Delivery of Certificates and Documents.........................82

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                               TABLE OF CONTENTS
                               -----------------
                                  (continued)


       10.5  Escrow Agreement...............................................82
11.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
       INDEMNIFICATION......................................................82
       11.1  Survival of Representations, Warranties and Covenants..........82
       11.2  Indemnification................................................83
       11.3  Assertion of Claims; Notice of and Right to Defend
             Third Party Claims.............................................84

       11.4  Limitations on Liability.......................................86
       11.5  Excluded Tax Liabilities.......................................87
       11.6  Exclusive Remedy...............................................87
       11.7  No Third Party Beneficiaries...................................87
12.    TERMINATION..........................................................87
       12.1  Termination....................................................87
       12.2  Surviving Obligations..........................................89
13.    FEES AND EXPENSES....................................................90
14.    ENTIRE AGREEMENT.....................................................90
15.    PARTIES OBLIGATED AND BENEFITED......................................90
16.    NOTICES..............................................................91
17.    AMENDMENTS AND WAIVERS...............................................92
18.    SEVERABILITY.........................................................92
19.    SECTION HEADINGS AND TERMS...........................................93
20.    COUNTERPARTS.........................................................93
21.    GOVERNING LAW; CONSENT TO JURISDICTION...............................93
22.    SPECIFIC PERFORMANCE.................................................93
23.    FURTHER ASSURANCES...................................................94
24.    CONSTRUCTION.........................................................94

INDEX OF SCHEDULES AND EXHIBITS
-------------------------------

SCHEDULES

Schedule 1.1(p)             Management, Retention and Sale Bonuses; Other
                            Closing Date Current Liabilities
Schedule 1.1(q)             Closing Date Working Capital
Schedule 1.1(w)             Rebuild
Schedule 1.1(y)             Deferred Revenue
Schedule 1.1(ee)            Discounts and Promotions
Schedule 1.1(jj)            Additional Excluded Liabilities
Schedule 1.1(lll)           Material Consents
Schedule 1.1(ppp)(1)        Operating Cash Flow Adjustments -- Force Majeure
                            Events
Schedule 1.1(ppp)(2)        Operating Cash Flow Adjustments -- Other Adjustments
Schedule 1.1(gggg)          Reference Accounting Principles
Schedule 1.1(llll)          Retained Programming Agreements
Schedule 2.2(e)             Retained Intellectual Property Rights
Schedule 2.2(i)             Transferred Assets
Schedule 3.2(d)             Tax Matters
Schedule 4.1                Joint Venture Existence
Schedule 4.2(b)             Company Required Consents
Schedule 4.3(f)             Certain Changes
Schedule 4.3(g)             Certain Liabilities
Schedule 4.4(b)             Sufficiency of Assets
Schedule 4.5(a)             System Information
Schedule 4.5(b)             Rates and FCC Compliance
Schedule 4.5(c)             Copyright Registrations
Schedule 4.5(d)             Towers and Tower Leases
Schedule 4.6                Franchises and Other Governmental Authorizations
Schedule 4.7                Pole Attachment and Utility Agreement
Schedule 4.8(a)             Owned Real Property
Schedule 4.8(b)             Leases
Schedule 4.9                Other Material Contracts
Schedule 4.10               Employee Matters
Schedule 4.11               Litigation
Schedule 4.12               Taxes
Schedule 4.13               Compliance with Laws
Schedule 4.14               Insurance
Schedule 4.16               Affiliate Transactions
Schedule 4.17               Intellectual Property
Schedule 4.18               Brokers' Fees
Schedule 5.2(c)             Consents
Schedule 5.1(f)             Brokers' Fees
Schedule 5.2(d)             Century Liens
Schedule 5.2(e)             Century Litigation
Schedule 5.2(f)             Brokers' Fees

                               Table of Contents
                               -----------------
                                  (continued)

Schedule 7.5                Tax Matters
Schedule 7.6                Certain Employees of Sellers and Sellers' Affiliates
Schedule 7.8                Change of Business Name
Schedule 7.12               Continuity of Operations
Schedule 7.13               Rebuild
Schedule 7.15(c)(iii)       Additional Programming Agreements
Schedule 7.22               Stand-Alone Conversion
Schedule 9.6(a)             Allocations

EXHIBITS
--------

Exhibit A                   Intentionally Omitted
Exhibit B                   Intentionally Omitted
Exhibit C                   Transition Services Schedule of Services
Exhibit D                   Intentionally Omitted
Exhibit E                   2005 Budget
Exhibit F                   2003 Unaudited Historical Financials
Exhibit G                   Unaudited 2004 Financials
Exhibit H                   Example of Closing Date Working Capital Calculation
Exhibit I                   Example of Equivalent Subscribers Calculation
Exhibit J                   Example of Operating Cash Flow Calculation
Exhibit K                   Form of Investor Guaranty of Deferred Purchase Price

                         INTEREST ACQUISITION AGREEMENT

            THIS INTEREST ACQUISITION AGREEMENT ("AGREEMENT") is made as of this 3rd day of June, 2005, by and among ML MEDIA PARTNERS, L.P., a Delaware limited partnership ("ML MEDIA"), CENTURY COMMUNICATIONS CORPORATION, a Texas corporation ("CENTURY") and a debtor in possession under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "BANKRUPTCY CODE"); ML Media and Century being referred to herein together as "SELLERS", and each being referred to herein individually as a "SELLER", CENTURY-ML CABLE VENTURE (the "CABLE VENTURE"), a New York general partnership and a debtor in possession under Chapter 11 of the Bankruptcy Code, consisting of ML Media and Century, CENTURY ML CABLE CORP., a Delaware corporation d/b/a Cable TV of Greater San Juan ("CABLE CORP.", and together with the Cable Venture, the "COMPANIES"), and San Juan Cable, LLC, a Puerto Rico limited liability company (the "BUYER").

                              W I T N E S S E T H:

            WHEREAS, the Cable Venture owns and operates the community antenna television ("CATV") system and the activities and operations ancillary thereto serving the community of Levittown, located in the Municipality of Toa Baja, Puerto Rico and the Municipalities of Toa Alta and Catano, Puerto Rico (the "LEVITTOWN SYSTEM") and, through its wholly owned subsidiary Cable Corp., owns and operates the CATV system and the activities and operations ancillary thereto serving the Municipality of San Juan, Puerto Rico and the Municipalities of Bayamon, Carolina, Guaynabo and Trujillo Alto, Puerto Rico (the "SAN JUAN SYSTEM"; the Levittown System and the San Juan System are referred to herein together as the "SYSTEMS" and each individually as a "SYSTEM");

            WHEREAS, on September 30, 2002, Century commenced a case for the Cable Venture under Chapter 11 of the Bankruptcy Code (the "CHAPTER 11 CASE") in the U.S. Bankruptcy Court for the Southern District of New York (the "BANKRUPTCY COURT");

            WHEREAS, the Sellers hold all right, title and interest in and to 100% of the outstanding joint venture interests in the Cable Venture;

            WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers wish to sell to the Buyer, 100% of the outstanding joint venture interests in the Cable Venture pursuant to this Agreement and the Plan (as defined below);

            WHEREAS, the Cable Venture will file a Plan of Reorganization (the "PLAN") in the Chapter 11 Case for the Cable Venture that implements the foregoing; and

            WHEREAS, the Sellers and the Cable Venture will seek entry by the Bankruptcy Court of an Order or Orders approving this Agreement on behalf of the Cable Venture and approving the transactions contemplated hereby pursuant to the Plan, and, in the case of Century, authorizing Century to consummate and perform under the terms of this Agreement and the Plan.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do represent, warrant, covenant and agree as follows:

      1.    DEFINITIONS

1.1 CERTAIN DEFINITIONS. The following capitalized terms, when used in this Agreement, shall have the meaning set forth below:

          (a) "ACCOUNTS RECEIVABLE" shall mean the accounts receivable of the Companies arising prior to the Closing Date, including those arising from advertising sales and tower rentals, as well as Subscriber Accounts Receivable and all other accounts receivable, and for which the balances are unpaid as of such date, reflected net of an allowance for doubtful accounts and other required reserves, all determined in accordance with GAAP and with the Reference Accounting Principles.

          (b) "ACQUISITION PROPOSAL" shall mean a proposal (other than by the Buyer or its Affiliates) relating to any merger, consolidation, business combination, sale or other disposition of 10% or more of the Companies' assets pursuant to one or more transactions, the sale of 10% or more of the outstanding shares of capital stock or equity interests of the Cable Venture or Cable Corp. (including, without limitation, by way of a tender offer, foreclosure, plan of reorganization or liquidation or the sale or other disposition of Claims against the Cable Venture held by any Seller or its Affiliates) or a similar transaction or business combination involving one or more third parties (other than the Buyer or its Affiliates) and the Cable Venture, Cable Corp. or any Seller, as the case may be; PROVIDED, HOWEVER, that a proposed transaction involving interests in or assets of Adelphia or its subsidiaries, other than its interests in or assets of the Cable Venture, shall not be deemed an Acquisition Proposal.

          (c) "ADELPHIA" shall mean Adelphia Communications Corporation, a Delaware corporation.

          (d) "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise; PROVIDED that (i) for purposes hereof Century and ML Media shall be deemed to be Affiliates of the Cable Venture; (ii) under no circumstances shall creditors of the Cable Venture or Century be considered Affiliates of the Cable Venture solely by virtue of their ownership of creditor claims against the Cable Venture or Century; and (iii) Merrill Lynch & Co., Inc. and its subsidiaries and affiliates (other than ML Media and the general partner of ML Media) shall not be considered Affiliates of ML Media, the Cable Venture or Cable Corp.

          (e) "ASSUMED EXECUTORY CONTRACTS" shall  mean  all  of  the  executory contracts, unexpired leases, agreements, commitments, or other binding arrangements or understandings, whether written or oral, of the Cable Venture, excluding any Transferred Assets.

          (f) "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy Procedure.

          (g) "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

          (h) "BUYER CONFIDENTIAL INFORMATION" shall mean, collectively, the Buyer Group Confidential Information and, after the Closing, the Company Confidential Information.

          (i) "BUYER GROUP" shall mean, collectively, (i) the Buyer, (ii) the Parent, (iii) San Juan Cable Ventures, LLC, (iv) MCNA Cable Holdings LLC, (v) the Investors, (vi) each of their respective Affiliates and (vii) the respective members, officers, directors, employees, professional advisors, representatives and other agents of all of the foregoing.

          (j) "BUYER GROUP CONFIDENTIAL INFORMATION" shall mean, collectively, all information relating to the business and affairs of the Buyer Group and their respective Affiliates (including, without limitation, all nonpublic information concerning the terms of the Transactions) other than information that is as of the date hereof or subsequently becomes generally available to the public through no fault of, or breach of any confidentiality obligation by, the Sellers, the Companies or any of their respective Affiliates, agents or representatives.

          (k) "CALCULATION DATE" shall mean the Previous Month End UNLESS the Closing shall occur on the last Business Day of a month, in which case the Calculation Date shall be the last day of the month.

          (l) "CAPEX CASH" shall mean an amount of cash equal to the CapEx Surplus.

          (m) "CAPEX SURPLUS" shall mean the excess, if any, of (i) the amount of capital expenditures required to be made by the Companies between January 1, 2005 and the Previous Month End pursuant to Section 7.12(a)(vi) over (ii) the actual amount of capital expenditures made by the Companies between January 1, 2005 and the Closing Date.

          (n) "CLAIM" AND "CLAIMS" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code.

          (o) "CLOSING DATE CURRENT ASSETS" shall mean the following, calculated as of the close of business on the day preceding the Closing Date in accordance with GAAP, to the extent GAAP would require such amounts to be set forth in a regularly prepared balance sheet (except as otherwise provided herein): the Companies' cash on hand and in bank accounts (net of any non-cancelled uncashed checks issued by the Companies and less an amount equal to the Unpaid Cost to Complete the Rebuild (if any), which shall be deposited into the Rebuild Escrow Account pursuant to Section 3.2(b)(i) or paid to the Buyer pursuant to Section 3.2(b)(ii)), cash equivalents, Accounts Receivable, notes receivable, deposits properly characterized as current assets arising in connection with the Companies' operation of the Systems, prepaid expenses of the Companies, Inventory and other current assets of the Companies; PROVIDED, that Closing Date Current Assets shall be calculated net of all reserves for obsolete, slow-moving, damaged or defective Inventory, which reserves shall be calculated in accordance with GAAP and on a basis that is consistent with the Reference Accounting Principles and will not include (i) any Transferred Assets (as hereinafter defined), (ii) any prepaid expenses or deposits, to the extent that for contractual or other reasons, such prepaid expenses or deposits will not be available to the Companies after the Closing Date, (iii) any deferred Tax assets or any receivable or other accrued amount representing any Tax refund to be received,
(iv) the CapEx Cash (if any) or (v) any Rebuild Inventory.

          (p) "CLOSING DATE CURRENT LIABILITIES" shall mean the following, calculated as of the close of business on the day preceding the Closing Date in accordance with GAAP, to the extent GAAP would require such amounts to be set forth in a regularly prepared balance sheet (except as otherwise provided herein): all subscriber prepayments and deposits with respect to services to be provided by the Companies, all of the Companies' trade payables and all accounts payable relating to the Rebuild of the San Juan System and all accrued expenses of the Companies (including, without limitation, (i) franchise and copyright fees, utility charges, Taxes, and assessments levied against the Companies' assets, property and equipment rentals and similar items, (ii) any management bonuses and any retention or sale bonuses payable in connection with the Transactions and set forth on SCHEDULE 1.1(P) (to the extent not paid prior to the Closing), (iii) accrued expenses relating to the Rebuild of the San Juan System, and (iv) any Liability of the Companies for fees or commissions to any broker, finder or agent with respect to the Transactions (to the extent not paid prior to the Closing)); PROVIDED that Closing Date Current Liabilities will not include (i) any pre-petition liabilities of the Cable Venture, which if not satisfied prior to the Closing shall be satisfied pursuant to the Plan from the Sellers Escrow Account (as hereinafter defined) or otherwise discharged without liability of the Buyer or the Companies, (ii) any Affiliate Liabilities, all of which shall be satisfied pursuant to Section 7.19, (iii) any Deferred Revenues or deferred Tax liabilities, (iv) any Excluded Liabilities; (v) any Indemnified Tax Liabilities of the Companies other than accruals, in accordance with GAAP, for Taxes incurred in the ordinary course of operations consistent with past practice for any tax period or portion of any tax period ending on or prior to the day preceding the Closing Date; (vi) any withholding tax payable with respect to pre-petition programming payment obligations of the Companies, (vii) any accrual of payments with respect to the Pole Attachment Agreements in excess of the actual amount payable by the Companies under the current terms of the Pole Attachment Agreements, or (viii) any rejection damage claim relating to an executory contract that the Buyer has requested be rejected by the Cable Venture.

          (q) "CLOSING DATE WORKING CAPITAL" shall mean the sum of (i) the amount of the Closing Date Current Assets, less (ii) the amount of Closing Date Current Liabilities, plus (iii) except as otherwise provided in Section 7.22, any one-time amounts spent by the Companies after the date of this Agreement to implement the Companies' ability to operate as a Stand-Alone as provided in
Section 7.22, plus (iv) the amount set forth on SCHEDULE 1.1(q). As the Closing Date Working Capital is calculated as of the close of business on the day preceding the Closing Date, the operations of the Systems on the Closing Date are for the account of the Buyer. An example of how the Closing Date Working Capital would have been calculated if the Closing had been held on January 1, 2005 is attached as EXHIBIT H.

          (r) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

          (s) "COMMONWEALTH" shall mean the Commonwealth of Puerto Rico.

          (t) "COMPANIES' KNOWLEDGE", or words to similar effect, shall mean the actual knowledge after due inquiry of (i) the current members of the management board of the Cable Venture and the board of directors of the Company (I. Martin Pompadur, Elizabeth McNey Yates, Jeffrey Lawton and Joseph Bagan), (ii) each other person who serves as a member of the management board of the Cable Venture or the board of directors of Cable Corp. after the date of this Agreement, and
(iii) each of the following persons: David Beyth, Mark Chambers (with respect to tax matters only), Bob DeLucia (with respect to accounting matters only), Keith Hayes (with respect to engineering matters only), Jean Simmons, Mayra Torres (with respect to local accounting matters only) and Mark Spiecker.

          (u) "COMPANY CONFIDENTIAL INFORMATION" shall mean all information relating to the business and affairs of the Cable Venture or Cable Corp. other than information that is as of the date hereof or subsequently becomes generally available to the public through no fault of, or breach of any confidentiality obligation by, the Buyer or any of its Affiliates, agents or representatives.

          (v) "COMPANY REQUIRED CONSENTS" shall mean the Required Consents set forth on SCHEDULE 4.2(b).

          (w) "COMPLETION OF THE REBUILD OF THE SAN JUAN SYSTEM" shall mean the completion of the Rebuild of the San Juan System to the specifications set forth on SCHEDULE 1.1(w).

          (x) "COPYRIGHT OFFICE" shall mean the United States Copyright Office.

          (y) "DEFERRED REVENUES" shall mean all deferred revenue of the types set forth on SCHEDULE 1.1(Y) calculated in accordance with GAAP consistently applied in accordance with the Reference Accounting Principles resulting from
(i) liabilities related to the receipt of cash prior to the delivery of service to customers, (ii) deferred revenue recognized in connection with the Centennial Lease, and (iii) liabilities resulting from the receipt of cash in connection with Launch Incentives and/or repositioning incentives which have been amortized into revenue in subsequent periods.

          (z) "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

          (aa) "EMPLOYEE BENEFIT PLAN" shall mean each: (a) Employee Pension Benefit Plan (including any Multiemployer Plan); (b) Employee Welfare Benefit Plan; and (c) any other employee benefit plan, program or arrangement that is maintained, sponsored, contributed or required to be contributed to by either Company or with respect to which either Company has any actual or potential Liability.

          (bb) "EMPLOYEE PENSION BENEFIT PLAN" shall have the meaning set forth in Section 3(2) of ERISA.

          (cc) "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning set forth in Section 3(1) of ERISA.

          (dd) "ENVIRONMENTAL LAW" shall mean any Legal Requirement (including, without limitation, all common law) relating to or concerning pollution or the protection of the environment, including those relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment and natural resources (including ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of, or exposure of persons to, Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. ss.ss. 2601 et seq.); the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.); the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) et seq.); the Wildlife Act of 1999 (12 L.P.R.A. ss.ss. 107 et seq.); the Act to Protect the Purity of Drinking Water of Puerto Rico (12 L.P.R.A. ss.ss. 405 et seq.); the Law of Waters of 1903 (12 L.P.R.A. ss.ss. 501 et seq.); the Law of Waters of 1976 (12 L.P.R.A. ss.ss. 1115 et seq.); the Puerto Rico Public Policy Environmental Act (12 L.P.R.A. ss.ss. 1121 et seq.); and the Environmental Emergencies Fund Act (12 L.P.R.A. ss.ss. 1271 et seq.), each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

          (ee) "EQUIVALENT SUBSCRIBER" shall mean, as of any date of determination, the sum of (1) the number of first outlet residential customers of the Systems who subscribe for basic CATV or high-speed data service only at the normal applicable monthly rate (or at a discount rate resulting from the discounts and promotions set forth on SCHEDULE 1.1(ee) or other discounts or promotions in the ordinary course of business and not materially different from those set forth on SCHEDULE 1.1(ee)) for basic CATV or high-speed data service then in effect in the relevant System (except as provided below), and whose accounts (other than amounts (including Non-Recurring Charges, disputed amounts and other amounts) collectively not in excess of $10.00) are not outstanding more than eighty-nine (89) days from the original invoice date; plus (2) the result obtained by dividing (a) the aggregate of the gross monthly billings during the most recent one-month billing period prior to the date of calculation for basic and expanded basic CATV service (but excluding (i) billings in excess of a single month's charge and (ii) billings for a la carte tiers or premium services, installation or other Non-Recurring Charges, converter rental or new product tiers, any outlet or connection other than such customer's first, or from any pass through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) from non-standard bulk billed and commercial subscribers who subscribe for basic CATV service whose accounts (other than amounts (including Non-Recurring Charges, disputed amounts and other amounts) collectively not in excess of $10.00) are not outstanding more than eighty-nine (89) days from the original invoice date, by (b) the Franchise Area prevailing monthly service charge in effect during such period for a first outlet residential connection for basic and expanded basic CATV service (but excluding billings for a la carte tiers or premium services, installation or other Non-Recurring Charges, converter rental or new product tiers, any outlet or connection other than such customer's first, or from any pass through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like); PROVIDED, that for purposes of this Agreement, a subscriber does not include (i) any person, commercial establishment or multi-unit dwelling that has requested that basic CATV or, in the case of high speed data only subscribers, high-speed data service be terminated (other than any person requesting such termination who has re-located within the area covered by the Franchises and has requested CATV or high-speed data service in the new location) and (ii) any Promotional Subscriber in excess of 13,000 Promotional Subscribers. An example of how Equivalent Subscribers would have been calculated if the Closing had been held on March 31, 2005 is attached as
EXHIBIT I. A "PROMOTIONAL SUBSCRIBER" is either (i) a residential subscriber who pays less than the normal applicable monthly rate for a first outlet residential connection for basic CATV service or (ii) a residential subscriber who subscribes only for high-speed data and who pays less than the normal applicable monthly rate for high-speed data service.

          (ff) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (gg) "ERISA AFFILIATE" shall mean any entity treated as a single employer with the Companies for purposes of Section 414 of the Code.

          (hh) "ESCROW AGENT" shall mean the Escrow Agent under the Escrow Agreement.

          (ii) "ESCROW AGREEMENT" shall mean an escrow agreement in form and substance reasonably acceptable to the Buyer and the Sellers and consistent with the terms of this Agreement among the Escrow Agent, the Sellers and the Buyer to be dated as of the Closing Date, pursuant to which funds shall be deposited into the Indemnity Escrow Account and, to the extent necessary hereunder, the Rebuild Escrow Account as set forth in this Agreement. The Escrow Agreement shall provide that on June 30, 2006 an amount equal to $12,500,000 (less any claims previously asserted by the Buyer and paid to the Buyer or then pending) shall be released, any amount held past June 30, 2006 pending resolution of a claim previously asserted by the Buyer shall be released upon resolution of that claim (except to the extent payable to the Buyer), and the remainder shall be released on December 31, 2006 (less any then pending claims asserted by the Buyer).

          (jj) "EXCLUDED LIABILITIES" shall mean: (i) all Liabilities of the Companies in connection with the Chapter 11 Case including, without limitation, any cure amounts associated with the assumption of the Assumed Executory Contracts, but excluding any rejection damage claims relating to executory contracts that the Buyer has requested be rejected by the Cable Venture; (ii) all Affiliate Liabilities; (iii) all Liabilities of the Companies to Highland Holdings, any member of the Rigas family or their respective Affiliates (including, without limitation, claims arising out of or in respect of the Leveraged Recapitalization Agreement); (iv) all Liabilities of the Companies arising from or relating to any matter set forth on SCHEDULE 1.1(jj); (v) all Liabilities of the Companies with respect to management retention, change of control or sale bonuses, accelerated incentive obligations or severance payments, if any, to the extent such Liabilities arise as a result of the Transactions and are not reflected as a Closing Date Current Liability; (vi) all Liabilities which arise, whether before, on or after the Closing, out of or in connection with the Transferred Assets (other than any costs incurred by the Buyer or the Companies in replacing any Transferred Assets), including any Tax liability with respect to the transfer of the Transferred Assets or any Liabilities under Environmental Laws with respect to the Transferred Assets;
(vii) all Rebuild Cost Overruns (but only if the Buyer has not elected to accept a reduction of the Purchase Price in respect of the Rebuild of the San Juan System pursuant to Section 3.2(b)(ii)); (viii) all Liabilities (including any contractual or statutory severance payments or benefits) arising from the discharge of any employees working exclusively on the Rebuild of the San Juan System upon the Completion of the Rebuild of the San Juan System (but only if the Buyer has not elected to accept a reduction of the Purchase Price in respect of the Rebuild of the San Juan System pursuant to Section 3.2(b)(ii)); (ix) all Liabilities of the Companies arising under ERISA to the extent that such Liabilities (a) arise (1) under an Employee Benefit Plan covering both employees of the Companies and employees of a member of the Seller Group or (2) as a result of either of the Companies' being an ERISA Affiliate of any other member of the Seller Group or (b) arise from or relate to pre-Closing actions or inactions of the Sellers, their Affiliates, or the Companies, including, without limitation, the costs of any corrective actions taken post-Closing, and regardless of whether such costs and liabilities relate to items that have been listed on the Schedules attached hereto; (x) all Liabilities for amounts payable or allowed to professionals retained by the Sellers or the Companies in respect of the Chapter 11 Case or the bankruptcy of Century (whether pursuant to sections 327 or 105 of the Bankruptcy Code or otherwise); and (xi) all withholding tax payable with respect to pre-petition programming payment obligations of the Companies.

          (kk) "FAA" shall mean the Federal Aviation Administration.

          (ll) "FCC" shall mean the Federal Communications Commission.

          (mm) "FINAL ORDER" shall mean an Order with respect to the subject matter (a) that has not been reversed, stayed, modified, or amended and as to which (i) any right to appeal or to seek certiorari, review, reargument, stay, or rehearing has been waived or (ii) the time to appeal or to seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay, or rehearing is pending, or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay, or rehearing has been filed and (i) such appeal or petition for certiorari, review, reargument, stay, or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay, or rehearing was sought or (ii) the time to appeal further or seek certiorari, further review, reargument, stay, or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay, or rehearing is pending, PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or 60 of the Federal Rules of Civil Procedure or an analogous rule under the Federal Rules of Bankruptcy Procedure may be filed shall not cause such order not to be a Final Order.

          (nn) "FRANCHISE" shall mean all franchise agreements and similar governing agreements, instruments and resolutions and franchise related statutes and ordinances or written acknowledgements of a Governmental Authority authorizing the construction, upgrade, maintenance and operation of any part of the Systems and provision of cable television, data services and communication and information services in San Juan, Puerto Rico and the municipalities comprised within the San Juan System and in Levittown and the municipalities comprised within the Levittown System.

          (oo) "FRANCHISE AREA" shall mean, with respect to a Franchise, the geographic area in which the Cable Venture or Cable Corp. is authorized to operate any part of a System pursuant to such Franchise.

          (pp) "FRANCHISING AUTHORITY" shall mean, with respect to a Franchise, the Governmental Authority granting such Franchise.

          (qq) "FTC" shall mean the Federal Trade Commission.

          (rr) "FUNDED DEBT" of the Companies shall mean, without duplication, all obligations under indebtedness for borrowed money (including, without limitation, principal, interest, overdrafts, penalties, premiums, fees, expenses, indemnities and breakage costs), all obligations under leases required to be capitalized under GAAP, notes payable, guaranties, drafts accepted representing extensions of credit.

          (ss) "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

          (tt) "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America and the Commonwealth, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including, but not limited to, courts, tribunals, departments, commissions, bureaus, agencies, boards, counties, municipalities, provinces, parishes and other instrumentalities.

          (uu) "GOVERNMENTAL AUTHORIZATIONS" shall mean, collectively, all Franchises and other authorizations, agreements, Licenses, permits, approvals, easements, registrations, qualifications, leases, variances and similar rights for and with respect to the installation, construction, ownership or operation of the Systems obtained from any Governmental Authority or pursuant to any Legal Requirements.

          (vv) "HAZARDOUS SUBSTANCE" shall mean any hazardous material, pollutant, contaminant, waste, toxic substance, hazardous substance or nuisance substance which is regulated by or forms the basis of liability now or hereafter under any Environmental Laws, including without limitation, (i) petroleum or any refined product or fraction or derivative thereof, (ii) asbestos, (iii) polychlorinated biphenyls (PCBs) and (iv) radioactive substances.

          (ww) "HSR ACT" shall mean the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

          (xx) "INDEMNIFIED TAX LIABILITIES" shall mean all Liabilities for Taxes of the Companies or the Sellers for taxable periods ending on, or prior to, the day immediately preceding the Closing Date and the portion of Liabilities for Taxes relating to the Pre-Closing Tax Straddle Period as determined pursuant to Section 7.5(a)(ii), other than Liabilities for Taxes to the extent accrued for on the Closing Date Balance Sheet and included in Closing Date Current Liabilities.

          (yy) "INTELLECTUAL PROPERTY" shall mean trademarks, trade names, service marks, service names, fictitious names, logos and Internet domain names, together with all goodwill, registrations and applications related to the foregoing; patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); computer software and related documentation; mask works and registrations and applications for registrations thereof; trade secrets and confidential business information (including research and development, know-how, data, databases, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); and all other intellectual property and proprietary rights.

          (zz) "INVENTORY" shall mean, without limitation, all amplifiers, active electronics, passive electronics, processor/receivers, coaxial cable/fiber cable, connectors, installation materials, parts, packaging materials and other accessories and inventories related thereto which are held at, or are in transit from or to, or located at any of the Companies' facilities, which are used or held for use by the Companies in the operation and maintenance of the Systems, determined in accordance with GAAP; PROVIDED, HOWEVER, that Inventory shall not include Rebuild Inventory.

          (aaa) "JV AGREEMENT" shall mean the Amended and Restated Management Agreement and Joint Venture Agreement of Century/ML Cable Venture dated January 1, 1994.

          (bbb) "LAUNCH INCENTIVES" shall mean cash payments or other launch fee incentives received by the Companies or their Affiliates in respect of programming launches, or other changes in programming, by the Companies.

          (ccc) "LEASED REAL PROPERTY" shall mean all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Companies other than (a) Owned Real Property, (b) rights pursuant to Pole Attachment Agreements, and (c) rights pursuant to easements, licenses and similar instruments.

          (ddd) "LEGAL REQUIREMENTS" shall mean any statute, ordinance, code, law, rule, regulation, permit or permit condition, administrative or judicial decree, order or other requirement, standard or procedure enacted or adopted by any Governmental Authority, including judicial decisions applying or interpreting common law or statutory law.

          (eee) "LEVERAGED RECAPITALIZATION AGREEMENT" shall mean the Leveraged Recapitalization Agreement dated December 13, 2001, among Century, ML Media, the Cable Venture, Adelphia and Highland Holdings.

          (fff) "LIABILITY" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due and regardless of when or by whom asserted), including, without limitation, any liability for Taxes.

          (ggg) "LICENSES" shall mean any license, permit or other authorization (other than a Franchise) issued by a Governmental Authority, including, but not limited to, the FCC, used in the construction, operation or maintenance of the Systems (including, but not limited to, TV translator station licenses and microwave licenses (including, but not limited to, Cable Television Relay Services "CARS" and Television Receive Only "TVRO" earth station registrations)).

          (hhh) "LIEN" shall mean any mortgage, lien (statutory or otherwise), security interest, security agreement, conditional sale or other title retention agreement, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, adverse claim, voting agreement, restriction on transfer or any exception to or defect in title or other ownership interest.

          (iii) [Intentionally Omitted]

          (jjj) "MANAGEMENT FEE" shall mean, collectively, (i) the management fee payable to Century pursuant to Section 7.3(b) of the JV Agreement and (ii) any reimbursement to Century for out-of-pocket expenses incurred in connection with its management of the Systems payable to Century pursuant to Section 7.3(c) of the JV Agreement.

          (kkk) "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the assets, business, operations, condition (financial or otherwise) or results of operations of the Cable Venture, Cable Corp. and the Systems taken as a whole; PROVIDED, HOWEVER, that a Material Adverse Effect shall not include any event, change or effect relating to or caused by (i) the Transactions, (ii) a general economic downturn or any other change in the Puerto Rican economy generally, including, but not limited to, an increase in interest rates (PROVIDED that such general economic downturn or change does not disproportionately adversely affect the Companies or the Systems), or (iii) changes affecting the CATV or communications industry generally (PROVIDED that such changes do not disproportionately adversely affect the Companies or the Systems); PROVIDED, HOWEVER, for purposes of Section 9.1, Material Adverse Effect shall not include any event, change, or effect relating to or caused by acts of war or terrorism.

          (lll) "MATERIAL CONSENTS" shall mean the Required Consents set forth on Part B of SCHEDULE 4.2(b).

          (mmm) "MATERIAL CONTRACT" shall mean (i) the Pole Attachment Agreements, (ii) the Leases, (iii) the Collective Bargaining Agreements, (iv) the IP Licenses and (v) each other contract, agreement, lease, permit, license, fiber lease, microwave agreement or commitment, whether written or oral, to which the Cable Venture or Cable Corp. is a party and that is material to the operation of its respective System (other than the Programming Agreements), including each material underground conduit agreement, crossing agreement, retransmission consent agreement and multiple dwelling, bulk billing or commercial service agreement.

          (nnn) "MULTIEMPLOYER PLAN" shall have the   meaning   set   forth   in
Section 3(37) of ERISA.

          (ooo) "NON-RECURRING CHARGES" shall mean late charges, disconnect fees, amounts that are the subject of a bona fide dispute and any other similar non-recurring charges.

          (ppp) "OPERATING CASH FLOW" shall mean, for any 12-month period, an amount, calculated for the Cable Venture and Cable Corp. on a consolidated basis in accordance with GAAP (without duplication), equal to the consolidated net income of the Cable Venture and Cable Corp., adjusted by:

          (i) excluding (to the extent taken into account in calculating such consolidated net income, and without duplication), (1) audit expenses with respect to any fiscal year in excess of $102,000, (2) costs and expenses payable to non-Affiliate third parties of the Chapter 11 Case including, but not limited to, non-recurring third party professional expenses directly relating to the bankruptcy or the reconstruction and restatement of the Companies' books and records (exclusive of financial statement audit expenses payable to non-Affiliate third parties included in clause (1) above), (3) reorganization expenses due to the bankruptcy, impairments, and write-offs of fixed assets and intangible assets, (4) costs and expenses relating to the proposed sale of the Acquired Interests, including negotiation, preparation and closing under this Agreement and the Related Agreements and the Transactions and any additional expenses payable to non-Affiliated third parties in connection with the review by PWC of the Interim Financials in accordance with Section 7.17 or otherwise relating to the Buyer's financing, and any retention bonuses payable upon consummation of the Transactions (exclusive of financial statement audit expenses payable to non-Affiliated third parties included in clause (1) above),
(5) the historical non-recurring amounts resulting from hurricanes and other force majeure events, all as set forth specifically on SCHEDULE 1.1(PPP)(1), (6) the items set forth on SCHEDULE 1.1(PPP)(2); or (7) other items that are requested by Sellers to be included as adjustments (including, without limitation, adjustments intended to "normalize" expenses that are paid within a particular period but that reflect (in whole or in part) costs that are attributable to past or future periods), but only as and to the extent such amounts in this clause (7) are agreed to by the Buyer and are accepted as Permitted Add-Backs by the lenders who are parties to the Commitment Letters for debt financing (or such other lenders as may provide debt financing to the Buyer); PROVIDED, that if after the date of this Agreement there is a hurricane or other force majeure event that has a non-recurring effect on the Systems, the Buyer shall accept as additional exclusions from the calculation of Operating Cash Flow for the applicable period an amount equal to the lesser of (x) the actual non-recurring amounts attributable to such hurricane or other force majeure event that were deducted in calculating the consolidated net income of the Companies in such period and (y) $500,000 (with any amount over $500,000 being subject to the agreement of the Buyer and the acceptance by the Buyer's lenders, as contemplated by clause (6) above);

               (ii) adding back (in each case to the extent deducted in calculating such consolidated net income, and without duplication) (1) income tax expense, (2) interest expense (whether paid or accrued), (3) depreciation and amortization expense, (4) any accrual of expenses to the extent related to a period other than such 12-month period, (5) the Management Fee (whether paid or accrued) and (6) any loss on sale of assets;

               (iii) subtracting (in each case to the extent included in calculating such consolidated net income, and without duplication) (1) interest income, (2) any gain on sale of assets, (3) any accrual of revenue or income to the extent related to a period other than such 12-month period and (4) any non-recurring credits or reductions of expenses (including, without limitation, credits or reductions of expenses resulting from settlement or rejection of obligations by the Bankruptcy Court);

               (iv) adding back any expenses to non-Affiliated third parties incurred in complying with the covenants in Sections 7.15(a)(i) and (iv),
(b)(i), (c)(i), (ii) and (iv) and (d)(i); and

               (v) except as otherwise provided in Section 7.22, adding back (i) any one-time expenses incurred in converting the Companies to a Stand-Alone as required by Section 7.22, (ii) any incremental expenses incurred in operating as a Stand-Alone (measured by comparison to the ongoing expenses that were incurred for the comparable service(s) replaced by the Stand-Alone service(s)), and (iii) any expenses incurred in recording any lease pursuant to Section 7.24.

For purposes of calculating Operating Cash Flow, any increase or decrease in expenses resulting from a change in the methods of determining the Allocations or the products or services included within the Allocations from that set forth on SCHEDULE 9.6(a) shall be excluded.

An example of how Operating Cash Flow would have been calculated if the Closing had been held on December 31, 2004 is attached as EXHIBIT J.

          (qqq) "ORDER" shall mean an order or judgment of the Bankruptcy Court or other court of competent jurisdiction.

          (rrr) "OTHER MATERIAL CONTRACTS" shall mean Material Contracts other than (i) the Pole Attachment Agreements, (ii) the Leases, (iii) the Collective Bargaining Agreements and (iv) the IP Licenses.

          (sss) "OWNED REAL PROPERTY" shall mean all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto owned by the Companies (other than any interests in real property granted or created under the Pole Attachment Agreements).

          (ttt) "PARENT" shall mean San Juan Cable Holdings LLC, a limited liability company organized under the laws of Puerto Rico, and "Investors" shall mean, collectively, (i) MidOcean Partners, LP, (ii) MidOcean Partners II, LP,
(iii) Crestview Capital Partners, LP, (iv) AlpInvest Partners CS Investments 2005 C.V., (v) AlpInvest Partners Later Stage Co-Investments Custodian II B.V.,
(vi) AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V. and (vii) The Northwestern Mutual Life Insurance Company.

          (uuu) "PERMITTED ADD-BACK" shall mean any amount that the lenders who are parties to the Commitment Letters for debt financing (or such other lenders as may provide debt financing to the Buyer) allow to be counted as an add-back to or an exclusion from the calculation of EBITDA (or any comparable metric used by the lenders) that has the effect of increasing EBITDA, but only if, as a result of such allowance, the lenders do not alter the terms or the pricing of the debt financing in any manner that is adverse to the Buyer.

          (vvv) "PERMITTED LIENS" shall mean the following: (i) statutory landlord's liens and liens for current Taxes, assessments and governmental charges not yet due and payable (or being contested in good faith by appropriate proceedings for which there is an adequate reserve determined in accordance with
GAAP); (ii) zoning and other land use laws, regulations and ordinances and similar Legal Requirements regulating the construction, use or occupancy of Real Property which are not violated by the current use or occupancy of such Real Property or the operation of the business associated with the Systems thereon;
(iii) as to interests in real property, any easements, rights of way, servitudes, permits, restrictions and minor imperfections or irregularities in title that are reflected in the public records or that do not individually or in the aggregate materially interfere with the right or ability to own, use, occupy, lease or operate the real property as presently utilized or the right or ability to construct, install, maintain, use or operate any part of the Systems;
(iv) Liens that will be released or terminated at or before the Closing and (v) other Liens that do not, individually or in the aggregate, materially interfere with Buyer's right to own the interest in the property to which they relate or operate the Systems.

          (www) "PERSON"   shall   mean   any   natural   person,   corporation,
partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

          (xxx) "PR TAX CODE" shall mean the Puerto Rico Internal Revenue Code of 1994, as amended.

          (yyy) "PR TREASURY REGULATIONS" shall mean the regulations and pronouncements issued by the Puerto Rico Department of the Treasury that interpret the provisions of the PR Tax Code.

          (zzz) "PREVIOUS MONTH END" shall mean the last day of the month preceding the month in which the Closing occurs.

          (aaaa) "PROGRAMMING AGREEMENTS" shall mean all satellite-delivered programming agreements and other agreements under which the Systems obtain CATV and broadcast programming to which either of the Companies, the Sellers or their respective Affiliates is a party.

          (bbbb)    "PUERTO   RICO   BOARD"   shall   mean   the   Puerto   Rico
Telecommunications Regulatory Board.

          (cccc) "PWC" shall mean PriceWaterhouseCoopers LLP.

          (dddd) "REAL PROPERTY" shall mean the Leased Real Property and the Owned Real Property.

          (eeee) "REBUILD INVENTORY" shall mean stocks of parts, equipment and materials inventories maintained by the Companies required for the purpose of completing the Rebuild of the San Juan System, but shall not include any stocks in excess of the amounts required to complete the Rebuild.

          (ffff) "REBUILD OF THE SAN JUAN SYSTEM" or "REBUILD" shall mean the rebuild and/or upgrade of the portion of the San Juan System described in
SCHEDULE 1.1(W) to achieve the specifications set forth on SCHEDULE 1.1(W).

          (gggg) "REFERENCE ACCOUNTING PRINCIPLES" shall mean the accounting principles, policies and methodologies of the Companies, which are in accordance with GAAP, that were employed in the preparation of the unaudited financial statements as of and for the year ended December 31, 2003 (which are attached to this Agreement as EXHIBIT F) and are reflected in the footnotes to such financial statements, including without limitation the principles, policies and methodologies employed with respect to Allocations and capitalization of labor, as modified by SCHEDULE 1.1(gggg); PROVIDED, HOWEVER, that if (i) the accounting principles used in preparing the 2004 Audited Financials differ from the Reference Accounting Principles and (ii) the Buyer has consented to any such differences, the term "Reference Accounting Principles" with respect to the 2004 Audited Financials and the interim financials for 2005 and for purposes of
Section 3.4 shall be deemed to incorporate any such changes accepted by the Buyer.

          (hhhh) "REGULATORY LAW" shall mean the HSR Act, the Federal Trade Commission Act, as amended, the Communications Act of 1934, as amended, the Puerto Rico Telecommunications Act of 1996, as amended, and all other Legal Requirements that are designed or intended to (x) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or (y) regulate the provision of cable television, telecommunications or other services by the Companies.

          (iiii) "RELATED AGREEMENT" shall mean each of (i) the Transition Services Agreement, (ii) the Escrow Agreement, (iii) the Investor Guaranty, (iv) the Expense Reimbursement Letter dated April 29, 2005 by and among MidOcean Partners, L.P., the Sellers and the Companies and (v) any other written agreement or certificate, other than this Agreement, that is executed and delivered by the Buyer, the Sellers, the Cable Venture or Cable Corp. pursuant to or contemporaneously with this Agreement.

          (jjjj) "REQUIRED CONSENT" shall mean any approval, consent, authorization or act of, or any declaration, notice, filing, application, registration or other action with or to, any Governmental Authority or other Person under any Governmental Authorization, Material Contract, agreement or other instrument or otherwise that is necessary to be obtained in connection with the consummation or effectiveness of the Transactions in accordance with the terms of this Agreement and the Related Agreements.

          (kkkk) "RESTRICTED CASH" shall mean (i) subscriber prepayments and deposits with respect to services to be provided by the Companies and (ii) Launch Incentives received by the Companies since January 1, 2005 to the extent that such Launch Incentives relate to post-Closing programming obligations of the Companies.

          (llll) "RETAINED PROGRAMMING AGREEMENTS" shall mean the Programming Agreements set forth on SCHEDULE 1.1(llll).

          (mmmm) "SEC" shall mean the United States Securities and Exchange Commission.

          (nnnn) "SELLER CONFIDENTIAL INFORMATION" shall mean, collectively, the Seller Group Confidential Information and the Company Confidential Information.

          (oooo) "SELLER GROUP" shall mean, collectively,  (i) the Sellers, (ii)
the  Companies,  and  (iii)  their  respective  members,  officers,   directors,
employees, professional advisors, representatives and other agents.

          (pppp) "SELLER GROUP CONFIDENTIAL INFORMATION" shall mean all information relating to the business and affairs of ML Media or Century or their respective Affiliates other than information that is as of the date hereof or subsequently becomes generally available to the public through no fault of, or breach of any confidentiality obligation by, the Buyer or any of its Affiliates, agents or representatives.

          (qqqq) "SELLER PERSON" shall mean any Seller or any Affiliate of any Seller.

          (rrrr) "SUBSCRIBER ACCOUNTS RECEIVABLE" shall mean accounts receivable of the Companies resulting from the provision of cable television and/or data service (excluding receivables from the sale of advertising and tower rental) prior to the Closing Date.

          (ssss) "TERMINATION DATE" shall mean December 31, 2005, except that if Sellers fail to deliver the Audited Financials by August 31, 2005 or the Interim Financials by September 15, 2005 to meet the conditions in Section 9.6 then Buyer may, by notice to the Sellers given by November 15, 2005, extend the Termination Date to January 31, 2006.

          (tttt) "TRANSACTIONS" shall mean, collectively, (i) the purchase of the Acquired Interests, (ii) the merger immediately thereafter of Cable Corp. with and into the Buyer, and (iii) the other transactions contemplated by this Agreement and the Related Agreements.

          (uuuu) "TRANSITION SERVICES SCHEDULE OF SERVICES" shall mean those services to be provided by Century to the Buyer after the Closing Date and the costs for those services as set forth on Exhibit C pursuant to a transition services agreement (the "Transition Services Agreement") to be negotiated in good faith by Century and the Buyer reflecting such services and costs. Century shall only be required to provide the transition services until the earlier of
(a) June 30, 2006, or (b) the closing of the sale of Adelphia.

          (vvvv) "UNPAID COST TO COMPLETE THE REBUILD" shall mean the estimated unpaid cost to complete the Rebuild of the San Juan System as of the Closing Date, as determined by the Cable Venture in good faith based on costs previously incurred by the Cable Venture in connection with the Rebuild of the San Juan System (with amounts spent to purchase Rebuild Inventory and accounts payable or accrued expenses relating to the Rebuild of the San Juan System included as Closing Date Current Liabilities deemed for all purposes of this Agreement as amounts paid prior to the Closing Date).

     (wwww) "WORKING CAPITAL TARGET" shall mean $0.

1.2 ADDITIONAL DEFINED TERMS. The following terms are defined in the respective Sections set forth below:



                        TERM                              SECTION
                        ----                              -------

        1992 Act                                          4.5(b)
        2005 Budget                                       4.3(e)
        ACM                                             7.15(a)(iv)
        Acquired Interests                                  2.1
        Affiliate Liabilities                              7.19
        Agreement                                        Recitals
        Allocation Schedule                               9.6(a)
        Allocations                                       9.6(a)
        Alternate Agreements                          7.11(c)(ii)(C)
        Audited 2004 Financials                           9.6(c)
        Audited Financials                                4.3(c)
        Bankruptcy Code                                  Recitals
        Bankruptcy Court                                 Recitals
        Basket                                            11.4(a)
        Board                                         7.11(c)(ii)(A)
        Break-Up Fee                                  7.11(c)(iv)(B)
        Buyer                                            Recitals
        Cable Corp.                                      Recitals
        Cable Venture                                    Recitals
        Cash Purchase Price                               3.2 (a)
        CATV                                             Recitals
        Century                                          Recitals
        Chapter 11 Case                                  Recitals
        Closing                                             3.1
        Closing Date                                        3.1
        Closing Date Balance Sheet                       3.4(b)(i)
        Collective Bargaining Agreement                   4.10(e)
        Commitment Letters                                  6.4
        Communications Act                                4.5(b)
        Companies                                        Recitals
        Company Intellectual Property                     4.17(c)
        Confirmation Order                                7.11(a)
        Copyright Act                                     4.5(b)
        Debt Commitment Letter                              6.4
        Deferred Purchase Price                           3.2 (a)
        Disclosure Statement                              7.11(a)
        Draft 2004 Financials                             9.6(b)
        Estimated Adjustment Certificate                  3.4(a)
        Estimated Closing Date Balance Sheet              3.4(a)
        Expense Reimbursement                         7.11(c)(iv)(A)
        Expense Reimbursement Agreement               7.11(c)(iv)(A)
        Franchise Extensions                              7.4(b)
        Indemnitee                                         11.3


                                       17




                        TERM                              SECTION
                        ----                              -------

        Indemnitor                                         11.3
        Indemnity Escrow Account                         3.2(c)(i)
        Independent Accountant                          3.4(b)(ii)
        Independent Engineer                              7.13(d)
        Interim Financials                                4.3(c)
        Investor Guaranty                                 3.2(e)
        Investors                                        1.1(ttt)
        IP Licenses                                       4.17(b)
        IRS                                               4.10(j)
        Key Personnel                                       7.6
        Leases                                            4.8(b)
        Levittown System                                 Recitals
        Losses                                            11.2(a)
        Mark Owner                                          7.8
        Matching Right                                7.11(c)(ii)(C)
        Maximum Permissible Reduction                     12.1(l)
        ML JV Interests                                    7.20
        ML Media                                         Recitals
        Non-Solicitation Period                            7.16
        Objection Notice                                3.4(b)(ii)
        Offering Documents                                7.17(c)
        Operating Cash Flow Statement                    3.4(b)(i)
        Plan                                             Recitals
        Pole Attachment Agreement                           4.7
        Post-Closing Period                               4.12(e)
        Pre-Closing Period                                4.12(e)
        Pre-Closing Tax Straddle Period                 7.5(a)(ii)
        Puerto Rico Telecommunications Act                4.5(b)
        Purchase Price                                    3.2(a)
        Rebuild Cost Overrun                              7.13(e)
        Rebuild Employees                                 4.10(m)
        Rebuild Escrow Account                            3.2(b)
        Rebuild Escrow Amount                             3.2(b)
        Rebuild Extension Date                            7.4(b)
        Remaining Unpaid Cost                             3.2(b)
        Retained Marks                                    2.2(e)
        Revised Schedule 4.6(e)                            7.21
        S-1 Financial Statements                          7.17(b)
        San Juan System                                  Recitals
        Securities Act                                    7.17(b)
        Sellers                                          Recitals
        Sellers' Adjustment Certificate                  3.4(b)(i)
        Sellers Escrow Account                          3.2(c)(iii)
        Shortfall                                          11.6
        Stand-Alone                                        7.22


                                       18




                        TERM                              SECTION
                        ----                              -------

        Superior Proposal                             7.11(c)(ii)(A)
        Supplemental Interim Financials                   7.17(e)
        System                                           Recitals
        Tax                                               4.12(a)
        Tax Benefit                                       11.4(c)
        Tax Return                                        4.12(a)
        Taxing Authority                                  4.12(a)
        Third-Party Claim                                  11.3
        11.3
        Transferred Assets                                2.2(i)
        Transferred Programming Agreements                2.2(a)
        Treasury Regulations                              4.12(a)
        Unaudited 2004 Financials                         4.3(a)
        Unaudited Financials                              4.3(a)
        Unaudited Historical Financials                   4.3(a)
        WARN Act                                        4.3(h)(ix)



          2.    PURCHASE AND SALE OF ACQUIRED INTERESTS

     2.1 TRANSFER OF ACQUIRED INTERESTS. Subject to the terms, provisions and conditions contained in this Agreement, on the Closing Date, in consideration for payment by the Buyer of the Purchase Price pursuant to Section 3.2, the Sellers shall sell to the Buyer, and the Buyer shall purchase from the Sellers, all of the Sellers' joint venture interests in the Cable Venture (the "ACQUIRED INTERESTS") pursuant to the terms of the Plan and, as a result of such sale and purchase, the Cable Venture shall, by operation of law, be liquidated into the Buyer. Immediately thereafter, the Buyer shall cause Cable Corp. to be merged with and into the Buyer, and the Buyer shall be the surviving entity in such merger.

     2.2 TRANSFERRED ASSETS. Notwithstanding anything in this Agreement to the contrary, the Buyer expressly agrees and acknowledges that, immediately following the merger of Cable Corp. with and into the Buyer, the following rights and assets will be terminated or will be assumed and assigned to Century or its designee (in the case of items (a), (b), (c), (e), (f) and (i)), to ML Media (in the case of item (g)) and to the Sellers Escrow Account (in all other cases) (or as Century and ML Media may otherwise agree in writing or as otherwise provided in the Plan) and that neither the Buyer nor the Companies otherwise will have any right, title or interest with respect to such rights and assets from and after the Closing:

          (a) all Programming Agreements other than the Retained Programming Agreements (collectively, the "TRANSFERRED PROGRAMMING AGREEMENTS"), all of which Transferred Programming Agreements will be terminated with respect to the Systems on the Closing Date;

          (b) except as provided in Section 2.2(d), insurance policies, surety instruments and bonds held by the Companies or in respect of any of the Companies' assets, and all rights and claims of the Companies thereunder, but only to the extent indicated on SCHEDULE 4.14;

          (c) except as provided in Section 7.15(c)(iv), licenses for billing and customer service software used by the Companies and any rights to receive billing services or management services;

          (d) all claims, rights and interests of the Companies in and to any refunds or credits in respect of federal, state, Commonwealth or local Taxes to the extent such refunds are for the account of the Sellers pursuant to Section 7.5(a)(iii) and any refunds of fees for periods prior to and including the Closing Date, including, without limitation, excise taxes and copyright fees and any refunds of pre-paid insurance premiums or other pre-paid expenses relating to the insurance policies transferred pursuant to Section 2.2(b);

          (e) the  trademarks,  trade  names,  service  marks,  service   names,
fictitious names and logos set forth on SCHEDULE 2.2(e) (collectively, the "RETAINED MARKS");

          (f) all claims, rights and interests of the Cable Venture or Cable Corp. against ML Media and its Affiliates;

          (g) all claims, rights and interests of the Cable Venture or Cable Corp. against Century and its Affiliates or against any member of the Rigas family or any of their Affiliates (subject to a 50% interest in the net recovery received from any member of the Rigas family or their Affiliates in favor of Century);

          (h) any  preference,  fraudulent   transfer  and/or  avoidance  claims
asserted by the Cable Venture against any Affiliate (other than ML Media or Century) prior to the Closing and pending as of the Closing Date; and

          (i) the other rights and assets set forth on SCHEDULE 2.2(i) (all of the foregoing in clauses (a) through (i), collectively, the "TRANSFERRED ASSETS").

     2.3 EXCLUDED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, the Sellers and the Companies expressly agree and acknowledge that the Buyer shall have no liability for any Excluded Liability, and that at the Closing all Excluded Liabilities shall be assumed and assigned from the Cable Venture or Cable Corp., as the case may be, to the Sellers or the Seller Escrow Account and the Buyer shall not thereafter bear any obligation or liability of any kind with respect to such Excluded Liabilities.

          3.    CLOSING; PURCHASE PRICE; ADJUSTMENTS

     3.1 CLOSING DATE AND LOCATION. The consummation of the sale and delivery of the Acquired Interests to the Buyer and the receipt of the consideration therefor by payment as provided in Section 3.2 shall constitute the "CLOSING." Unless otherwise agreed by the parties or if this Agreement shall be terminated pursuant to the terms hereof, the Closing shall take place at 10:00 a.m., local time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 and shall occur on the date that is three (3) Business Days following satisfaction or waiver of all of the conditions to Closing set forth in Sections 8, 9 and 10, other than those conditions which by their terms can only be satisfied on the Closing Date; PROVIDED that if such third Business Day shall fall on or after the 20th day of any month, then the Closing shall occur on the last Business Day of such month. The date on which the Closing actually occurs shall constitute the "CLOSING DATE." Notwithstanding the foregoing, this Agreement may be terminated pursuant to Section 12.1(b) hereof if the Closing has not occurred by the Termination Date. The parties hereto agree to use their respective commercially reasonable efforts to cause the Closing to occur on or before October 31, 2005.

     3.2   PURCHASE PRICE; PAYMENT OF THE PURCHASE PRICE.

          (a) The purchase price for the Acquired Interests shall be the aggregate amount of Five Hundred Twenty Million Dollars ($520,000,000) in cash (the "PURCHASE PRICE"), subject to adjustment in accordance with Sections 3.3 and 3.4, plus the transfer of the Transferred Assets pursuant to Section 2.2. The Purchase Price payable in cash shall be payable as follows: $506,500,000 (the "CASH PURCHASE PRICE"), subject to adjustment in accordance with Sections
3.3 and 3.4, shall be payable at the Closing as provided in Section 3.3(c), and $13,500,000 (the "DEFERRED PURCHASE PRICE") shall be payable as provided in
Section 3.3(d).

          (b) On the Closing Date, if the Completion of the Rebuild of the San Juan System has not occurred (as finally determined pursuant to Section 7.13(d)), the Companies shall, at the Buyer's option, either (i) deposit in cash, by wire transfer of immediately available funds, an amount equal to the Unpaid Cost to Complete the Rebuild to the Escrow Agent, to be held in a separate interest bearing rebuild escrow account (the "REBUILD ESCROW ACCOUNT") pursuant to the Escrow Agreement, which funds (the "REBUILD ESCROW AMOUNT") shall be applied to pay any remaining costs to complete the Rebuild of the San Juan System in accordance with Section 7.13, or (ii) pay that amount, in cash, by wire transfer of immediately available funds, to the Buyer as a reduction of the Purchase Price, in which case the Sellers shall no have no further obligations with respect to the Rebuild pursuant to Section 7.13 or otherwise. If (x) the Buyer elects to cause the Companies to deposit an amount equal to the Unpaid Cost to Complete the Rebuild in the Rebuild Escrow Account and (y) the Companies have insufficient cash on the Closing Date to make such deposit, then the Buyer shall remedy any such deficiency (the "REMAINING UNPAID COST") by depositing an amount equal to the Remaining Unpaid Cost in the Rebuild Escrow Account and reducing the amount payable to the Sellers at the Closing pursuant to Section 3.2(c)(ii) by an equal amount.

          (c) On the Closing Date, the Buyer shall pay, by wire transfers of immediately available funds, an aggregate amount equal to the Cash Purchase Price, as preliminarily adjusted in accordance with Sections 3.3 and 3.4(a), as follows:

               (i) The Buyer shall deliver or cause to be delivered to the Escrow Agent an amount equal to $25,000,000, to be held by the Escrow Agent in a separate interest bearing account (the "INDEMNITY ESCROW ACCOUNT") pursuant to the Escrow Agreement, which funds (together with interest thereon) shall be paid in whole or in part in accordance with the terms of the Escrow Agreement to (1) the Buyer if and to the extent it is determined that the Buyer is entitled to indemnification payments under Section 11.2(b) of this Agreement (other than pursuant to Section 11.2(b)(v) except as permitted by Section 11.5), or (2) the Sellers Escrow Account (as defined below) (or in accordance with any other written instructions given by both of the Sellers to Buyer and the Escrow Agent prior to the payment) to the extent the Buyer is not determined to be entitled to any such payments referred to in clause (1).

               (ii) The Buyer shall deliver or cause to be delivered to a separate interest bearing escrow account for the benefit of the Sellers (the "SELLERS ESCROW ACCOUNT") or in accordance with any other written instructions jointly given by the Sellers to the Buyer prior to the Closing, the remainder of the Cash Purchase Price (or $481,500,000), subject to reduction as provided in
Section 3.2(b) and this Section 3.2(c)(ii). Immediately following the Closing, the Buyer shall wire to the Sellers Escrow Account (or in accordance with such instructions) the amount by which the Purchase Price is increased pursuant to the preliminary adjustments to the Purchase Price contained in Section 3.3,
Section 3.4(a) and (if applicable) Section 7.13(d) and the Buyer shall transfer and assign the Transferred Assets as provided in Section 2.2. If the Purchase Price is decreased pursuant to such adjustments, the payment by the Buyer at the Closing to the Sellers Escrow Account (or in accordance with such instructions) shall be reduced by the amount of the adjustments. Release of funds from the Sellers Escrow Account may only be made as provided by (x) written agreement of both Century and ML Media, or (y) Order of the Bankruptcy Court. The Buyer Group shall have no right to limit distributions from the Sellers Escrow Account.

          (d) The Buyer shall pay the Deferred Purchase Price, together with interest on the unpaid portion of the Deferred Purchase Price at the rate of 3.5% per year, as follows:

               (i) the amount set   forth   opposite   each   item   listed   on
Schedule 3.2(d)(i) (pertaining to Certificates of Debt) shall be paid to the Sellers when that item is fully paid or settled, provided that the Sellers shall provide evidence satisfactory to the Buyer for such payment or settlement, including receipts, confirmation letter of similar documents issued by the respective Taxing Authority.

               (ii) the amount set forth on Schedule 3.2(d)(ii) (subject to possible reduction as set forth below) shall be paid within 10 Business Days after the earlier of (A) the completion of the pending tax examination by the Puerto Rico Treasury Department with respect to the taxable year ended December 31, 2000 and the receipt of written documentation from such Treasury Department providing that the examination with respect to the taxable year in question is closed, or (B) the expiration of the Puerto Rico four-year tax statute of limitations with respect to the taxable year ended December 31, 2000. Notwithstanding the foregoing, the payment shall be reduced in amount by the total of then outstanding (or previously paid) claims asserted by the Buyer under the procedures set forth in Section 11.3(g) of this Agreement for indemnification payments with respect to any taxable year or period under
Section 11.2(b)(v) of this Agreement (pertaining to any Indemnified Tax Liability). The amount set forth on Schedule 3.2(d)(ii) (or any lesser amount, to the extent reduced as described in this Section 3.2(d)(ii)) shall be then paid to the Sellers.

               (iii) the amount set forth on Schedule 3.2(d)(iii) (subject to possible reduction as set forth below) shall be paid within 10 Business Days after the earlier of (A) the completion of the pending tax examination by the Puerto Rico Treasury Department with respect to the taxable year ended December 31, 2001 and the receipt of written documentation from such Treasury Department providing that the examination with respect to the taxable year in question is closed, and (B) the expiration of the Puerto Rico four-year tax statute of limitations with respect to the taxable year ended December 31, 2001. Notwithstanding the foregoing, the payment shall be reduced in amount by the total of then outstanding (or previously paid) claims asserted by the Buyer under the procedures set forth in Section 11.3(g) of this Agreement for indemnification payments with respect to any taxable year or period under Section 11.2(b)(v) of this Agreement (pertaining to any Indemnified Tax Liability). The amount set forth on Schedule 3.2(d)(iii) (or any lesser amount, to the extent reduced as described in this Section 3.2(d)(iii)) shall be then paid to the Sellers.

               (iv) the amount set forth on Schedule 3.2(d)(iv) (subject to possible reduction as set forth below) shall be paid within 10 Business Days after the earlier of (A) the completion of the pending tax examination by the Puerto Rico Department of Treasury with respect to the taxable year ended December 31, 2002 and the receipt of written documentation from such Treasury Department providing that the examination with respect to the taxable year in question is closed, and (B) the expiration of the Puerto Rico four-year tax statute of limitations with respect to the taxable year ended December 31, 2002. Notwithstanding the foregoing, the payment shall be reduced in amount by the total of then outstanding (or previously paid) claims asserted by the Buyer under the procedures set forth in Section 11.3(g) of this Agreement for indemnification payments with respect to any taxable year or period under
Section 11.2(b)(v) of this Agreement (pertaining to any Indemnified Tax Liability). The amount set forth on Schedule 3.2(d)(iv) (or any lesser amount, to the extent reduced as described in this Section 3.2(d)(iv)) shall be then paid to the Sellers.

               (v) the amount set forth on Schedule 3.2(d)(v) (subject to possible reduction as set forth below) shall be paid within 10 Business Days after the earlier of (A) the commencement and completion of a Puerto Rico tax examination with respect to the taxable year ended December 31, 2003 and the receipt of written documentation from such Treasury Department providing that the examination with respect to the taxable year in question is closed, and (B) the expiration of the Puerto Rico four-year tax statute of limitations with respect to that taxable year. Notwithstanding the foregoing, the payment shall be reduced in amount by the total of then outstanding (or previously paid) claims asserted by the Buyer under the procedures set forth in Section 11.3(g) of this Agreement for indemnification payments with respect to any taxable year or period under Section 11.2(b)(v) of this Agreement (pertaining to any Indemnified Tax Liability). The amount set forth on Schedule 3.2(d)(v) (or any lesser amount, to the extent reduced as described in this Section 3.2(d)(v)) shall be then paid to the Sellers.

               (vi) the amount set forth on Schedule 3.2(d)(vi) (subject to possible reduction as set forth below) shall be paid within 10 Business Days after the earlier of (A) the commencement and completion of a Puerto Rico tax examination with respect to the taxable year ended December 31, 2004 and the receipt of written documentation from such Treasury Department providing that the examination with respect to the taxable year in question is closed, and (B) the expiration of the Puerto Rico four-year tax statute of limitations with respect to that taxable year. Notwithstanding the foregoing, the payment shall be reduced in amount by the total of then outstanding (or previously paid) claims asserted by the Buyer under the procedures set forth in Section 11.3(g) of this Agreement for indemnification payments with respect to any taxable year or period under Section 11.2(b)(v) of this Agreement (pertaining to any Indemnified Tax Liability). The amount set forth on Schedule 3.2(d)(vi) (or any lesser amount, to the extent reduced as described in this Section 3.2(d)(vi)) shall be then paid to the Sellers.

                (vii) the amount set forth on Schedule 3.2(d)(vii) shall be paid to the Sellers in installments as set forth on Schedule 3.2(d)(vii) within 10 Business Days after the earlier of (A) the commencement and completion of a tax examination by the IRS for the specified year, or (B) the expiration of the U.S. three-year statute of limitations for the specified year. Notwithstanding the foregoing, the payment shall be reduced in amount if and to the extent that the U.S. Internal Revenue Service asserts a claim or proposed adjustment in Taxes owed in connection with such tax examination for the year in question, and such claim or proposed adjustment shall then be subject to the procedures set forth in Section 11.3(g) of this Agreement.

               (viii) any and all amounts by which the above payments in Section 3.2(d)(ii)-(vii) (pertaining to years ended on or before December 31, 2004) have been reduced shall be paid (i) to the Buyer, as indemnity payments for the tax losses suffered by the Buyer, only after a final determination of a claim asserted by a Taxing Authority (as provided in Section 11.3(g) of this Agreement) or agreement between the Buyer and the Sellers, subject to the principles and procedures set forth in Section 11 of this Agreement, or (ii) to the Sellers, if and to the extent there is a final determination of a claim asserted by the Taxing Authority favorable to the taxpayer, upon the expiration of the applicable statute of limitations, or upon agreement between the Buyer and the Sellers.

          (e) The Deferred Purchase Price shall be guaranteed by the Investors pursuant to a Guaranty in the form of EXHIBIT K (the "INVESTOR GUARANTY").

          (f) Each payment of the Deferred Purchase Price shall be made together with accrued interest on the amount paid.

     3.3   PURCHASE PRICE ADJUSTMENTS.

          (a) The Purchase Price shall be (i) increased on a dollar-for-dollar basis by the amount that the Closing Date Working Capital exceeds the Working Capital Target or decreased on a dollar-for-dollar basis by the amount that the Closing Date Working Capital is less than the Working Capital Target, (ii) decreased on a dollar-for-dollar basis by the amount of any outstanding Funded Debt (to the extent such Funded Debt is not included as a Closing Date Current Liability or discharged under the Plan) and (iii) reduced pursuant to Section 7.15(e) (if applicable).

          (b) Except as provided in Section 3.3(d), and subject to the Sellers' termination right in Section 12.1(l), if the number of Equivalent Subscribers as of the Closing Date is less than the Subscriber Target as set forth below, then the Purchase Price shall be reduced by an amount equal to the Per Subscriber Price as set forth below multiplied by the shortfall.


    --------------------------------------------------------------------
                                 Subscriber        Per Subscriber
          Closing Date             Target               Price
    --------------------------------------------------------------------

    On or before                  136,797                $3,801
    September 30, 2005
    --------------------------------------------------------------------
    From October 1, 2005 to
    and including October
    31, 2005                      136,947                 3,797
    --------------------------------------------------------------------
    From November 1, 2005
    to and including              137,097                 3,793
    November 30, 2005

    --------------------------------------------------------------------
    From and after
    December 1, 2005              137,247                 3,789
    --------------------------------------------------------------------



          (c) Except as provided in Section 3.3(d), and subject to the Sellers' termination right in Section 12.1(l), if the Operating Cash Flow for the 12-month period ending on the Calculation Date is less than the Operating Cash Flow Target as set forth below, then the Purchase Price shall be reduced by an amount equal to the product of the Multiple as set forth below and the shortfall:


                                 Operating
          Closing Date           Cash Flow
                                   Target           Multiple
    -------------------------- ---------------  ------------------

    On or before August 31,     $52,000,000           10.00
    2005
    ---------------------------------------------------------------
    From September 1, 2005
    to and including October    $52,500,000           9.90
    31, 2005
    ---------------------------------------------------------------
    From November 1, 2005 to
    and including               $52,750,000           9.86
    November 30, 2005
    ---------------------------------------------------------------
    From and after
    November 30, 2005           $53,000,000           9.81
    ---------------------------------------------------------------


Notwithstanding the foregoing, if all of the conditions to Closing set forth in Sections 8, 9 and 10, other than Section 9.9 and other than those conditions which by their terms can only be satisfied on the Closing Date, have been satisfied by October 26, 2005, the Operating Cash Flow Target shall not increase on or after November 1, 2005.

          (d)  Notwithstanding  anything to the  contrary  in Section  3.3(b) or
Section 3.3(c), if there otherwise would be reductions in the Purchase Price pursuant to both Section 3.3(b) and Section 3.3(c), then the Purchase Price shall be reduced only by the greater of the reduction pursuant to Section 3.3(b) and the reduction pursuant to Section 3.3(c).

     3.4   DETERMINATION OF PURCHASE PRICE ADJUSTMENTS

          (a) CLOSING  DATE  ESTIMATED  ADJUSTMENTS.  In  order  to  adjust  the
Purchase Price payable at the Closing on a preliminary basis (subject to the final adjustments to be made pursuant to Section 3.4(b)) to reflect the Purchase Price adjustments set forth in Section 3.3, at least five (5) Business Days prior to the Closing Date, the Cable Venture shall deliver to the Buyer a certificate setting forth in reasonable detail the Cable Venture's good faith estimates of the adjustments pursuant to Section 3.3 as well as of the Unpaid Cost to Complete the Rebuild (if any), including (i) the estimated Closing Date Working Capital, (ii) the estimated outstanding Funded Debt (if any) as of the Closing Date, (iii) the estimated number of Equivalent Subscribers as of the Calculation Date (and, if the Calculation Date is not the Closing Date, the estimated number of Equivalent Subscribers as of the Closing Date) and (iv) the Operating Cash Flow for the 12-month period ending on the Previous Month End (the "ESTIMATED ADJUSTMENT CERTIFICATE"), together with an estimated Closing Date balance sheet (the "ESTIMATED CLOSING DATE BALANCE SHEET") and supporting documentation in reasonable detail. The Estimated Adjustment Certificate shall be prepared from the Companies' books and records in accordance with GAAP, consistently applied with and subject to the accounting principles set forth in
Section 3.4(d), except as otherwise expressly provided herein, and shall reflect the good faith, reasonable estimates of the Companies and the Sellers and shall be accompanied by a certificate of the Companies specifying that all actual and estimated amounts comply and were prepared in accordance with the terms of Sections 3.3 and 3.4 and, to the Companies' Knowledge, are true and complete in all material respects. If the Buyer disagrees with the Cable Venture's estimate of any of the adjustments to the Purchase Price or with the Cable Venture's estimate of the Unpaid Cost to Complete the Rebuild, the Buyer and the Cable Venture shall endeavor in good faith to agree on the amount thereof prior to the Closing. If the Buyer and the Cable Venture are unable to agree on the adjustments to the Purchase Price or the Unpaid Cost to Complete the Rebuild, the Purchase Price payable at the Closing shall reflect, in the case of each disputed amount, 50% of the difference between the Cable Venture's estimate of such disputed amount and the Buyer's good faith estimate thereof (in each case reflecting any changes to original estimates that have been agreed to by the parties during their attempts to resolve all differences), and the remaining 50% shall be deposited into a separate account pursuant to the Escrow Agreement; PROVIDED, HOWEVER, that the foregoing shall not affect any dispute between the Buyer and the Sellers concerning the satisfaction of a closing condition set forth in Section 9. The Estimated Adjustment Certificate shall be amended to reflect any such compromises.

          (b) POST-CLOSING DETERMINATION OF ADJUSTMENTS.

               (i) The Sellers shall deliver to the Buyer, not later than ninety
(90) days following the Closing Date, a certificate setting forth a good faith determination of the adjustments to the Purchase Price (the "SELLERS' ADJUSTMENT CERTIFICATE"), together with a consolidated balance sheet of the Companies as of the day preceding the Closing Date (the "CLOSING DATE BALANCE SHEET") and a statement of Operating Cash Flow for the 12-month period ending on the Calculation Date (the "OPERATING CASH FLOW STATEMENT") and such other supporting documentation in reasonable detail as the Buyer may request. The Sellers' Adjustment Certificate, the Closing Date Balance Sheet and the Operating Cash Flow Statement shall be prepared from the Companies' books and records in accordance with and subject to the accounting principles set forth in Section 3.4(d).

          (ii) If the Buyer disagrees with the Sellers' calculation of the adjustments to the Purchase Price, the Buyer shall promptly, but in no event later than sixty (60) days following receipt of the Sellers' Adjustment Certificate, deliver to the Sellers written notice (the "OBJECTION NOTICE") describing in reasonable detail its dispute by specifying those items or amounts as to which it disagrees, together with its determination of such disputed amounts; provided, that the Buyer shall be deemed to have agreed with all items and amounts that are not disputed. If the dispute is not resolved by the parties within thirty (30) days following the date of the Sellers' receipt of the Objection Notice, the parties shall engage an independent accounting firm reasonably acceptable to the Buyer and the Sellers (the "INDEPENDENT ACCOUNTANT"), which shall resolve the dispute within thirty (30) days following such engagement. The Independent Accountant shall act as an expert and not as an arbitrator to determine, based solely on the written submissions of the Sellers, on the one hand, and the Buyer, on the other hand, and not by independent investigation, only the specific items under dispute by the parties. The Independent Accountant shall render a written report as to the resolution of the dispute and the resulting computations. The Independent Accountant's determination of the disputed items or amounts shall, absent manifest error, be final and binding on the parties and will be applied in determining the adjustments to the Purchase Price set forth in Section 3.3. In resolving any disputed item, the Independent Accountant (i) shall be bound by the provisions of this Agreement including, without limitation, Section 3.4(b) and Section 3.4(d) and (ii) may not assign a value to any item greater than the greatest value for such item claimed by either party in the Sellers' Adjustment Certificate or the Objection Notice, as applicable, or less than the smallest value for such item claimed by either party in the Sellers' Adjustment Certificate or the Objection Notice, as applicable. The Buyer, on the one hand, or the Sellers (from the Sellers Escrow Account), on the other hand, shall make appropriate payment to the other of any additional amounts determined to be payable by them in respect of the Purchase Price within five (5) Business Days following either the resolution of the dispute by the parties or the receipt of the Independent Accountant's final determination, as the case may be; PROVIDED, that to the extent the amount reflected in the Sellers' Adjustment Certificate is not in dispute such amount shall be paid before resolution of the dispute by the parties or receipt of the Independent Accountant's final determination. All fees and costs of the Independent Accountant shall be borne by and allocated between the Sellers (from the Sellers Escrow Account), on the one hand, and the Buyer, on the other hand, on a PRO RATA basis based on the differences between the Independent Accountant's determination of the disputed amounts to the net adjustments to the Purchase Price (as finally determined by the Independent Accountant or the parties) and each of the Sellers' and the Buyer's respective determinations of such disputed amounts. If the Buyer does not raise any objections to the Sellers' Adjustment Certificate within the periods described herein, the Sellers' Adjustment Certificate will become final and binding upon all parties. Any payments required to be made by the Sellers pursuant to this
Section 3.4(b)(ii) shall be limited to amounts included in, and made solely from, the Sellers Escrow Account and any payments required to be made by the Buyer shall be made to the Sellers Escrow Account and shall be made first from the escrow established pursuant to Section 3.4(a) but shall not be limited by such amount.

          (c) During the preparation of the Estimated Adjustment Certificate, the Sellers' Adjustment Certificate, the Closing Date Balance Sheet and the Operating Cash Flow Statement and the period of review or dispute as set forth in Section 3.4(b)(ii) above, the Sellers (and the Companies prior to the Closing), on the one hand, and the Buyer, on the other hand, shall (i) provide each other and each other's authorized representatives with full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, the Buyer or the Companies, in each case, respectively, to all relevant books, records, work papers, information and employees and auditors of such Persons, and (ii) cooperate fully with each other and each other's authorized representatives, in each of clauses (i) and (ii), as necessary or useful for the preparation, calculation and review of the Estimated Adjustment Certificate, the Sellers' Adjustment Certificate, the Closing Date Balance Sheet and the Operating Cash Flow Statement or for the resolution of any dispute between the Sellers and the Buyer relating thereto.

          (d) Except as otherwise expressly provided in the definitions of Closing Date Current Assets, Closing Date Current Liabilities and Operating Cash Flow, each accounting term used in this Section 3.4 shall have the meaning that is applied thereto in accordance with GAAP and each account included in the Estimated Adjustment Certificate, the Sellers' Adjustment Certificate, the Closing Date Balance Sheet and the Operating Cash Flow Statement shall be calculated in accordance with GAAP (for purposes of both the adjustments contemplated by this Section 3.4 and determining satisfaction with the Operating Cash Flow closing condition in Section 9.6), consistently applied with and subject to the Reference Accounting Principles; provided, that reference to GAAP in the definitions of defined terms used in this Section 3.4 also shall be deemed to mean GAAP consistently applied with and subject to these same Reference Accounting Principles. The Reference Accounting Principles also have been used in preparing the illustrative calculation of Closing Date Working Capital set forth on EXHIBIT H and the illustrative calculation of Operating Cash Flow set forth on EXHIBIT J and no change in accounting principles shall be made from those utilized in preparing such illustrative calculations, including, with respect to the nature or classification of accounts (including any reclassification of any assets, contra liabilities or liabilities from short term to long term), closing proceedings, valuations of inventory, levels of reserves or levels of accruals or Allocations other than as a result of objective changes in the underlying business that occur prior to the Closing Date. For purposes of the preceding sentence, "changes in accounting principles" means all changes in accounting principles, policies and methodologies with respect to the determination of the accounts set forth on EXHIBIT H or EXHIBIT J, as applicable, their classification or their display.

            4. REPRESENTATION AND WARRANTIES REGARDING THE COMPANIES

            The Companies hereby, jointly and severally, represent and warrant to the Buyer as follows, except as set forth in the Schedules attached hereto, it being understood that any matter disclosed on any Schedule referred to herein shall be deemed to have been disclosed on any other Schedule for which it is readily apparent such disclosure applies.

     4.1   EXISTENCE; GOOD STANDING AND POWER; CAPITALIZATION.

          (a) (i) Except as set forth on SCHEDULE 4.1, the Cable Venture is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York, and the Cable Venture is duly qualified or licensed to conduct business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. Subject to applicable bankruptcy law, the Cable

Venture has all of the requisite general partnership power and authority to own, operate or lease its assets and properties, to own and operate the Levittown System, to own all of the outstanding capital stock of Cable Corp., and to conduct its business as currently conducted, and subject to the Bankruptcy Court's entry of the Confirmation Order, to execute, deliver and perform this Agreement and all Related Agreements to which it is a party.

               (ii) Except as set forth on SCHEDULE 5.2(d), all of the joint venture interests in the Cable Venture are owned beneficially and of record by the Sellers free and clear of any Liens. As of the Closing Date and subject to the occurrence of the transactions contemplated to occur on the Closing Date under this Agreement and the Plan, the Acquired Interests will constitute all of the outstanding joint venture interests of the Cable Venture.

          (b) (i) Except as set forth on SCHEDULE 4.1, Cable Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Cable Corp. has all of the requisite corporate power and authority to own, operate or lease all of its assets and properties, to own and operate the San Juan System and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement and all Related Agreements to which it is a party. Cable Corp. is duly qualified or licensed to conduct business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification.

               (ii) The authorized capital stock of Cable Corp. consists of one thousand (1,000) shares of common stock, par value $0.01 per share, of which one hundred (100) shares have been issued and are outstanding. All of the issued and outstanding shares of capital stock of Cable Corp. have been duly and validly authorized and issued and are fully paid and nonassessable and the Cable Venture owns beneficially and of record 100% of the issued and outstanding capital stock of Cable Corp., free and clear of any Liens. No shares of capital stock of Cable Corp. are held as treasury stock. Except as set forth on SCHEDULE 4.1, there is no outstanding or authorized option, warrant, call, commitment, stock purchase plan or other contract or agreement to which Cable Corp. or the Cable Venture is a party requiring, and there are no convertible securities of Cable Corp. outstanding or authorized which upon conversion could require, the issuance, sale, transfer or other disposition of any additional shares of capital stock or other equity interests of Cable Corp. or other securities convertible into shares of capital stock or other equity interests of Cable Corp. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Cable Corp. Except as set forth on SCHEDULE 4.1, none of the Sellers, the Cable Venture or Cable Corp. is a party to any voting trust, proxy or other voting agreement or understanding with respect to any of the capital stock of Cable Corp. or to any agreement relating to the issuance, sale, redemption, repurchase, retiring, transfer or other disposition or registration of the capital stock of Cable Corp.

          (c) Upon entry of the Confirmation Order and the consummation of the acquisition of the Acquired Interests pursuant to Section 2.1 hereof and pursuant to the terms of the Plan, the Buyer shall own 100% of the equity interests of the Cable Venture, and the Cable Venture shall own 100% of the equity interests of Cable Corp., free and clear of all Liens (other than Liens created by the Buyer) and no Person other than the Buyer shall have any right to acquire any interest (other than those granted by the Buyer) in the Cable Venture or Cable Corp.

(whether such right shall take the form of options, warrants, commitments, agreements, preemptive rights, rights of first refusal, put or call rights, purchase rights or obligations or anti dilution rights with respect to the issuance, sale or redemption of the joint venture interests in Cable Venture, capital stock of Cable Corp. or otherwise), nor shall there be outstanding or authorized any securities of the Cable Venture or Cable Corp. which upon conversion or exchange could require the issuance, sale, transfer or other disposition of any additional equity securities of the Cable Venture or Cable Corp., as applicable.

     4.2   AUTHORIZATION, COMPANY REQUIRED CONSENTS.

          (a) This Agreement and the Related Agreements (i) constitute (or, in the case of any Related Agreements to which it is a party, when executed and delivered will constitute) the legal, valid and binding obligation of Cable Corp. and (ii) upon the Bankruptcy Court's entry of the Confirmation Order (and, in the case of any Related Agreements to which it is a party, when executed and delivered) will constitute the legal, valid and binding obligation of the Cable Venture, enforceable against each Company in accordance with their respective terms. Provided that the Company Required Consents are obtained, the execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the Transactions in accordance with, and subject to the conditions precedent in, this Agreement do not and will not: (i) violate any Legal Requirement applicable to the Companies, their assets or properties or the Systems; (ii) conflict with, violate or result in a breach of any of the provisions of the JV Agreement or Cable Corp.'s certificate of incorporation or bylaws; or (iii) conflict with, result in a breach of or constitute a default (or an event which, with notice or lapse of time or both, could constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, suspend, modify or cancel, give rise to the creation of any Lien upon any of the assets or properties of the Companies (other than the Transferred Assets) or require any notice under, any of the terms, conditions or provisions under any Material Contract or Governmental Authorization.

          (b) SCHEDULE 4.2(b) contains a true and complete list of any and all Company Required Consents.

     4.3   FINANCIAL STATEMENTS; INDEBTEDNESS; BUDGET; ABSENCE OF CHANGES.

          (a) UNAUDITED FINANCIALS. The Companies have made available to the Buyer true and complete copies of (x) unaudited consolidated balance sheets, statements of operations and statements of cash flows as of and for each of the two fiscal years ended December 31, 2002 and 2003 (the "UNAUDITED HISTORICAL FINANCIALS") and (y) an unaudited consolidated balance sheet and statement of operations as of and for the 12 months ended December 31, 2004, without footnotes (which are attached to this Agreement as EXHIBIT G) (the "UNAUDITED 2004 FINANCIALS" and, together with the Unaudited Historical Financials, the "UNAUDITED FINANCIALS"). No representation or warranty is made with respect to the Unaudited Financials, but that shall not limit the Buyer's right not to close if the condition set forth in Section 9.6 is not satisfied.

          (b) AUDITED FINANCIALS. The audited consolidated balance sheet, statement of operations and statement of cash flows as of and for each of the three fiscal years ended December 31, 2002, 2003 and 2004 (collectively, the "AUDITED FINANCIALS"), including the notes thereto, to be provided to the Buyer prior to the Closing pursuant to Section 7.17(b), shall present fairly the financial condition of the Companies as of such dates and the results of operations and cash flows of the Companies for such periods therein referred to, in conformity with GAAP applied consistently throughout the periods covered thereby except as otherwise permitted by the definition of Reference Accounting Principles.

          (c) INTERIM FINANCIALS. The unaudited consolidated balance sheet, statement of operations and statement of cash flows as of and for the quarterly periods in 2005 for which interim financial statements are required pursuant to
Section 7.17(b) and, if applicable, Section 7.17(e) and the corresponding periods for 2004, including the notes thereto, to be provided to the Buyer prior to the Closing pursuant to Section 7.17(b) and, if applicable, Section 7.17(e) (the "INTERIM FINANCIALS"), shall present fairly the financial condition of the Companies as of such dates and the results of operations and cash flows of the Companies for such periods therein referred to, in conformity with GAAP applied consistently throughout the periods covered thereby except as otherwise permitted by the definition of Reference Accounting Principles, and subject only to year-end adjustments (which will not be material individually or in the aggregate).

          (d) FUNDED DEBT. The Companies have no outstanding Funded Debt.

          (e) BUDGETS. The Companies have provided the Buyer with a true and complete copy of the consolidated operating and capital budget for the Companies for fiscal year 2005, as prepared by management and approved by the board of managers of the Cable Venture (the "2005 BUDGET") and attached hereto as EXHIBIT
E. No representation or warranty is made with respect to the 2005 Budget other than that the Companies have provided the Buyer with a true and complete copy of the 2005 Budget as approved by the management board of the Cable Venture.

          (f) CERTAIN CHANGES. Since January 1, 2004, and through the date of this Agreement except as set forth in SCHEDULE 4.3(f) (and PROVIDED that no representation or warranty is made with respect to the Transferred Assets or the Excluded Liabilities), neither Company has:

               (i) issued, sold or otherwise disposed of any of its capital stock or equivalent equity interest, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or equivalent equity interest;

               (ii) made any sale, purchase, assignment, lease, license, abandonment, transfer or other disposition of any material portion of its respective assets or properties, including any Company Intellectual Property, other than sales of Inventory in the ordinary course of business consistent with past practice or as required by the Rebuild of the San Juan System, or taken any action that would reasonably be expected to result in the loss, lapse or abandonment of any Company Intellectual Property other than in the ordinary course of business consistent with past practice (unless, in either case, such assets were unnecessary or obsolete or comparable replacements were made therefor), or permitted any of such assets or properties to be subjected to any Lien of any kind other than Permitted Liens;

               (iii) made or promised any bonus or material increase in the salary or other compensation payable or to become payable to any manager, director, officer, employee or consultant of the Companies, other than annual salary increases and annual bonuses made in the ordinary course consistent with past practice or required by the terms of a Material Contract (and, if committed to prior to the Closing Date (by contract or otherwise) and then payable but not paid, fully accrued on the Closing Date Balance Sheet and included as part of the Closing Date Current Liabilities);

               (iv) accelerated the receipt or recognition of any item of income or offered any discount for sales of advertising or services, other than in the ordinary course of business consistent with past practice;

               (v) written down the value of any work in progress, or written off as uncollectible any notes or accounts receivable, except in the ordinary course of business consistent with past practice;

               (vi) other than cash dividends, distributions and payments to ML Media or Century or their respective Affiliates, made any dividend, distribution or other payment to any Seller or their respective Affiliates;

               (vii) received any notice of any new labor union organizing activity, any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or any material adverse change in the aggregate in its relations with its employees, agents, customers, suppliers or consultants;

               (viii) entered into, amended in any material respect or terminated any employment agreement that (initially or as amended) is a Material Contract or Collective Bargaining Agreement, whether written or oral, other than in the ordinary course of business consistent with past practice;

               (ix) implemented any layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state, Commonwealth or local law, regulation or ordinance (jointly, the "WARN ACT");

               (x) made or suffered any  change   in   or   amendment   to   its
organizational documents;

               (xi) cancelled, compromised, waived or  released   any   material
right or claim (or series of related rights and claims) other than by order   of
the Bankruptcy Court;

               (xii) entered into, terminated, modified, amended, renewed or made any other change in any Material Contract (including, without limitation, any contract for the purchase of goods, equipment or services of amounts in excess of $100,000 or any contract for the merger or consolidation with, or the acquisition of any material assets of, any other Person) other than in the ordinary course of business consistent with past practice;

               (xiii) discharged or satisfied any obligation or Liability or made any settlement or compromise of any litigation, other than in the ordinary course of business consistent with past practice, by order of the Bankruptcy Court or pursuant to the Plan;

               (xiv) incurred any indebtedness or issued, assumed or guaranteed any debt or other Liability of any third party other than indebtedness incurred, or debt or Liabilities guaranteed, in an amount (individually or in the aggregate) less than $100,000;

               (xv) engaged in any transaction that, individually or in the aggregate, has caused or would reasonably be expected to cause a Material Adverse Effect;

               (xvi) since January 1, 2005, committed to make any capital expenditure (or series of related capital expenditures), other than any capital expenditure to be made in connection with the Rebuild of the San Juan System, that will not be fully paid prior to the Closing Date and either involves more than $100,000 in any single case or $250,000 in the aggregate or is outside the ordinary course of business unless such commitment is reflected in the 2005 Budget;

               (xvii) adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) except in the ordinary course of business consistent with past practice; or

               (xviii) made a commitment, whether or not in writing, to do any of the foregoing.

          (g) Neither of the Companies has any material Liability, except (i) as disclosed, reflected or reserved against on the face of the balance sheet as of December 31, 2004 included in the Audited 2004 Financials (or in any notes thereto), (ii) Liabilities under Material Contracts and other leases and agreements entered into in the ordinary course of business, to the extent not required by GAAP to be reflected or reserved against on the face of a balance sheet, (iii) Liabilities incurred after December 31, 2004 in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of a Material Contract or Governmental Authorization, tort, infringement, or violation of law or would reasonably be expected to have a Material Adverse Effect), (iv) Excluded Liabilities, (v) Liabilities set forth on SCHEDULE 4.3(g), and (vi) other Liabilities, whether or not material, not required by GAAP to be reflected or reserved against on the face of a balance sheet and that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     4.4   CABLE VENTURE AND CABLE CORP. ASSETS.

          (a) The Companies have good, valid and marketable title to all of the assets and properties shown on the balance sheet as of December 31, 2004 included in the Unaudited 2004 Financials or acquired after December 31, 2004, free and clear of all Liens other than Permitted Liens, except for properties and assets disposed of in the ordinary course of business since December 31, 2004, which disposed assets are not, individually or in the aggregate, material to the Companies and except for the Transferred Assets.

          (b) Except as set forth on Schedule 4.4(b), such assets and properties of the Companies (including the additions and subtractions thereto contemplated by the preceding sentence) constitute all of the assets, properties, rights, interests and claims used in or held for use in the business as presently conducted by the Companies (other than the Transferred Assets and the assets utilized to provide the services to be provided under the Transition Services Agreement) and (together with the Transferred Assets and the services to be provided under the Transition Services Agreement) would be sufficient and in such operating condition in the aggregate as would allow the Buyer to continue the business of the Companies as presently conducted and operated and in compliance in all material respects with all applicable Legal Requirements and Material Contracts from and immediately after the Closing Date without interruption and in the ordinary course of business consistent with past practice.

     4.5   THE SYSTEMS.

          (a) SCHEDULE 4.5(a) sets forth a true and accurate statement, as of the date(s) set forth in said Schedule, of the following information with respect to each System: (i) the megahertz capacity of such System, the approximate miles of plant operating at the applicable megahertz capacity of such System and the approximate number of aerial and underground miles of plant served by such System; (ii) the approximate number of total basic subscribers, including EBUs, subscribers residing or located in multiple dwelling units, Promotional Subscribers, subscribers to Basic Cable Service, Expanded Basic Cable Service, Digital Cable Service, Premium Service and Data Service served by such System and the average revenue per subscriber for certain subscriber categories as set forth in the Schedule, each as of March 31, 2005; and (iii) the approximate number of dwelling units and commercial establishments passed by such System. Schedule 4.5(e) sets forth a true and accurate statement as of the date(s) set forth in said Schedule of certain additional operating specifications for the Systems (other than the portion of the San Juan System being rebuilt). The Cable Venture has made available to the Buyer the true and correct channel lineup for each System as of January 1, 2005.

          (b) (i) Except as set forth on SCHEDULE 4.5(b), the Companies have operated the Systems in compliance in all material respects with: (A) the Communications Act of 1934, as amended (the "COMMUNICATIONS ACT"); (B) the Cable Communications Policy Act of 1984; (C) the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 ACT"); (D) the Telecommunications Act of 1996; (E) the Copyright Act of 1976, as amended (the "COPYRIGHT ACT"); (F) all rules and regulations of the FCC and the Copyright Office; (G) Act No. 213 of September 12, 1996, as amended (the "PUERTO RICO TELECOMMUNICATIONS ACT"), and Regulation 5761 of February 28, 1998, as amended, Regulation for Cable Companies, enacted by the Puerto Rico Board under the Puerto Rico Telecommunications Act; and (H) all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the Systems; PROVIDED, HOWEVER, that notwithstanding anything to the contrary in this Agreement, no representation or warranty is made with respect to compliance with Legal Requirements pertaining to utility poles, including, without limitation, pole make ready and grounding and bonding of cable television systems, or with respect to compliance with the Pole Attachment Agreements except that as of the date hereof the Companies have received no written notice asserting any non-compliance by the Companies with Legal Requirements or the terms of the Pole Attachment Agreements. Without limiting the generality of the foregoing, each of the communities served by the Systems has been registered with the FCC, and except as set forth on SCHEDULE 4.5(b), the Systems are currently in compliance in all material respects with the technical standards set forth in the FCC rules and regulations, including the applicable signal leakage requirements. The Cable Venture has made available to the Buyer copies of the most recent FCC Forms 320 filed with the FCC (Basic Signal Leakage Performance Report) with respect to the Systems.

               (ii) SCHEDULE 4.5(b) sets forth as of the date  hereof  the  rate card, describing the services available from the Systems, and the rates charged by the Companies therefor, including all rates, tariffs, and other charges for cable television or other services provided by the Systems, and the line up of the stations and signals carried by the Systems and the channel position of each such signal and station. The rates charged by the Companies for basic CATV service are not currently subject to regulation by the FCC or by any other Governmental Authority in accordance with the applicable FCC rules and regulations as in effect as of the date hereof; and none of the Companies has received any correspondence indicating that this may change in the future. The Companies have not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to either of the Systems.

               (iii) Except as disclosed on SCHEDULE 4.5(b), each System is in compliance in all material respects with the provisions of the Communications Act as such provisions relate to the rates and other charges of the Systems, and at any times that the rates charged by the System were subject to regulation by any Governmental Authority the Companies used reasonable good faith efforts to establish rates charged to subscribers that were allowable under the Communications Act and any authoritative interpretation thereof then in effect for each System to the extent such rates (on any tier) as of the date such rates were implemented were subject to regulation by any Governmental Authority.

               (iv) Each Company holds all material Licenses necessary in connection with the operation of its respective System. Each such material License is listed on SCHEDULE 4.5(b), is in full force and effect and has been validly issued or assigned to the Cable Venture or Cable Corp., as the case may be. True and correct copies of such Licenses set forth on SCHEDULE 4.5(b) have been made available to the Buyer. All licensed facilities owned or operated by the Companies are being operated in all material respects in accordance with the terms and conditions of each such License, and none of the Companies, or, to the Companies' Knowledge, any third party, is in default in any material respect thereunder. There is no legal action or governmental proceeding pending or, to the Companies' Knowledge, any investigation or proceeding threatened, for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any of the Licenses set forth on SCHEDULE 4.5(b) or that has or would be reasonably expected to cause a Material Adverse Effect or cause a material disruption to the operation of the Systems, other than matters affecting the cable television industry generally.

               (v) All broadcast television signals carried on the Systems are being carried in compliance in all material respects with the requirements of the Communications Act and the FCC regulations promulgated thereunder. SCHEDULE 4.5(b) sets forth each must carry and retransmission consent election received by the Companies with respect to the Systems that is currently in effect.

               (vi) The Companies have obtained all required FCC clearances for the operation of the Systems in all aeronautical and navigational frequency bands in which the Systems operate.

          (c) Except as set forth on SCHEDULE 4.5(c), appropriate registration of each System has been made with the Copyright Office, and the Systems are in compliance in all material respects with all notice, filing, payment and other requirements contained in Section 111 of the Copyright Act and the regulations of the Copyright Office. The copyright fees shown to be due on all Statements of Account (as amended by any required filings and/or any other corrective supplements) filed with respect to the Systems for each of the six (6) reporting periods prior to the date hereof for which the Companies have filed Statements of Account have been calculated in accordance with the regulations of the Copyright Office promulgated pursuant to the Copyright Act. Neither Company nor any Seller Person has received any notice from the Copyright Office claiming that it has any additional obligation with respect to any previously submitted copyright filings relating to the Systems. Complete and correct copies of all current reports and filings for the last two reporting periods, made or filed pursuant to the Copyright Act and the rules and regulations of the Copyright Office with respect to conduct of the business or the operation of the Systems, have been provided or made available to the Buyer.

          (d) The Systems are being operated in compliance, in all material respects, with the rules and regulations of the FAA. SCHEDULE 4.5(d) lists all of the existing towers of the Systems and all leases of space on any such towers to any third party.

     4.6   FRANCHISES.

          (a) SCHEDULE 4.6 sets forth: (i) each existing Franchise with respect to the Systems; (ii) the Franchising Authority with respect thereto; (iii) the expiration date thereof; (iv) the county, city, town or other general geographic area covered by such Franchise; (v) the franchise fee payable thereunder; and
(vi) whether any consent is required thereunder to transfer such Franchise or control thereof to the Buyer.

          (b) Except as set forth on SCHEDULE 4.6 or as otherwise disclosed in writing to the Buyer:

               (i) each of the Franchises is (or, in the case of the Cable Venture, upon entry of the Confirmation Order, will be) a valid and binding, legally enforceable obligation of the Cable Venture or Cable Corp., enforceable against the Cable Venture or Cable Corp., as the case may be, in accordance with its respective terms;

               (ii) each Company is operating its respective System in compliance in all material respects with the applicable provisions of each applicable Franchise set forth on SCHEDULE 4.6; and, to the Companies'
Knowledge, neither Company has done or performed any act that is reasonably likely to invalidate or impair in any material respect its rights under, or give to the applicable Franchising Authority the right to terminate, suspend or modify in any material respect, any of such Franchises;

               (iii) none of the Companies, the Sellers nor any other Seller Person has received notice that any of the Companies' operations pursuant to any Franchise are being improperly conducted or maintained in any material respect; and

               (iv) each of the Franchises is in full force and effect and, subject to the consent of the applicable Franchising Authority, after giving effect to the Transactions shall be in full force and effect and, except as set forth on SCHEDULE 4.6, each Company is in compliance in all material respects with all rules and regulations promulgated by the FCC and the Puerto Rico Board with respect to the procedures for seeking franchise renewals.

          (c) True and correct   copies   of   the   Franchises   set  forth  on
SCHEDULE 4.6 have been made available to the Buyer.  The Franchises set forth on
SCHEDULE 4.6 constitute the entire agreement of the Companies and the Sellers with the applicable Governmental Authority with respect to the subject matter thereof.

          (d) No Person upon whose property is located any portion of the Systems has informed any of the Companies or any Seller Person of any intent to challenge the continued location, maintenance, installation or operation of such portion of the Systems where such challenge (or all such challenges in the aggregate, if more than one) reasonably would be expected to result in a material Liability.

          (e) SCHEDULE 4.6(e) sets forth a list of all Franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by the Companies in connection with the operation of the Systems as of the date hereof, which SCHEDULE 4.6(e) shall specify the remaining term and amount of any such letters of credit and surety bonds.

     4.7 POLE ATTACHMENT AGREEMENTS. SCHEDULE 4.7 lists each of the contracts, agreements, easements, servitudes, rights-of-way, rights of access, ordinances, resolutions, licenses, permits and other rights or interests authorizing the Companies to use (or to construct, install, maintain, repair, replace and operate any cables and other equipment, fixtures and improvements associated with the Systems on or in) (i) any poles, ducts, conduits or trenches or similar equipment, fixtures or improvements located on real property of any Person other than the Companies or (ii) any easements, servitudes, rights-of-way, rights of access and other rights and interests to, in or with respect to such real property associated with (A) such poles, ducts, conduits, trenches, equipment, fixtures or improvements or (B) any cables or other equipment, fixtures and improvements associated with the Systems otherwise on, over or under real property of any Person other than the Companies (each, excluding any Franchise, individually, a "POLE ATTACHMENT AGREEMENT"). Except as set forth on SCHEDULE 4.7, each of the Pole Attachment Agreements is (or, in the case of the Cable Venture, upon entry of the Confirmation Order will be) a valid and binding obligation of the Cable Venture or Cable Corp., as the case may be, and, to the Companies' Knowledge, any other party to such Pole Attachment Agreement (except, with respect to such other parties, insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally, or by principles governing the availability of equitable remedies), enforceable against the Cable Venture or Cable Corp., as the case may be, and, to the Companies' Knowledge, any such other party in accordance with its respective terms. Except as specified on
SCHEDULE 4.2(b), the

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


consummation of the transactions contemplated in this Agreement and the Related Agreements does not require the consent of any other party to any Pole Attachment Agreement, will not result in a breach of, or default under, any Pole Attachment Agreement, or otherwise cause any Pole Attachment Agreement to cease to be legal, valid, binding and enforceable and in full force and effect on identical terms following the Closing. True and correct copies of the Pole Attachment Agreements have been made available to the Buyer. Notwithstanding anything to the contrary in this Agreement, no other representation or warranty is made with respect to any of the Pole Attachment Agreements, the Companies' compliance with the terms of, or the Companies' obligations under, any of the Pole Attachment Agreements, or the Companies' compliance with Legal Requirements relating to the Pole Attachment Agreements.

     4.8   REAL PROPERTY.

          (a) SCHEDULE 4.8(a) sets forth the address and/or location and the use within the System of each parcel of Owned Real Property. The Cable Venture or Cable Corp., as the case may be, (i) has good, marketable and insurable fee simple title to each such parcel of Owned Real Property and all buildings, structures and other improvements thereon, in each case free and clear of all Liens other than Permitted Liens, and (ii) has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property (other than Permitted Liens), and there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property.

          (b) All leases, subleases, licenses and other agreements (written or oral) under which either Company holds any Leased Real Property ("LEASES") as of the date of this Agreement (or the date otherwise set forth in such Schedule) are set forth on SCHEDULE 4.8(b). True and correct copies of each such Lease, including all effective amendments thereto, have been made available to the Buyer. Each Company is in compliance with the terms and conditions of such Leases to which it is a party, except for any failure of compliance that has not caused and would not reasonably be expected to cause a Material Adverse Effect. With respect to each of the Leases: except as set forth on SCHEDULE 4.8(b), (i) such Lease is (or, in the case of the Cable Venture, upon entry of the Confirmation Order will be) legal, valid, binding, enforceable and in full force and effect; (ii) after giving effect to the Confirmation Order, the Transactions do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect following the Closing; (iii) neither of the Companies and, to the Companies' Knowledge, no other party to the Lease, is in breach or default in any material respect under such Lease, and to the Companies' Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination or modification of such Lease or acceleration of rent under such Lease; (iv) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (v) upon entry of the Confirmation Order neither of the Companies will owe any brokerage commissions or finder's fees with respect to such Lease; (vi) the Companies have not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, other than Permitted Liens ; (vii) the Companies have not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (viii) upon entry of the Confirmation Order there will be no Liens on the estate or interest created by such Lease, other than Permitted Liens.

          (c) ALL REAL PROPERTY FOR SYSTEMS. The Companies have the valid and enforceable right to use, and to construct, install, maintain, repair, replace and operate the Systems on, all real property on which the assets of the Systems or any of the Companies' other assets are located, except for any failure to hold any such right that has not caused and would not reasonably be expected to cause a Material Adverse Effect.

          (d) CONDEMNATION. There is no condemnation, expropriation or other proceeding in eminent domain pending or, to the Companies' Knowledge, threatened, affecting all or any portion of any Real Property or any interest in Real Property.

          (e) LEGAL COMPLIANCE. The Real Property, and the current use and occupancy of the Real Property, is in material compliance with all Legal Requirements. The classification of each parcel of Real Property under applicable zoning and other land use laws, ordinances and regulations permits the current use and occupancy of such parcel and permits the building, fixtures and other improvements located on such parcel as currently constructed, used and occupied, except for violations that are not material, individually or in the aggregate.

          (f) COMPLIANCE WITH LIENS. To the Companies' Knowledge, the current use and occupancy of the Real Property does not violate the terms or conditions of any material Lien. Neither Company has received any notice of violation of any material Lien.

     4.9   MATERIAL CONTRACTS.

          (a) SCHEDULE 4.9 sets forth as of the date hereof each Other Material Contract, excluding any Other Material Contract that is a Transferred Asset.

          (b) Except for the Other Material Contracts listed on SCHEDULE 4.9, neither of the Companies is a party to or is bound by any:

               (i) as of the date hereof, Programming Agreements;

               (ii) partnership or joint venture agreements;

               (iii) contracts with another Person materially limiting or restricting the ability of the Companies to (A) enter into or engage in any market or line of business or (B) disclose confidential information;

               (iv) contracts under which the Companies have created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

               (v) material settlement, conciliation or similar contracts or agreements other than those entered into subsequent to the date hereof in compliance with Section 7.12;

               (vi) contracts or agreements containing provisions that provide to any Person a first refusal, first offer or similar preferential right to purchase or acquire any properties or assets of, or equity interests in, the Companies;

               (vii) powers of attorney or other similar agreements or grants of agency;

               (viii) agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits in excess of the Companies' policies or practices for severance pay set forth on SCHEDULE 4.10, other than those entered into subsequent to the date hereof in compliance with Section 7.12;

               (ix) agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;

               (x) other contracts, agreements, commitments, understandings or instruments involving the purchase or sale of goods or materials or the performance or receipt of services, in each case involving payments in excess of $100,000 annually;

               (xi) any lease, sublease, license or other agreement under which the Companies hold any Leased Real Property (other than the Leases set forth on SCHEDULE 4.8(b)); or

               (xii) any additional Other Material Contract other than those entered into subsequent to the date hereof in compliance with Section 7.12.

          (c) Each of the Other Material Contracts is (or, in the case of the Cable Venture, upon entry of the Confirmation Order will be) a valid and binding obligation of the Cable Venture or Cable Corp., enforceable against the Cable Venture or Cable Corp., as the case may be, in accordance with its terms. Neither Company, nor to the Companies' Knowledge, any other party thereto, is in breach or default in any material respect under any of the Other Material Contracts to which it is a party nor in receipt of any written claim of breach or default under such Other Material Contracts. Neither of the Companies nor any Seller Person has received any written notice from any parties to any of the Other Material Contracts of such parties' intent to not renew, cancel or terminate any of the Other Material Contracts (except in the ordinary course of business with respect to subscriber, multiple dwelling, bulk billing or commercial service agreements). The Retained Programming Agreements have been, or prior to the Closing will be, validly assigned, in accordance with their terms, to the Cable Venture or to Cable Corp.

          (d) The Cable Venture has made available to the Buyer true, correct and complete copies of all of the written Material Contracts and a written summary setting forth the material terms and conditions of each oral Material Contract.

     4.10  EMPLOYEES.

          (a) The Cable Venture has made available to the Buyer a list of the names and positions of all employees of the Companies and their current hourly wages or monthly salaries as of January 1, 2005. To the Companies' Knowledge, no employee, officer, partner or Affiliate of the Cable Venture, ML Media or Century has any material financial interest, direct or indirect, in any supplier or other outside business that is a party to significant transactions with either of the Companies or the Systems.

          (b) All relationships between the Companies and their respective contractors, subcontractors, personnel supplied by temporary staffing agencies and similar arrangements are independent contractor relationships and do not give rise to any employer-employee relationship with respect to either of the Companies nor do such relationships create a partnership, agency, joint venture, joint employer, co-employer or employer-employee relationship between the parties.

          (c) Except as set forth on SCHEDULE 4.10(c), each Company is in compliance in all material respects with all Legal Requirements relating to the employment of labor, including without limitation those relating to wages, salary withholding, employee health and safety, statutory bonus, vacation, working hours, collective bargaining and benefits for employees and former employees, unemployment compensation, disability compensation, worker's compensation, equal employment opportunity and discrimination (including age, maternity, marriage, veteran status, disability and any other discrimination), immigration control, terminations and the payment and withholding of social security and other Taxes or obligations. To the Companies' Knowledge, neither Company has any material Liability for any arrearages of wages, commissions and benefits for employees, Taxes or penalties or other sums for failure to comply with any of the foregoing that are not reflected in the Unaudited 2004 Financials.

          (d) Except as set forth on SCHEDULE 4.10(d), as of the date hereof there is no material employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or, to the Companies' Knowledge, threatened in any forum, relating to an alleged violation or breach by either Company (or their officers or directors) of any Legal Requirement or Material Contract relating to the employment of labor.

          (e)  Except as set forth on  SCHEDULE  4.10(e),  with  respect  to the
Companies: (i) there is no collective bargaining agreement or relationship with any labor organization (a "COLLECTIVE BARGAINING AGREEMENT"); (ii) there is no obligation to recognize or agreement to recognize any union or other collective bargaining unit; (iii) since January 1, 2003 no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iv) to the Companies' Knowledge, no union organizing or decertification efforts are underway or threatened; (v) no strike, work stoppage, slowdown, material grievance, collective bargaining dispute, claim of unfair labor practice or other material labor dispute has occurred since January 1, 2003 and none is underway or, to the Companies' Knowledge, threatened; (vi) there is no workman's compensation liability, experience or matter that could reasonably be expected to have a Material Adverse Effect; and (vii) there is no written employment agreement or arrangement (including, without limitation, so-called "golden parachute" or severance agreements) that would require either Company to continue the employment of any Person after the Closing Date or that limit the Companies' rights to terminate such Person, except as provided in Puerto Rico Act 80 of May 30, 1976, as amended, and as set forth in its personnel policies and manuals, subject to the liabilities provided in said Act.

          (f) The Sellers maintain one or more insurance policies in full force and effect with the Puerto Rico State Insurance Fund; and the Companies have paid all premiums on said policy, and have no outstanding debts with respect thereto. Since January 1, 2003, except as disclosed on SCHEDULE 4.10(f), no work-related accidents have been reported to the Puerto Rico State Insurance Fund nor, to the Companies' knowledge, has any work-related accident occurred for which either of the Companies is or may be classified as an uninsured employer.

          (g) SCHEDULE 4.10(g) lists each Employee Benefit Plan. Except as disclosed on SCHEDULE 4.10(g), each Employee Benefit Plan (including any Multiemployer Plan) has been maintained, funded and administered in compliance in all material respects with its terms, the terms of any collective bargaining agreement or collective labor agreement, and the requirements of ERISA, the Code, and any other applicable Legal Requirements. None of the Companies or any ERISA Affiliate maintains, contributes to, has any obligation to contribute to, or has any actual or potential Liability with respect to any Employee Pension Benefit Plan (including Multiemployer Plans) that is a defined benefit plan (as defined in Section 3(35) of ERISA) and none of the Companies or any ERISA Affiliate has any Liability or potential Liability under Title IV of ERISA,
Section 302 of ERISA or Section 412 of the Code. Neither Company maintains or contributes to, or is required to contribute to or has any Liability with respect to, any Employee Welfare Benefit Plan or any other arrangement providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees other than under Section 4980B of the Code or similar statute. The Companies have complied in all material respects with the "continuation coverage requirements" of "group health plans" as set forth in Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and any other legal requirements with respect to any Employee Welfare Benefit Plan maintained by the Companies. All contributions (including employer contributions, employee salary reduction contributions, and premium payments) that are due have been made within the time periods prescribed by ERISA and the Code to each Employee Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been properly accrued. There have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Employee Benefit Plan that would reasonably be expected to result in a material tax or penalty to the Companies. No fiduciary (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty, or any other failure to act or comply, in connection with the administration or investment of the assets of any Employee Benefit Plan, and no action, suit, proceeding, hearing or investigation with respect to any Employee Benefit Plan is pending or, to the Companies' Knowledge, threatened.

          (h) No asset of either Company is subject to any Lien under ERISA or the Code relating to an Employee Benefit Plan.

          (i) All required reports and descriptions (including Form 5500 annual reports, Form 480.70 annual return, summary annual reports, and summary plan descriptions) have been timely filed and distributed in accordance with the applicable requirements of ERISA and the Code with respect to each Employee Benefit Plan.

          (j) Except as set forth on SCHEDULE 4.10(j), each Employee Benefit Plan that is intended to meet the requirements of a qualified plan under Code
Section 401(a) or any equivalent provision of the PR Tax Code has received a determination from the Internal Revenue

Service (the "IRS") or the Puerto Rico Department of the Treasury that the Employee Benefit Plan is so qualified.

          (k) The Companies have delivered or made available to the Buyer correct and complete copies of all available plan documents and summary plan descriptions, the most recent determination letter received from Governmental Authorities, the most recent annual reports (Form 5500 and Form 480.70, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each Employee Benefit Plan.

          (l) With respect to this transaction, any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been, or prior to the Closing will be, satisfied. Within the past three years, neither Company has implemented any plant closing or layoff of employees that could implicate the WARN Act, and no such action will be implemented without advance notification to the Buyer.

          (m) Neither of the Companies is a member of any ERISA Group involving any entity other than the Companies, and neither of the Companies has any ERISA Affiliate.

     4.11 LITIGATION AND JUDGMENTS. Except for claims described in SCHEDULE 4.11 and claims asserted by subscribers or other users of the Systems in the ordinary course of business, there is no claim, charge, action, suit, complaint, grievance, arbitration or proceeding, at law or in equity, or by, in or before any court, tribunal, commission, agency or other Governmental Authority, pending or, to the Companies' Knowledge, threatened, against the Companies, their respective assets or properties or the Systems or that could prevent, limit, impair, delay or otherwise interfere with the Cable Venture's right or ability to consummate the Transactions, except as has not resulted, and would not reasonably be expected to result, solely in a monetary award against the Companies of more than $200,000 in any individual case, or $750,000 in the aggregate. Other than any order in Bankruptcy Court, the Companies are not subject to any judgment, order or decree entered in any lawsuit, proceeding or arbitration that materially impairs the ability of the Companies to conduct their business as presently conducted.

     4.12 TAX RETURNS AND PAYMENTS OF TAXES. Except as set forth on

           SCHEDULE 4.12:

          (a) Each Company has filed or caused to be filed all Tax Returns it is or has been required to file on or prior to the date hereof by any jurisdiction to which it is or has been subject. All such Tax Returns are true, complete and correct in all respects, except that for those Tax Returns that are listed on
SCHEDULE 4.12 as Returns that will be amended before the Closing Date (or prepared as amended Tax Returns prior to the Closing Date and provided to the Buyer for review) those Tax Returns will be true, complete and correct in all respects when amended. There are no Tax audits pending or, to the Companies' Knowledge, threatened or any outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return filed by or on behalf of either Company for any period. To the Companies' Knowledge, no Tax deficiencies have been determined and no proposed Tax assessments have been charged against either Company that have not been resolved. The Companies have delivered to the Buyer correct and complete copies of Tax Returns filed and all examination reports and statements of deficiencies, if any, assessed against or agreed to by any of the Companies with respect to taxable periods of the Companies ended on or after December 31, 2000. For purposes of this Agreement "TAX" or "TAXES" shall mean: (i) any United States federal, Commonwealth, state or local or any other non-United States, net or gross income, gross receipts, municipal license, net proceeds, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under
Section 59A of the Code), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatever, whether disputed or not, including any interest, penalty or addition thereto; (ii) any Liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; and (iii) any Liability for or in respect of the payment of any amount described in clauses
(i) or (ii) of this definition as a transferee or successor, by contract or otherwise; "TAX RETURN" shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof; "TAXING AUTHORITY" shall mean any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax; and "TREASURY REGULATIONS" shall mean the regulations promulgated or proposed by the United States Treasury Department under the Code. A reference to the Code or Treasury Regulation for purposes of this Section 4.12 shall be deemed to be a reference also made to any equivalent provision of the PR Tax Code and the PR Treasury Regulations.

          (b) All Taxes owed by either of the Companies (to the extent shown on any Tax Return) have been timely paid. None of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return. No claim or dispute has ever been made by a Taxing Authority in a jurisdiction where any of the Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no dispute or claim concerning any Tax liability of the Companies claimed or raised by any Taxing Authority in writing or to the Companies' Knowledge claimed or raised other than in writing. There are no Liens on any of the assets of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax. Each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, former employee, partner, independent contractor, creditor, stockholder, Affiliate, customer, supplier or other third party.

          (c) None of the Companies is a party to any Tax allocation, Tax sharing or other similar agreement; Tax indemnity obligation or other similar agreement; or arrangement with respect to Taxes (including any advance pricing agreement, closing agreement, gain recognition agreement or other material agreement relating to Taxes with any Taxing Authority).

          (d) None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, that will not be fully deductible under
Section 280G of the Code (or any similar provision of state, local or non-United States law). Cable Corp. has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and the Cable

Venture  has never owned a U.S.  real  property  interest  within the meaning of
Section 897(c) of the Code. Except as disclosed in SCHEDULE 4.12(d), no Company owns an interest in an entity that is treated as a partnership or the separate existence of which is disregarded for United States federal income tax purposes. None of the Companies is a party to any understanding or arrangement described in Section 6111(d) or Section 6662(d)(2)(C)(iii) of the Code, or has
"participated" in a "potentially abusive tax shelter" within the meaning of Treasury Regulation section 1.6011-4, any of which was required to be disclosed under this Treasury Regulation or any predecessor regulation.

          (e) The Companies have proper receipts, within the meaning of Treasury Regulation Section 1.905-2, for any non-United States Tax that has been or in the future may be claimed as a foreign tax credit for United States federal income tax purposes. The Companies, in determining the depreciation deduction claimed in their Puerto Rico Tax Returns, have used the straight line method of depreciation and have not used any method of accelerated depreciation allowed under the PR Tax Code. SCHEDULE 4.12(e) provides a breakdown of the remaining tax basis of such assets by categories based on their respective remaining recovery periods for Puerto Rico income tax purposes as of December 31, 2004. The Companies do not have any "non-recaptured net Section 1231 losses" within the meaning of Section 1231(c)(2) of the Code. The Companies will not be required: (i) as a result of a change in method of accounting that has been made for any taxable period or portion thereof ending on or before the Closing Date (a "PRE-CLOSING PERIOD"), to include any adjustment under Section 481 of the Code or other similar adjustment in income for any taxable period or portion thereof beginning after the Closing Date (a "POST-CLOSING PERIOD"); (ii) as a result of any closing agreement (or other comparable agreement) that has been entered into under Section 7121 of the Code (or other comparable agreement), to include any item of income in, or to exclude any item of deduction from, any Post-Closing Period; (iii) as a result of any sale occurring during the Pre-Closing Period and reported on the installment method, to include any item of income in any Post-Closing Period; or (iv) as a result of any prepaid amount received during the Pre-Closing Period (other than amounts prepaid in the ordinary course of business consistent with past custom and practice), to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Period.

          (f) As of the end of the day preceding the Closing Date, the unpaid Taxes of the Companies for all Pre-Closing Periods, being current Taxes not yet due and payable, will not exceed the reserve for Tax Liability in the Closing Date Current Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set out on the face of the Estimated Adjustment Certificate (rather than in any notes thereto) as finally determined pursuant to Section 3.4(b).

          (g) The total remaining undepreciated tax basis of all depreciable assets of the Companies for Puerto Rico tax purposes shall be least $85,000,000 as of the Closing Date (including any additional basis created by the Completion of the Rebuild of the San Juan System after the Closing Date).

     4.13 COMPLIANCE WITH LAWS. Except (a) as set forth on SCHEDULE 4.13 or (b) as otherwise expressly provided in Sections 4.5, 4.6, 4.8, 4.10 and 4.15, each Company is and the Systems and the assets and properties of the Companies have been operated and maintained in all material respects in compliance with all Legal Requirements applicable to the Companies or their respective Systems or their assets or properties, and neither Company nor any Seller Person has received, or has any knowledge of the pending issuance of, any notice of any violation with respect to either Company, their assets and properties or the Systems of any Legal Requirement from any Governmental Authority or any other Person that reasonably would be expected to result in a significant Liability.

     4.14 INSURANCE. SCHEDULE 4.14 sets forth a true and correct summary of the insurance policies covering any of the Companies' assets and properties or the Systems, including the underwriter of such policies and the amount of coverage thereunder. Neither Company has received any notice of cancellation with respect to any of such coverage. Since January 1, 2003, no application by the Companies for insurance with respect to any of their material assets has been denied for any reason.

     4.15 ENVIRONMENTAL MATTERS. Except as set forth in Section 7.15(a), each Company is, and has been since January 1, 2003, in compliance in all material respects with all applicable Environmental Laws. Neither of the Companies nor any Seller Person nor, to the Companies' Knowledge, any other Person for whose conduct the Company is or may be held to be responsible under applicable Legal Requirements has received any written notice that remains unresolved of (1) any claim, administrative proceeding, judgment, declaration, order, complaint or investigation relating to any violation of Environmental Laws, or (2) any material Liabilities arising under Environmental Laws, relating to allegations of injury or damages to Persons, property or natural resources from the presence of environmental contamination or the release or threat of release of Hazardous Substances, including any in connection with, or arising from, the presence of Hazardous Substances on, in, under, or from any of the real property now or previously owned or leased by either Company or any structure thereon. To the
Companies' Knowledge, no Hazardous Substances have been dumped, buried, discharged or disposed of on, in, under or from any of the real property now or previously owned or operated by either Company in material violation of applicable Environmental Law, or in a manner that will give rise to material Liabilities under Environmental Law, and neither Company has exposed any Person, property or natural resources to any Hazardous Substances, in either case so as to give rise to any current or future material Liabilities of either Company under Environmental Laws. The Cable Venture has made available to the Buyer copies of any environmental assessments, reports or surveys, or other documents materially bearing on environmental Liabilities, with respect to the Systems or any of the past or current assets of the Cable Venture or Cable Corp. that are in the possession or control of the Companies or any Seller Person. Notwithstanding any other provision of this Agreement, this Section 4.15 sets forth the Companies' sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws and other environmental matters.

     4.16 AFFILIATE TRANSACTIONS. Except as set forth on SCHEDULE 4.16 and payments and arrangements pursuant to the JV Agreement (all of which shall be satisfied pursuant to Section 7.19), neither Seller nor any other securityholders, directors, managers, officers or employees of the Companies, nor any of their respective family members or Affiliates is party to any (written or oral) contract with, or is involved in any other business arrangement or relationship with, either of the Companies, or has, since January 1, 2004, received any distributions or payments of any kind from the Companies or any of their respective Affiliates

(other than cash distributions or payments) and neither Seller nor any other securityholders, directors, managers, officers or employees of the Companies nor any of their respective family members or Affiliates owns any property or right, tangible or intangible, which is used in the operation of the Systems and business conducted or proposed to be conducted by the Companies.

     4.17  INTELLECTUAL  PROPERTY.  Except to the extent related to the Retained
Marks:

          (a) SCHEDULE 4.17(a) sets forth a complete and accurate list of all U.S. and foreign: (i) patents and patent applications; (ii) trademark registrations and trademark applications, material unregistered trademarks and Internet domain names; (iii) copyright registrations and applications; and (iv) computer software (other than readily available, "off-the-shelf" commercial software programs having an acquisition price of less than $25,000) which are owned or licensed by either Company.

          (b) SCHEDULE 4.17(b) sets forth a complete and accurate list of all material agreements (whether oral or written, and whether between the Companies and ML Media and/or Century or third parties) to which either Company is a party or otherwise bound (i) granting any rights to third parties under any Intellectual Property owned by either Company or (ii) obtaining any rights from third parties under any Intellectual Property (other than licenses for readily available, "off-the-shelf" commercial software programs having an acquisition price of less than $25,000) (collectively, "IP LICENSES"). Each of the IP Licenses is a valid and binding obligation of the Companies and, to the Companies' Knowledge, the other parties thereto, enforceable in accordance with its terms and, to the Companies' Knowledge, no event has occurred which with the giving of notice or lapse of time or both would reasonably be expected to constitute a material breach or default by either of the Companies or, to the Companies' Knowledge, by any other party, or otherwise give rise to a right of termination under any such IP License. Neither of the Companies nor the Sellers has received any written notice from any parties to any of the IP Licenses of such parties' intent to non-renew, cancel or terminate any of the IP Licenses. No royalties are payable by either of the Companies to any third parties for the use of, or the right to use, any Intellectual Property except pursuant to the IP Licenses and no indemnification payments are owed by either of the Companies to any third parties as a result of any interference, infringement, misappropriation or other conflict with respect to the Intellectual Property owned or used by either of the Companies.

          (c) The Companies own, free and clear of all Liens, or have a valid right to use pursuant to an IP License, all of the Intellectual Property necessary or used for the operation of the Systems (the "COMPANY INTELLECTUAL PROPERTY"), PROVIDED that the Company Intellectual Property will exclude Intellectual Property provided by Century or its Affiliates to perform services pursuant to the JV Agreement. The Company Intellectual Property, together with the Intellectual Property to be utilized by Century to provide services to the Buyer pursuant to the Transition Services Agreement, constitute all of the Intellectual Property necessary for the Companies' operation of the Systems.

          (d) To the Companies' Knowledge, the operation of the Systems by the Companies does not infringe upon or misappropriate any Intellectual Property of any third party. There is no claim, suit, arbitration or other adversarial proceeding before any court, tribunal, commission, agency or other Governmental Authority pending or, to the Companies'

Knowledge, threatened, against either Company contesting the validity, use, ownership or enforceability of any Company Intellectual Property. There are no settlements, covenants not to sue, consents or judgments which restrict either Company's right to use any Company Intellectual Property.

          (e) To the Companies' Knowledge, except as does not and would not reasonably be expected to constitute a Material Adverse Effect, no third party is infringing or misappropriating any Company Intellectual Property and no claims, suits, arbitrations or other adversarial proceedings alleging such infringement or misappropriation have been brought or threatened against any third party by either Company.

          (f) The consummation of the Transactions will not result in the loss or impairment of the right of the Companies to own or use any Company
Intellectual Property. Immediately subsequent to the Closing, the Company Intellectual Property will be owned by or available for use by the Buyer on terms and conditions substantially similar to those under which the Companies owned or used the Company Intellectual Property immediately prior to the Closing.

          (g) The Companies have taken all necessary action to maintain and protect all of the Company Intellectual Property and will continue to do so prior to the Closing so as not to adversely affect the validity or enforceability thereof.

          (h) The Companies have collected, used, imported, exported and protected all personally identifiable information, and other information relating to individuals, in accordance with the privacy policies of the Companies and in accordance with any applicable Legal Requirements including by entering into agreements, where applicable, governing the flow of such information across national borders, except where non-compliance, individually or in the aggregate, would not reasonably be expected to constitute a Material Adverse Effect.

     4.18 BROKERS' FEES. Except as set forth on SCHEDULE 4.18, neither Company has any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

          5.    REPRESENTATIONS OF ML MEDIA AND CENTURY

     5.1 REPRESENTATIONS AND WARRANTIES OF ML MEDIA. ML Media represents and warrants to the Buyer as follows (except as disclosed in the Schedules attached hereto):

          (a) ML Media is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all of the requisite partnership power and authority to own, operate or lease its assets and properties, to conduct its business as currently conducted and to enter into and perform the terms to be performed by it of this Agreement and each of the Related Agreements to which it is a party.

          (b) ML Media has taken all partnership action necessary to authorize and approve its execution, delivery and performance of this Agreement, the Related Agreements and the Transactions. Subject to the due execution and delivery by the other parties, this Agreement will constitute the legal, valid and binding obligation to the extent provided herein of ML Media, enforceable against ML Media in accordance with its terms.

          (c) ML Media's execution and delivery of this Agreement and its performance of the terms of this Agreement and each of the Related Agreements to which ML Media is a party to be performed by it do not and will not: (i) conflict with or violate any Legal Requirement applicable to ML Media; (ii) conflict with, violate or result in a breach of any of the provisions of ML Media's Limited Partnership Agreement; or (iii) require notice or consent under, conflict with, result in a breach of or constitute a default under any material agreement or instrument to which ML Media is a party or by which it is bound.

          (d) ML Media owns of record and beneficially 50% of the joint venture interests in the Cable Venture free and clear of any Liens.

          (e) There is no litigation at law or in equity or any claim, dispute, action, suit, complaint, arbitration or proceeding before any court, commission, agency or other Governmental Authority or tribunal pending or, to the knowledge of ML Media, threatened against ML Media that could prevent, limit, impair, delay or otherwise interfere with the right or ability of ML Media to consummate the Transactions.

          (f) Except as set forth on SCHEDULE 5.1(f), ML Media has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

     5.2 REPRESENTATIONS AND WARRANTIES OF CENTURY. Century represents and warrants to the Buyer as follows (except as disclosed in the Schedules attached hereto):

          (a) Century is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas and subject to the approval of the Bankruptcy Court has all of the requisite corporate power and authority to own, operate or lease its assets and properties, to conduct its business as currently conducted and to enter into and perform the terms to be performed by it of this Agreement and each of the Related Agreements to which it is a party.

          (b) Subject to receipt of the Confirmation Order and approval of the court covering Century's Chapter 11 case, Century has taken all corporate action necessary to authorize and approve its execution, delivery and performance of this Agreement, the Related Agreements and the Transactions. Subject to the due execution and delivery by the other parties hereto and upon approval by the Bankruptcy Court, this Agreement will constitute the legal, valid and binding obligation to the extent provided herein of Century, enforceable against Century in accordance with its terms.

          (c) Except as set forth on SCHEDULE 5.2(C), upon approval by the Bankruptcy Court, Century's execution and delivery of this Agreement and its performance of the terms of this Agreement and each of the Related Agreements to which Century is a party to be performed by it do not and will not: (i) conflict with or violate any Legal Requirement applicable to Century; (ii) conflict with, violate or result in a breach of any of the provisions of Century's certificate of incorporation or by-laws; or (iii) require notice or consent under, conflict with, result in a breach of or constitute a default under any material agreement or instrument to which Century is a party or by which it is bound.

          (d) Century owns of record and beneficially 50% of the joint venture interests in the Cable Venture free and clear of any Liens, except as set forth on SCHEDULE 5.2(d).

          (e) Except as set forth on SCHEDULE 5.2(e), there is no litigation at law or in equity or any proceeding before any court, commission or other Governmental Authority or tribunal pending or, to the knowledge of Century, threatened against Century that would reasonably be expected to prevent, limit, impair, delay or otherwise interfere with the right or ability of Century to consummate the Transactions.

          (f) Except as set forth on SCHEDULE 5.2(f), Century has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

          6. REPRESENTATIONS AND WARRANTIES OF BUYER

          The Buyer hereby represents and warrants to ML Media, Century and the Cable Venture as follows:

     6.1 EXISTENCE. The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico and has all of the requisite organizational power and authority to own, operate or lease its assets and properties, to conduct its business as currently conducted and to enter into and perform the terms to be performed by it of this Agreement and each of the Related Agreements to which it is a party. The sole member of the Buyer is a Puerto Rico limited liability company, the sole member of that entity is a Delaware limited liability company that has elected to be taxed as a corporation for Federal income tax purposes and the sole member of that entity is a Delaware limited liability company to be owned by the Investors as of the Closing.

     6.2 AUTHORIZATION; NO CONFLICTS.

          (a) The Buyer has taken all organizational action necessary to authorize and approve its execution, delivery and performance of this Agreement, the Related Agreements, and the Transactions to which it is a party, and this Agreement constitutes the legal, valid and binding obligation of the Buyer.

          (b) The Buyer's execution, delivery and performance of this Agreement and each of the Related Agreements to which it is a party do not and will not:
(i) conflict with or violate any Legal Requirement applicable to the Buyer; (ii) conflict with, violate or result in a breach of any of the provisions of the organizational documents of the Buyer or any member of the Buyer Group; or (iii) require notice or consent under, conflict with, result in a breach of or constitute a default under any material agreement or instrument to which the Buyer is a party or by which it is bound.

     6.3 LITIGATION. There is no litigation at law or in equity or any claim, dispute, action, suit, complaint, arbitration or proceeding before any court, commission, agency or other Governmental Authority or tribunal pending or, to the knowledge of the Buyer, threatened against the Buyer that could prevent, limit, impair, delay or otherwise interfere with the right or ability of the Buyer to consummate the Transactions.

     6.4 FINANCING. The Buyer has delivered to the Sellers true and complete copies of a commitment letter from JPMorgan Chase Bank, N.A. and others to lend to the Buyer an aggregate amount up to $350,000,000 on the terms set forth in the commitment letter (the "Debt Commitment Letter"), and commitment letters from the Investors and the sole member of the Buyer to provide equity in an amount which, together with the debt financing commitments, is sufficient to pay the aggregate Purchase Price set forth in this Agreement and to satisfy all of the Buyer's other obligations in connection with the purchase of the Acquired Interests and the other Transactions (such commitment letters collectively, the "COMMITMENT LETTERS"). The Buyer has no reason to believe that, if the conditions to the Buyer's obligation to consummate the Transactions are met (other than the financing condition in Section 9.9), financing in the amount required to consummate the purchase of the Acquired Interests and the other Transactions will not be available to the Buyer, pursuant to the Commitment Letters or otherwise, on terms no less favorable to the Buyer than as set forth in the Commitment Letters.

          7.    ADDITIONAL COVENANTS

     7.1 CONFIDENTIALITY.

          (a) BUYER' CONFIDENTIALITY OBLIGATIONS.

               (i) Subject to Section 7.1(a)(ii), from and after the date hereof, except with the Cable Venture's prior written consent or, with respect to the Seller Group Confidential Information, the Sellers' prior written consent, the Buyer shall, and shall cause the members of the Buyer Group to, maintain the confidentiality of the Seller Confidential Information, except (A) to other members of the Buyer Group for the purposes of evaluating the Transactions, (B) to the extent required by applicable law, (C) as necessary in connection with filings, approvals and rulings to be obtained from any governmental agency or authority, including, but not limited to, the FTC, the DOJ, the SEC, the Puerto Rico Board, the IRS and the Bankruptcy Court (it being understood that any such filing may include the filing of a copy of this Agreement), (D) to the Buyer's equity and financing sources and their respective directors, officers, employees or representatives who are informed by the Buyer of the confidential nature of the Seller Confidential Information and have a confidentiality obligation to the Buyer, (E) as necessary to obtain consents to the transfer of any Franchise or License or any other Required Consent or otherwise necessary for the consummation of the Transactions, (F) upon reasonable advance notice to Century, to any official committee and its professionals appointed in the bankruptcy case of Century or its Affiliates and
(G) as otherwise permitted by the remainder of this Section 7.1(a). In the event any member of the Buyer Group, or any other Person to whom the Buyer transmits Seller Confidential Information pursuant to this Agreement, becomes legally compelled to disclose any of the Seller Confidential Information, the Buyer shall promptly notify the Cable Venture or, as applicable, the applicable Seller thereof so that the Sellers or the Cable Venture may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 7.1(a), or both. In the event that such protective order or other remedy is not obtained, or that the Cable Venture or the applicable Seller waives compliance with the provisions of this Section 7.1(a), the Buyer shall, or shall cause the applicable member of the

Buyer Group to, furnish only that portion of the Seller Confidential Information that is legally required.

               (ii) Notwithstanding anything herein to the contrary, the obligations of the Buyer under Section 7.1(a)(i) shall terminate, with respect to the Company Confidential Information only, upon the Closing. For the avoidance of doubt, the obligations of the Buyer under Section 7.1(a)(i) with respect to the Seller Group Confidential Information shall survive the Closing and/or the termination of this Agreement.

          (b) SELLERS' CONFIDENTIALITY OBLIGATIONS.

               (i) Subject to Section 7.1(b)(ii), from and after the date hereof, except with the Buyer's prior written consent, the Companies and each of the Sellers, as applicable, shall, and each of the Sellers shall cause the members of the Seller Group that are its Affiliates to, maintain the confidentiality of the Buyer Confidential Information, except (A) to the extent required by applicable law, (B) as necessary in connection with filings, approvals and rulings to be obtained from any governmental agency or authority, including, but not limited to, the FTC, the DOJ, the SEC, the Puerto Rico Board, the IRS and the Bankruptcy Court (it being understood that any such filing may include the filing of a copy of this Agreement), (C) as necessary to obtain consents to the transfer of any Franchise or License or any other Required Consent or otherwise necessary for the consummation of the Transactions, (D) to any official committee and its professionals appointed in the bankruptcy case of Century or its Affiliates, (E) with respect to the Company Confidential Information only, as otherwise permitted by Section 7.11(c)(ii) and (F) as otherwise permitted by the remainder of this Section 7.1(b)(i). In the event any member of the Seller Group, or any other Person to whom the Sellers transmit Buyer Confidential Information pursuant to this Agreement, becomes legally compelled to disclose any of the Buyer Confidential Information, the applicable Seller shall promptly notify the Buyer thereof so that the Buyer may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 7.1(b)(i), or both. In the event that such protective order or other remedy is not obtained, or that the Buyer waives compliance with the provisions of this Section 7.1(b)(i), the applicable Seller shall, or shall cause the applicable member of the Seller Group that is its Affiliate to, furnish only that portion of the Buyer Confidential Information that is legally required.

               (ii) Notwithstanding anything herein to the contrary, the obligations of the Companies and the Sellers under Section 7.1(b)(i) shall only commence with respect to the Company Confidential Information upon the Closing. For the avoidance of doubt, the obligations of the Companies and the Sellers under Section 7.1(b)(i) with respect to the Buyer Group Confidential Information shall survive the Closing and/or the termination of this Agreement.

     7.2 NOTIFICATION. The Companies or the Sellers, on the one hand, and the Buyer, on the other hand, shall promptly notify the other of any action, suit, proceeding or investigation that is instituted or threatened against such party or any of its Affiliates to restrain, prohibit or otherwise challenge the legality or propriety of the Transactions. The Companies or the Sellers, on the one hand, and the Buyer, on the other hand, shall notify the other of any facts, events, actions or circumstances as to which it obtains knowledge that causes any of its (or, in the case of the Sellers, the Cable Venture's or Cable Corp.'s) representations and warranties made in this Agreement, or any matters required to be set forth in the Schedules hereto, not to be correct and complete in any material respect as of the date hereof or as of any other date on or prior to the Closing Date. The communication of any such information shall not limit or qualify in any way any representations or warranties made by the disclosing party or any obligations or liabilities for breach thereof. Any failure to provide timely notification pursuant to the second sentence of this Section 7.2 shall, for all purposes of this Agreement, be deemed to be a breach of a representation and warranty and not a failure to perform a covenant hereunder.

     7.3 HSR ACT COMPLIANCE. Not later than 30 days following the date hereof, the Buyer and the Companies shall file or cause to be filed with the FTC and DOJ such Notification and Report Forms relating to the Transactions as are required by the pre-merger notification rules promulgated under the HSR Act. The Buyer, on the one hand, and the Companies and the Sellers, on the other hand, shall, and shall cause their respective Affiliates to: (i) cooperate in the preparation and filling of such Notification and Report Forms to the extent reasonably necessary; (ii) promptly supply each other with any information provided in response to any requests for additional information made by either of such agencies; and (iii) use all reasonable efforts to cause the waiting period under the HSR Act to terminate or expire at the earliest possible date. The Buyer and the Companies shall each bear 50% of any filing fees in connection with the HSR Act.

     7.4   REQUIRED CONSENTS.

          (a) The Companies and the Sellers shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to expeditiously obtain all Company Required Consents and any other consents to the Transactions required under any other agreement to which either of the Companies is a party. The Buyer, on the one hand, and the Companies and the Sellers, on the other hand, shall prepare and deliver to one another all information regarding such Persons and their respective Affiliates that is required to be provided in any such form or application in sufficient time to enable the party charged hereunder with filing such forms or applications to file such forms and applications within the time period set forth herein or by any other applicable deadline. Except as set forth in this Section 7.4, nothing herein shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys' fees, filing fees or other normal costs of doing business) or the giving of any other consideration by the Companies in connection with obtaining any of the Company Required Consents; PROVIDED, that the Companies shall, except as otherwise set forth herein, be liable for and timely perform and satisfy all obligations or liabilities under each Governmental Authorization or Material Contract of the Companies during the period prior to the Closing Date.

          (b) As promptly as practicable after the date hereof, the Sellers, with the Buyer's cooperation and consent (not to be unreasonably withheld), shall prepare and file, or cause to be prepared and filed, all applications (including FCC Forms 394 or other appropriate forms) required to be filed with the FCC, the Puerto Rico Board and/or any other Governmental Authority that are necessary in connection with the consummation of the Transactions. The Cable Venture shall apply to the Puerto Rico Board for (x) an extension of each of the Franchises for a term of ten (10) years commencing on the Closing Date, such that the Franchises as acquired by the Buyer shall have a full ten-year term (collectively, the "FRANCHISE EXTENSIONS")


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


and (y) if necessary, an extension of the current deadline for the Completion of the Rebuild of the San Juan System (June 30, 2005) to a date mutually agreed by the Sellers and the Buyer (the "REBUILD EXTENSION DATE").

          (c) The Buyer, each of the Sellers and the Companies shall promptly furnish to any Person from whom a Company Required Consent is requested such accurate and complete information regarding, as applicable, the Buyer, such Seller, the Companies and their respective Affiliates, including (on the part of the Buyer) financial information relating to any other cable and other media operations of the Buyer and its Affiliates, as such Person may reasonably require in connection with obtaining any Company Required Consent.

          (d) In connection with the efforts referenced in Sections 7.3, 7.4(a) and 7.4(c) to obtain all requisite approvals and authorizations for the Transactions under the HSR Act or any other Regulatory Law, each of the Companies, each of the Sellers and the Buyer, shall, and shall cause its respective Affiliates to: (i) use its commercially reasonable efforts to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other parties of any communication received by such party from, or given by such party to, the FCC, the Puerto Rico Board, the DOJ, the FTC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions; and (iii) consult with each other in advance of any meeting or conference with the FCC, the Puerto Rico Board, the DOJ, the FTC or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FCC, the Puerto Rico Board, the DOJ, the FTC or such other applicable Governmental Authority, give the other party the opportunity to attend and participate in such meetings and conferences, except where a party reasonably determines in good faith that it is best for the other party not to attend. Each party shall have the right to review and approve in advance drafts of all petitions, applications and other filings made or prepared by the other party in connection with obtaining the requisite approvals and authorizations from the appropriate Governmental
Authorities for the Transactions, which approval shall not be unreasonably withheld or delayed. In furtherance of and not in limitation of the foregoing, the parties agree to file all necessary applications for Material Consents with the FCC or the Puerto Rico Board jointly.

          (e) In furtherance and not in limitation of the covenants of the parties contained in Section 7.3 and this Section 7.4, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Companies, each of the Sellers and the Buyer shall cooperate in all respects with each other and use their respective commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

          (f) (i) Except as the parties may otherwise agree in writing, neither the Cable Venture nor Cable Corp. shall agree, without the Buyer's prior written consent, (1) to any adverse change to the material terms of any Governmental Authorization or (2) to the imposition


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


of any adverse condition to the assignment of any such Governmental Authorization to the Buyer as a condition to obtaining any Required Consent with respect to any such Governmental Authorization, and, in each case, the Buyer shall not be required to accept any such amendment or condition.

               (ii) Notwithstanding anything in Section 7.4(f) to the contrary, except as the parties may otherwise agree in writing, solely in connection with the requests for Franchise Extensions described in Section 7.4(b), the Buyer shall accept, and agree that the Companies may accept, changes to such Franchise(s) required by the applicable Governmental Authorities as a condition of granting the Franchise Extensions that do not increase the obligations of the Buyer in any material respect, or reduce the rights of the Buyer in any material respect, under the applicable Franchise(s) to which they relate.

     7.5   TAX MATTERS.

          (a) (i) The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies for all periods ending on or prior to the Closing Date that are filed after the Closing Date. The Sellers shall also prepare all amended Tax Returns which are intended to be filed for periods ending prior to the Closing Date ("AMENDED TAX RETURNS FOR PRIOR
PERIODS") and shall present such draft amended tax returns along with all supporting work papers to the Buyer no later than seven (7) calendar days prior to the Closing Date. In addition, the Sellers shall permit the Buyer to review and comment, at least seven (7) calendar days prior to its filing, on each Tax Return to be filed between the date of execution of this Agreement and the Closing Date ("2004 TAX RETURNS"). The Sellers shall permit the Buyer to review and comment on each and every Tax Return described above in every preceding sentence of this Section 7.5(a) prior to the filing of such Tax Return. If the Buyer and the Sellers are unable to agree on whether a Tax Return described in this Section 7.5(a) complies with the second sentence of Section 4.12(a) or the requirements of Section 7.5(e) (which shall be the sole bases for objecting to such Tax Returns), they shall refer the dispute to the Independent Accountants, whose determination in accordance with the procedures set forth in Section 3.4(b)(ii) in respect of the adjustments to the Purchase Price shall, absent manifest error, be final and binding on all parties. Notwithstanding the foregoing, with respect to any Amended Tax Returns for Prior Periods or any 2004 Tax Return, in the event that the Sellers and the Buyer are unable to agree on any matter relating to such Tax Return prior to the Closing Date (or the date such Tax Return is due, if earlier), then the filing of such Tax Return shall be deferred (except when a deferral would cause a Tax Return to be filed after its due date) and the parties shall refer the dispute to the Independent Accountants, whose determination in accordance with the procedures set forth in
Section 3.4(b)(ii) in respect of the matters in dispute with respect to such Tax Return shall, absent manifest error, be final and binding on all parties. With respect to any Tax Return described in this Section 7.5 concerning which the Sellers and the Buyer are unable to agree, and which is filed before the Independent Accountant is able to resolve such dispute (because the deferral of such filing would have caused the Tax Return to be filed after its due date), then if and to the extent that the Independent Accountant subsequently determines that the Tax Return actually filed by the Sellers understated the amount of Taxes that would properly be required to be reflected on such Tax Return, then such amount of understatement shall be paid to Buyer as an indemnity payment from the Deferred Purchase Price under Section 3.2(d) pursuant to the provisions of Article 11 herein and Buyer shall file an amended Tax Return

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


correcting the understatement in question. The Buyer agrees that it will cooperate and take any reasonable steps necessary to enable the filing of any Tax Returns prepared by the Sellers pursuant to this Section 7.5(a)(i) that are to be filed on or after the Closing Date.

               (ii) After the Closing, the Buyer shall prepare or cause to be prepared and file or cause to be filed, on a timely basis, Tax Returns of the Companies for all Tax periods that begin before the Closing Date and end after the Closing Date. The Buyer shall permit the Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes or ends on the Closing Date (including the last Tax Returns filed for the Companies ending on the Closing Date), the portion of such Tax that relates to the portion of such taxable period ending on the day immediately prior to the Closing Date (the "PRE-CLOSING TAX STRADDLE PERIOD") shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the portion of taxable period ending on the day immediately preceding the Closing Date, and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount that would be payable if the relevant taxable period ended at the end of the day immediately preceding the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the day immediately preceding the Closing Date. If the Buyer and the Sellers are unable to agree on any matter relating to a Tax Return described in this Section 7.5(a)(ii), they shall refer the dispute to the Independent Accountant, whose determination in accordance with the procedures set forth in Section 3.4(b)(ii) in respect of the adjustments to the Purchase Price shall, absent manifest error, be final and binding on all parties. Notwithstanding anything to the contrary in this Agreement or otherwise, any and all Taxes arising from, pertaining to, or incurred by virtue of the termination, assignment, assumption, transfer, cancellation, forgiveness, payment or exchange of all Transferred Assets, Excluded Liabilities and any intercompany amounts payable by the Companies to the Sellers, shall be borne by the Sellers (it being understood that liability for such Taxes shall not be accrued on the Closing Date Balance Sheet or included in Closing Date Current Liabilities and it being further understood that liability for such Taxes shall be treated as Excluded Liabilities for purposes of this Agreement). Furthermore, notwithstanding anything to the contrary in this Agreement, any U.S. or Puerto Rico Taxes of the Companies relating to the purchase of the Acquired Interests by the Buyer from the Sellers and the merger immediately thereafter of Cable Corp. with and into the Buyer shall be (i) borne by the Sellers if such Taxes arise from, pertain to or are incurred by virtue of the purchase of the Acquired Interests by the Buyer, and
(ii) borne by the Buyer if such Taxes arise from, pertain to or are incurred by virtue of the merger of the Cable Corp. into the Buyer.

               (iii) Any Tax refunds that are received by the Buyer, Cable Corp. or the Cable Venture and any amounts credited against Taxes to which the Buyer, Cable Corp. or the Cable Venture becomes entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date, shall be for the account of the Sellers except that the portion of the refund or credit allocable to the Closing Date itself shall be for the account of the Buyer (unless the particular refund or credit in question allocable to the Closing Date pertains to a Tax liability of the Sellers under this Agreement in which case it shall be for the account of the Sellers). The


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


Buyer, Cable Corp. or the Cable Venture shall pay over to the Sellers Escrow Account (or as designated by the Sellers following the closure of such Sellers Escrow Account) any such refund within ten (10) Business Days following the Companies' receipt thereof. The Buyer shall use commercially reasonable efforts to have the applicable Governmental Authority that issues any credits that it receives with respect to Taxes relating to tax periods or portions thereof ending on or prior to the Closing to, in lieu of such credits, issue a refund. If after using such commercially reasonable efforts, the Buyer is unable to obtain a refund, then the Buyer shall pay to the Sellers Escrow Account the amount of such credits as such credits are utilized to offset the Buyer's Tax liability. The Sellers shall reimburse the Buyer all reasonable out of pocket expenses to obtain such refunds or credits. The Buyer and the Sellers shall cooperate in all reasonable respects in connection with such refunds.

          (b) (i) After the Closing, the Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other such parties, in connection with the filing of Tax Returns pursuant to this Section 7.5 and in connection with any audit, litigation or other proceeding with respect to Taxes; PROVIDED that the Sellers shall reimburse the Buyer and its Affiliates for their reasonable out-of-pocket costs incurred (including the costs incurred in the form of fees from outside professionals such as accountants and lawyers) relating to an audit, litigation or other proceeding with respect to the Pre-Closing Period and the Buyer shall reimburse the Sellers for reasonable out-of-pocket expenses relating to an audit, litigation or other proceeding with respect to the Post-Closing Period. Such cooperation shall include the retention and (upon any such other party's request) the provision of records and information that is reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Sellers and the Buyer agree, and agree to cause the Companies to
(A) retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the Buyer or the Sellers, any extensions thereof), and to abide by all record retention agreements entered into with any Taxing Authority, and (B) give such other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other party reasonably so requests, the Sellers or the Buyer, as the case may be, shall allow any such other party to take possession of such books and records. The Sellers and the Buyer further agree, upon request, to provide the other party with all information reasonably available to it that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder (including any equivalent provisions of the PR Tax Code and the PR Treasury Regulations).

               (ii) Following the Closing, subject to Section 11.3, the Buyer shall: (A) promptly notify the Sellers of any audit, examination, litigation or other judicial, administrative or other proceeding of which the Buyer receives notice or otherwise obtains knowledge regarding any Tax or Tax return of the Buyer or either of the Companies that relates to any period prior to the Closing; and (B) permit the Sellers (and their attorneys, accountants and other representatives) to participate in any such audit, examination, litigation or other proceeding. Without prior written approval from the Sellers, in accordance with the provisions in Section 11.3, the Buyer shall not agree or consent to, approve, permit or otherwise acquiesce in the extension of any statute of limitations applicable to the assessment of any deficiency with


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


respect to any Tax paid, payable or alleged to be payable by the Buyer or the Companies that relates to any period prior to the Closing.

               (iii) The Buyer and the Sellers further agree, upon request of the other, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the Transactions).

          (c) Provided that the Confirmation Order includes the finding set forth in clause (J) of Section 7.11(b)(ii) in accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by this Agreement, shall be in contemplation of a plan or plans of reorganization to be confirmed by the Bankruptcy Court, and such shall be free and clear of any and all transfer tax, stamp tax or similar Taxes. Such instruments, orders and agreements transferring the Acquired Interests to the Buyer shall contain the following endorsement:

          "Because this [INSTRUMENT] has been authorized pursuant to an order of the United States Bankruptcy Court for the Southern District of New York, in contemplation of a plan of reorganization of the Cable Venture, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss. 1146(c)."

If such transfer, stamp or similar Taxes are ultimately payable, notwithstanding
Section 1146(c) of the Bankruptcy Code or for any other reason, the Sellers, on the one hand (from the Sellers Escrow Account), and the Buyer, on the other hand, shall each pay 50% of such transfer, stamp or similar Taxes which may be payable by reason of the Transactions and any and all claims, charges, interest or penalties assessed, imposed or asserted in relation to any such Taxes.

          (d) With respect to the Cable Venture, the Buyer and the Sellers agree to utilize, or cause their respective Affiliates to utilize, to the extent available, the alternative procedure set forth in Revenue Procedure 96-60 with respect to wage reporting.

          (e) Except as set forth on SCHEDULE 7.5 or in connection with the reconstruction of the Companies' books and records and reaudit of its financial statements, or with the written consent of the Buyer (not to be unreasonably withheld), since January 1, 2004, none of the Companies (i) has made (or will make) any Tax election, (ii) adopted or changed (or will adopt or change) any accounting period or method for Tax purposes, (iii) consented to or entered into (or will consent to or enter into) any closing agreement or similar agreement with any Taxing Authority, (iv) consented to or settled or compromised (or will consent to, settle or compromise) any Tax claim or assessment if such settlement or compromise involves other than the payment of money, or (v) has taken (or will take) any position inconsistent with any past practice on any Tax Return, or (vi) has taken (or will take) any action (other than in the ordinary course of business consistent with past practice) that would have the effect of increasing the Tax liability of the Companies on the Closing Date or for any period ending after the Closing Date or would decrease any attribute of the Companies existing on the Closing Date. Notwithstanding


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


anything to the contrary herein, even though the effect of the following activities may result in income or gains, or decreased deductions, that would increase the Tax Liabilities of the Companies on the Closing Date or for any period ending after the Closing Date or would decrease any attribute of the Companies existing on the Closing Date, (A) clause (vi) of this subsection (e) shall not require the Company to disclose on Schedule 7.5 or obtain the prior written consent of the Buyer for any activities conducted in the ordinary course of business consistent with past practice, and (B) this subsection (e) shall not require the Company to disclose on SCHEDULE 7.5 or obtain the prior written consent of the Buyer for items in amended Tax Returns that are (i) based on a change of capitalization or depreciation policy reflected in amended financial statements (without altering or eliminating the Sellers' representation on basis set forth in Section 4.12(g)) or (ii) otherwise consistent with the Audited Financials or Interim Financials included in the S-1 Financial Statements, provided, with respect to both clauses (i) and (ii) of this sentence, that under the governing tax authorities it is permitted for the Companies to correct, change or amend Tax Returns (including methods of accounting in such returns) on account of or in response to the amended financial statements.

     7.6 NON-SOLICITATION. Prior to the Closing, and if the Transactions are not consummated for a period of two years after termination of this Agreement, the Buyer shall not, directly or indirectly, solicit for employment or consulting, on its behalf or on behalf of any other person, any employee of the Companies as of the date of this Agreement, or seek to induce or persuade any such employee to terminate his or her employment with the Companies; PROVIDED, that nothing herein shall prohibit the Buyer (i) from hiring any past or present employee of the Companies if such Person has responded only to general employment solicitations or advertisements of the Buyer or (ii) from soliciting for post-Closing employment by or consulting with the Buyer (with such employment or consulting arrangement to occur only upon consummation of the Transactions) any of the persons listed on SCHEDULE 7.6 (the "KEY PERSONNEL"), and the Sellers and the Companies shall allow the Buyer and its representatives full access to such Key Personnel at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers or the Companies, for the purpose of discussing such employment or consulting arrangements; PROVIDED, FURTHER, that the Buyer shall provide the Sellers and the Companies with notice of and a reasonable opportunity to be present during any such discussions, and the Sellers and the Companies hereby agree and acknowledge that the content of any such discussions shall constitute Buyer Confidential Information.

     7.7 FURTHER ASSURANCES; SATISFACTION OF COVENANTS, ETC. The Companies and the Sellers, on the one hand, and the Buyer, on the other hand, shall each execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions of this Agreement and to consummate and make effective the Transactions. The Cable Venture and the Sellers, on the one hand, and the Buyer, on the other hand, shall each in good faith seek to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder (and, in the case of the conditions set forth in Section 8, to cooperate with each other in seeking the satisfaction of these conditions). After the Closing, each of the Sellers, on the one hand, and the Buyer, on the other hand, shall provide each other and each other's authorized representatives with full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the applicable Seller or to unduly interfere with the performance by the Companies' employees of their duties to the Companies, or the Buyer, in each case, respectively,


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


to all relevant books, records, work papers, information and employees and auditors of such Persons, to the extent necessary in connection with the preparation of any Tax Return or any Tax audit, the Excluded Liabilities, any third party claim for indemnification, any dispute between ML Media and Century or Adelphia or any other reasonable purpose; PROVIDED, HOWEVER, that the Sellers shall reimburse the Buyer for the cost of the time (based only on an allocation of direct salary costs) of any employees of the Companies and the party requesting the access shall reimburse the party providing such access for any out-of-pocket third party expenses incurred in providing such access.

     7.8 CHANGE OF BUSINESS NAME. The Buyer agrees that within 180 days following the Closing Date it will change any trade or fictitious names previously used by the Companies such that neither the Buyer's nor any of its Affiliates' joint venture, partnership, limited liability company, corporate, trade or fictitious names will contain the terms "CENTURY," "ADELPHIA" "ML," or any other term incorporating or confusingly similar with such terms. The Buyer agrees that, except as set forth on SCHEDULE 7.8, from and after such 180th day neither the Buyer nor any of its Affiliates will use or conduct business using any of such names, other than to notify Persons of their name changes in connection with the transfer of control of the Companies to the Buyer. The Sellers hereby grant the Buyer a non-exclusive, royalty-free license to use the Retained Marks in connection with the operation of the Systems for 180 days following the Closing Date (or, as applicable, for such longer period as set forth on SCHEDULE 7.8). Notwithstanding the foregoing, the Buyer will not be required to remove or discontinue using any Retained Marks that are affixed to converters, remotes and other items used in customer homes or properties, or that are used in similar fashion making such removal or discontinuation impracticable. The right of the Buyer to use the Retained Marks during the period referred to in this Section is subject to the following conditions: (i) the Buyer will comply with the Sellers' quality control standards with respect to use of the Retained Marks and will submit to the Sellers, before use, any materials created by the Buyer after the Closing Date, including, without limitation, advertising materials, on which the Retained Marks appear for the Sellers' approval, not to be unreasonably withheld or delayed; (ii) the Buyer acknowledges that the Retained Marks shall remain the property of the Sellers and/or such of their Affiliates that have rights in the Retained Marks (collectively, the "MARK OWNER"), and that all use of the Retained Marks by the Buyer shall inure to the benefit of the Mark Owner; (iii) the Buyer shall not use the Retained Marks in any way that would jeopardize their strength or validity or diminish their value; and (iv) the Buyer shall promptly inform the Sellers of any infringement of the Retained Marks by any third party of which it becomes aware.

     7.9 INSURANCE. Each Company shall maintain in full force and effect until Closing all existing insurance policies or comparable replacements, including without limitation any such policies relating to environmental, health or safety liabilities, to cover and protect the assets of the Companies against loss, damage or destruction.

     7.10 FULL ACCESS. Each Company and each Seller shall, and shall cause its Affiliates to, afford the members of the Buyer Group, upon reasonable advance notice and during normal business hours, such access to the properties, plants, personnel, equipment, facilities, books and records of the Companies as shall be reasonably necessary to enable the Buyer and its agents and representatives (a) to investigate the business affairs or environmental compliance or liability status (but shall not do any intrusive testing, without approval of the Cable Venture, such


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


approval not to be unreasonably withheld, delayed or conditioned) of the Companies for purposes of the Transactions and (b) to make orderly arrangements for the consummation of the Transactions.

     7.11  BANKRUPTCY PROCESS.

          (a) MOTIONS, ORDERS, ETC. The Cable Venture shall prepare and file with the Bankruptcy Court, not later than three (3) days from the date hereof, a motion to approve the Expense Reimbursement and Break-Up Fee. The Cable Venture and the Sellers shall promptly prepare and file with the Bankruptcy Court: (i) the Plan in form and substance acceptable to the Buyer in its reasonable judgment, (ii) a Disclosure Statement with respect to the Plan meeting the requirements of section 1125(b) of the Bankruptcy Code (the "DISCLOSURE STATEMENT"); and (iii) a motion to approve the Disclosure Statement. The Plan, any and all attachments and exhibits to the Plan, the Disclosure Statement and any approval motions and the orders approving the foregoing (including the order confirming the Plan) shall be acceptable in form and substance to the Buyer in its reasonable judgment and shall include all of the items set forth in Section 7.11(b) of this Agreement (the "CONFIRMATION ORDER"). The Sellers and/or the Cable Venture shall serve a copy of the Plan and Disclosure Statement on all Taxing Authorities having jurisdiction over the assets of the Companies, all governmental agencies having jurisdiction over the assets of the Companies with respect to Environmental Laws and on the attorneys general for the Commonwealth. The Cable Venture shall add the Buyer, and the Buyer's counsel, to the Cable Venture's so-called "Rule 2002 notice list" and otherwise provide notice to the Buyer of all matters that are required to be served on the Cable Venture's creditors pursuant to the Bankruptcy Code and Rules. The Sellers and the Cable Venture shall provide the Buyer with copies of all material pleadings, motions, orders and notices prepared by or on behalf of the Cable Venture at least three
(3) Business Days to the extent practicable (or one (1) Business Day if not practicable) prior to the filing thereof in the Chapter 11 Case so as to allow the Buyer to provide comments on the same (in all cases subject to their fiduciary duties and as emergencies may otherwise require).

          (b) CONFIRMATION ORDER.

               (i) The Cable Venture shall use its commercially reasonable efforts to obtain approval of the Confirmation Order and any other Order of the Bankruptcy Court necessary to authorize and consummate the Transactions as promptly as practicable.

               (ii) The Cable Venture shall use its commercially reasonable efforts to cause the Confirmation Order to provide, among other things:

                    (A) provide that the Plan has been proposed in good faith and not by any means forbidden by law;

                    (B) provide that the Buyer, and its Affiliates, members, equity holders, partners and professionals, are released from any claim of any party related to the Sellers, the business of the Companies or the Chapter 11 Case, except as otherwise set forth in this Agreement;


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                    (C) approve  the sale of the Acquired Interests on the terms and conditions set forth in this Agreement and authorize the Cable Venture and Century to proceed with this transaction and the Cable Venture and Century to comply with their respective obligations under this Agreement;

                    (D) provide for the payment by the Buyer of ordinary course of business post-petition trade payables and accrued expenses incurred by the Cable Venture according to the normal and customary terms applicable to such payments and expenses;

                    (E) state that any objections timely filed with respect to the Plan, which have not been withdrawn, are overruled or the interests of such objections have been otherwise satisfied or adequately provided for by the Bankruptcy Court;

                    (F) find that the Purchase Price represents fair value for the Acquired Interests;

                    (G) find that the Plan is in the best interests of the Cable Venture's estates and creditors;

                    (H) provide  that  the   Bankruptcy   Court   shall   retain
jurisdiction for the purpose of enforcing the provisions of this Agreement, the Confirmation Order and the Plan;

                    (I) authorize the Cable Venture and Century to execute, deliver, perform under, consummate and implement this Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the foregoing;

                    (J) find that, pursuant to Section 1146(c) of the Bankruptcy Code, the within transaction is "in contemplation of a plan or plans of reorganization to be confirmed by the Bankruptcy Court," and as such shall be free and clear of any and all transfer tax, stamp tax or similar Taxes;

                    (K) provide that all equity or equity-based compensation, and any documents and agreements relating thereto, and all other Interests (as defined in the Bankruptcy Code) in the Cable Venture will be canceled, and all obligations of the Cable Venture and any Affiliates of the Cable Venture under or in respect of them will be terminated;

                    (L) find that the Buyer is a "good faith" purchaser entitled to the protection afforded thereby under section 363(m) of the Bankruptcy Code;

                    (M) provide that Adelphia, its Affiliates, and any official committee and its professionals appointed in the bankruptcy cases of Adelphia or any of its Affiliates shall be bound by the obligations of the Sellers set forth in Section 7.1(b) and Section 7.16; and

                    (N) find  that  the  Buyer  has  not  acted in violation  of
Section 363(n) of the Bankruptcy Code.

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
+

              (iii) The Confirmation Order shall approve and authorize the assumption of the Assumed Executory Contracts.

          (c) COMPETING TRANSACTIONS.

               (i) From the date of this Agreement, neither the Sellers nor the Companies shall, and they shall not authorize or permit their respective Affiliates or their respective members, professionals, advisors, officers, directors, employees, representatives, other agents or other related parties to, directly or indirectly, (x) solicit, initiate or encourage the submission of any Acquisition Proposal, (y) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to the Companies, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (z) enter into any agreement with respect to an Acquisition Proposal.

                (ii) FIDUCIARY EXCEPTION.

                     (A) Notwithstanding the provisions of Section 7.11(c)(i), Century shall not be prohibited from furnishing information to, or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide written Acquisition Proposal if, and only to the extent that, (1) such action is taken prior to the issuance of the Confirmation Order, (2) Century's board of directors (its "BOARD"), after consultation with independent legal counsel, determines in good faith that such action is required for the Board to comply with its fiduciary obligations to Century's stakeholders under applicable Legal Requirements, (3) such Acquisition Proposal is an all-cash offer, with all third-party financing (if any) being evidenced by bona fide signed commitments from reputable financial institutions that do not include conditions to such financing less favorable than the conditions set forth in the Commitment Letters, to acquire 100% of Century's joint venture interests in the Cable Venture, and (4) the Board determines in good faith that such Acquisition Proposal, if accepted, is likely to be consummated, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and believes in good faith, after consultation with and based upon the written opinion (in customary form and subject to customary conditions) of an independent, nationally recognized financial advisor, that the Acquisition Proposal would, if consummated, result in a transaction superior to Century's stakeholders from a financial point of view than the Transactions (any such materially more favorable Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL"). Prior to taking any action pursuant to this Section 7.11(c)(ii) with respect to an Acquisition Proposal, Century shall provide prior written notice to the Buyer to the effect that it is proposing to take such action and provide the additional information required by Section 7.11(c)(ii)(B) (to the extent not previously provided to the Buyer).

                    (B) The Sellers and the Cable Venture shall notify the Buyer of any Acquisition Proposal or request for nonpublic information from any Person who is considering making an Acquisition Proposal (including, without limitation, all material terms and conditions thereof and the identity of the Person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide the Buyer with a copy of any written Acquisition Proposal or amendments or supplements thereto (or, if such action is


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


prohibited, a written summary of the material terms of the foregoing, including the identity of any Person submitting an Acquisition Proposal), and, if Century has become authorized pursuant to Section 7.11(c)(ii)(A) to enter into discussions concerning such Acquisition Proposal, Century shall thereafter inform the Buyer on a current basis of the status of any inquiries, discussions or negotiations with such Person, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give the Buyer a copy of any information related to the Companies delivered to such Person that has not previously been provided to the Buyer.

                    (C) Century shall not enter into any final and definitive agreements relating to any such Acquisition Proposal ("ALTERNATE AGREEMENTS") unless it shall have first afforded the Buyer the opportunity to match or improve upon the terms and conditions of such Acquisition Proposal (the Buyer's "MATCHING RIGHT"). Not less than three (3) Business Days prior to the execution of any Alternate Agreements, Century shall deliver to the Buyer (1) copies of such Alternate Agreements, together with (2) a notice to the Buyer stating that the Buyer shall have three (3) Business Days from receipt of such notice to exercise its Matching Right. If the Buyer elects to exercise its Matching Right, Century shall not enter into any such Alternate Agreements or seek an Order of the Bankruptcy Court confirming a plan of reorganization or otherwise approving and authorizing the transactions contemplated by such Alternate Agreements on the terms set forth therein unless Century and the Cable Venture also submit the Plan (as modified by the Buyer in the exercise of its Matching Right) for consideration and approval by the Bankruptcy Court. If the Buyer declines to exercise its Matching Right with respect to the Alternate Agreements, the provisions of this Section 7.11(c)(ii)(C) shall thereafter apply to any proposed material amendment or modification of such Alternate Agreements. The exercise or non-exercise by the Buyer of its Matching Right shall not alter or affect its rights to terminate this Agreement or to receive the Expense Reimbursement or the Break-Up Fee in accordance with the applicable provisions of this Agreement.

               (iii) Upon the execution and delivery of this Agreement, the Sellers and the Companies will, and will cause their respective Affiliates, and their respective members, officers, directors, employees, professional advisors, representatives and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

               (iv) EXPENSE REIMBURSEMENT; BREAK-UP FEE.

                        (A) If  this   Agreement  is  terminated   pursuant   to
Section 12.1(b) (but only if (x) the Buyer has satisfied all conditions to Closing requiring performance by the Buyer and (y) the failure of the Closing to occur on or before the Termination Date is the result of a willful breach by either of the Sellers or the Companies), Section 12.1(d) or Section 12.1(e) (but in each case only if (x) the Buyer is not in material breach of any obligation under this Agreement and (y) the breach or breaches giving rise to the Buyer's right to terminate is a willful breach by either of the Sellers or the Companies and, in the case of a breach of covenant where satisfaction of the covenant is solely within the control of the Sellers and the Companies, does not involve obtaining a third party consent, and can be satisfied using reasonable commercial efforts, any breach shall be deemed willful), Section 12.1(f),
Section 12.1(g), Section 12.1(h), Section 12.1(i), Section 12.1(j), Section 12.1(k), Section 12.1(l) or Section 12.1(o) (but only if


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


the basis of such termination is the issuance by the Bankruptcy Court of a Final Order rejecting the Plan), then, provided that the Expense Reimbursement and Break-Up Fee were previously approved by the Bankruptcy Court, the Companies shall reimburse the Buyer Group for all of its reasonable out-of-pocket expenses incurred in connection with this Agreement (including expenses or other amounts the Buyer pays pursuant to the terms of this Agreement, such as all or any portion of any filing fee), up to a total amount of six million dollars ($6,000,000) (the "EXPENSE REIMBURSEMENT") in same-day funds, at the time of such termination. For the avoidance of doubt, the parties agree that if this Agreement is terminated pursuant to Section 12.1(f), the Buyer Group's right to reimbursement of its expenses by the Companies shall be governed by that certain Expense Reimbursement Agreement, dated as of January 19, 2005, by and between the Cable Venture and MidOcean Partners LP, as the same shall have been amended through the date of such termination (the "EXPENSE REIMBURSEMENT AGREEMENT").

                        (B) If   this   Agreement   is  terminated  pursuant  to
Section 12.1(b) (but only if (x) the Buyer has satisfied all conditions to Closing requiring performance by the Buyer and (y) the failure of the Closing to occur on or before the Termination Date is the result of a willful breach by either Seller or by either of the Companies), Section 12.1(d) or Section 12.1(e) (but in each case only if (x) the Buyer is not in material breach of any obligation under this Agreement and (y) the breach or breaches giving rise to the Buyer's right to terminate is a willful breach by either of the Sellers or the Companies and, in the case of a breach of covenant where satisfaction of the covenant is solely within the control of Sellers and the Companies, does not involve obtaining a third party consent and can be satisfied using reasonable commercial efforts, any breach shall be deemed willful), Section 12.1(g) or
Section 12.1(o) (but only if the Bankruptcy Court shall have issued a Final Order rejecting the Plan) then, in addition to the Expense Reimbursement, if within 12 months of such termination the Sellers or the Companies consummate the transactions contemplated by any Acquisition Proposal (or, if the Chapter 11 Case has not been finally concluded within such 12-month period, obtain an Order of the Bankruptcy Court approving and authorizing the transactions contemplated by any Acquisition Proposal), the Companies shall pay the Buyer a termination fee in an amount equal to $15,600,000 less the amount of the Expense
Reimbursement (the "BREAK-UP FEE"), in same-day funds, on the day of such transactions are consummated or the day of entry of such Order, as applicable.

                        (C) If this   Agreement   is   terminated   pursuant  to
Section 12.1(h) or (i), then, in addition to the Expense Reimbursement (x) Century shall pay the Buyer 50% of the Break-Up Fee, in same-day funds, on the day the transactions contemplated by the applicable Alternative Agreement are consummated, and (y) if, within 12 months of such termination, ML Media sells its joint venture interest in the Cable Venture to a Person (other than the Buyer or its Affiliates) at a price greater than or equal to the price at which Century sold its joint venture interest pursuant to the applicable Alternative Agreement, ML Media shall pay the Buyer 50% of the Break-Up Fee, in same-day funds, on the day it consummates such sale.

                (d) OTHER BANKRUPTCY COVENANTS. The Cable Venture shall use its commercially reasonable efforts to make any filings, take all actions, and obtain any and all other approvals and orders necessary or appropriate for consummation of the Transactions, subject to its obligations to comply with any order of the Bankruptcy Court. The Cable Venture shall provide appropriate notice of the hearing on the Plan as is required by the Bankruptcy Code


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


Rules, Local Rules and orders of the Bankruptcy Court to all parties entitled to notice including, but not limited to, all parties to the Assumed Executory Contracts. The Assumed Executory Contracts shall be identified in the Disclosure Statement by the date of the Assumed Executory Contract(s), the other party to the contract or lease and the address of such party. The Disclosure Statement shall set forth the amounts (if any) necessary to cure defaults under each of such Assumed Executory Contracts as determined by the Cable Venture based on the books and records of the Cable Venture. The Cable Venture shall be responsible for payment of any and all cure amounts associated with the assumption of the Assumed Executory Contracts. Neither the Cable Venture nor the Sellers shall amend, modify or supplement the Plan, Disclosure Statement or Confirmation Order in any material respect adverse to the Buyer without the Buyer's written consent, which consent shall not be unreasonably withheld or delayed. In the event an appeal is taken, or a stay pending appeal is requested, from any of the foregoing orders of the Bankruptcy Court, the Cable Venture shall immediately notify the Buyer of such appeal or stay request and, upon the Buyer's request, shall provide to the Buyer within two (2) days after the Cable Venture's receipt thereof a copy of the related notice of appeal or order of stay. The Cable Venture shall also provide the Buyer with written notice of any motion, application, brief or other pleading filed in connection with any appeal from any of such orders. The Buyer shall cooperate with the Sellers and the Cable Venture in all reasonable respects in connection with the proceedings in the Bankruptcy Court, including, without limitation, delivery of any information relating to the Buyer required in connection with such filings or proceedings.

                (e) CERTAIN   CLAIMS    IN    BANKRUPTCY.    Claim    #838001770
($1,242,744.00)  and  #838001780  ($10,343.00)  of Secretario De Hacienda in the
Chapter 11 Case shall be satisfied or discharged prior to the Closing.

        7.12 CONTINUITY AND MAINTENANCE OF OPERATIONS. From the date of this Agreement until the Closing, unless otherwise agreed to in writing by the Buyer, with respect to the assets and properties of the Companies and the Systems (other than the Transferred Assets):

                (a) Except as described in Schedule 7.12(a):

                        (i) the Companies shall, and the Sellers shall cause the Companies to, continue to operate the Systems in the usual, regular and ordinary course consistent with past practice and make ordinary marketing, advertising, capital, promotional and other expenditures and implement ordinary pricing and promotional strategies consistent with past practice and, to the extent consistent with such conduct and operation, use commercially reasonable efforts to (a) preserve the current business intact in all material respects, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with the Companies and the Systems, (b) continue the Rebuild of the San Juan System in accordance with specifications set forth on SCHEDULE 1.1(W), (c) complete line extensions, placing conduit or cable in new developments and fulfill installation requests in the ordinary course of business and (d) exercise all of the Companies' rights to maintain existing "must carry" and retransmission agreements (including delivery of timely notices required in connection with extensions or renewals); provided, however, the Companies shall not institute any promotions longer than six months, other than a Dish-Win-Back promotion, without the consent of the Buyer.


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                        (ii) the Companies shall continue to operate the Systems
in material compliance with all Legal Requirements;

                        (iii) without limiting the generality of the foregoing, each Company shall maintain its assets and properties consistent with past practice, maintain the Real Property in substantially the same condition as exists as of the date of this Agreement, ordinary wear and tear excepted, maintain commercially reasonable Inventory levels in its ordinary course of business (which shall include sufficient quantities of amplifiers, line extenders, installation materials and converters to operate and maintain the Systems in the ordinary course of business), maintain insurance as in effect on the date of this Agreement and keep all of its business books, records and files in the ordinary course of business;

                        (iv) except in the ordinary course of business consistent with past practice, neither Company shall itself, or will permit any of its officers, managers, directors, shareholders, members, partners, agents or employees to, pay or forgive any Subscriber Accounts Receivable (other than for their own residences) prior to the Closing Date;

                        (v) each Company shall continue to implement its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement or consistent with past practice; and

                        (vi) the Companies shall make capital expenditures during the period from January 1, 2005 through the Closing Date in an aggregate amount equal to 100% of the amount of capital expenditures budgeted in the 2005 Budget for the period from January 1, 2005 through the Previous Month End (allocating any capital expenditures budgeted for the last quarterly period in that period on a pro rata basis to the three months in the quarter), including all capital expenditures at the head-end site required to launch HDTV-DVR service.

                (b) Except as described in SCHEDULE 7.12(b), neither Company shall, except in the ordinary course of business consistent with past practice, as contemplated by the 2005 Budget, as contemplated by this Agreement, or with the prior written consent of the Buyer:

                        (i) modify, amend, extend, terminate, renew, suspend, abrogate or enter into any Franchise, Governmental Authorization or Material Contract relating to the assets or properties of the Companies or the Systems (other than Material Contracts relating principally to the Rebuild of the San Juan System), PROVIDED, that the Buyer's consent thereto will not be unreasonably withheld;

                        (ii) change the rate charged for any subscriber service or establish a rate for DVR or HDTV service;

                        (iii) sell, transfer or assign any of the Companies' assets or properties to any Affiliate or any other third party, except for Transferred Assets, other than sales, transfers or assignments of inventory in the ordinary course of business and of obsolete or worn-out equipment; PROVIDED that the Companies shall not sell any digital converters currently used by the Systems without the prior consent of the Buyer;


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


                        (iv) enter into any contract or commitment or incur any indebtedness or other Liability or obligation of any kind relating to the Systems;

                        (v) enter into any agreement with a billing service with respect to the Systems;

                        (vi) take any action that would result in the loss, lapse or abandonment of any Company Intellectual Property (except with respect to actions permitted with respect to Transferred Assets);

                        (vii) with respect to the Systems, engage in any marketing, subscriber installation, collection or disconnection practices or offer discounts pursuant to selling or marketing campaigns, other than those described on SCHEDULE 7.12(b);

                        (viii) make any capital expenditure or series of capital expenditures that would require payment in whole or in part post-Closing (to the extent that such post-Closing Liability would not be included in the calculation of Closing Date Working Capital); or

                        (ix) take or commit to take any other action which, if taken prior to the date of this Agreement, would be required to be disclosed on
SCHEDULE 4.3(f).

The Cable Venture shall periodically deliver to the Buyer a true, correct and complete copy of each Material Contract, Governmental Authorization or other agreement that is entered into after the date of this Agreement and that, if it were in effect on the date of this Agreement, would be required to be listed on SCHEDULES 4.5, 4.6, 4.7, 4.8, 4.9, 4.10 or 4.17 (and shall deliver all such copies not less than two (2) days prior to the Closing Date).

                (c) Notwithstanding anything in Section 7.12(b) to the contrary, except as otherwise provided in this Agreement, neither Company shall, without the prior written consent of the Buyer, modify, amend, extend, terminate, renew, suspend, abrogate or enter into any Pole Attachment Agreement or any Retained Programming Agreement.

                (d) The Cable Venture shall deliver to the Buyer correct and complete copies of (i) all rate regulation documents prepared or filed at any time between the date of this Agreement and the Closing, and (ii) all non-routine correspondence, filings and submissions with or to any Governmental Authority made between the date of this Agreement and the Closing within two (2) days of the filing, submission or receipt thereof. The Cable Venture shall deliver to the Buyer, as soon as practicable and in any event not later than the delivery of the Estimated Adjustment Certificate, the rate card as of the Calculation Date, describing the services available from the Systems, and the rates charged by the Companies therefor, including all rates, tariffs, and other charges for cable television or other services provided by the Systems, and the line up of the stations and signals carried by the Systems and the channel position of each such signal and station. In addition, within 30 days after the last day of each calendar month, the Cable Venture shall deliver to the Buyer a report setting forth the number of Equivalent Subscribers of the Systems as of the last day of such month, listed by the subscriber categories described in
Section 4.5(a).


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          (e)  Neither  Company  shall,  with  respect to any of its  employees, except as required to comply with applicable law or as required to comply with existing contracts or plans that are disclosed on SCHEDULE 4.9 or SCHEDULE 4.10:
(i) increase or decrease in any manner the compensation or fringe benefits of any employee (except for increases in the ordinary course of business consistent with past practice in connection with normal salary reviews); (ii) voluntarily recognize any union as collective bargaining representative of any of its employees; (iii) enter into a collective bargaining agreement governing the terms or condition of employment of any of its employees; (iv) enter into any government contract giving rise to affirmative action obligations relating to any of its employees; or (v) agree to do any of the foregoing. The Cable Venture shall also notify the Buyer if, to the Companies' Knowledge, there is any union organizing involving, or directed towards, any group of employees of the Companies, and consult with the Buyer concerning the Companies' response to such organizing, and permit the Buyer to attend any collective bargaining discussions that may occur with any union representing any of the employees of the Companies for collective bargaining purposes or, at the Buyer's option, notify the Buyer of the progress of such discussions.

     7.13  COMPLETION OF THE REBUILD OF THE SAN JUAN SYSTEM.

          (a) From the date hereof until the Completion of the Rebuild of the San Juan System (or until the Closing Date if the Buyer elects to accept a reduction in the Purchase Price pursuant to Section 3.2(b)(ii)), the Cable Venture (and from and after the Closing Date, the Sellers) shall deliver to the Buyer monthly progress reports regarding the status of the Rebuild of the San Juan System, which shall include the Companies' and the Sellers' expenditures to date in connection with the Rebuild of the San Juan System. In addition, the Cable Venture shall permit the Buyer to conduct independent progress reviews of the status of the Rebuild of the San Juan System not less than sixty (60) days and thirty (30) days prior to the earlier of (i) the date on which the Sellers have determined (by written notice to the Buyer) that the Completion of the Rebuild of the San Juan System will have occurred and (ii) the Closing Date, respectively, which progress reviews shall include the right of the Buyer to inspect the San Juan System's compliance with the Rebuild specifications set forth on SCHEDULE 1.1(W) and their compliance in all material respects with the construction specifications on SCHEDULE 7.13(d).

          (b) In order to minimize disruptions to the System or to the services to customers provided thereby, from and after the Closing Date until the Completion of the Rebuild of the San Juan System (unless the Buyer has elected to accept a reduction in the Purchase Price pursuant Section 3.2(b)(ii)), the Sellers shall not cause or permit a "cut-over" of service on any section of the System to the rebuilt portion thereof unless the Sellers shall have first delivered to the Buyer written notice of such intended "cut-over" not less than five (5) Business Days prior to the intended date of transfer of service.

          (c) Except as set forth on SCHEDULE 7.13, the work, and all activities of the Sellers, the Companies and/or their contractors in connection with, in furtherance of, or in any way related to the Rebuild of the San Juan System shall be performed in compliance in all material respects with relevant and applicable laws, ordinances, rules and regulations (including occupational safety and health standards) of any Governmental Authority having jurisdiction over any aspect thereof, including, without limitation: (i) rules, regulations and requirements of the FCC, the Puerto Rico Board, the Environmental Protection Agency, the United States


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Department of Transportation and the FAA; (ii) the Cable  Communications  Policy
Act of 1984, as amended; (iii) the Telecommunications Act of 1996; (iv) the Puerto Rico Telecommunications Act; and (v) requirements of any Governmental Authorization covering the area in which the work is to be performed.

          (d) Upon the Sellers' determination that the Completion of the Rebuild of the San Juan System has occurred, the Sellers shall promptly notify the Buyer in writing. Upon receipt of such notice, the Buyer will have 30 days thereafter to conduct an independent inspection and verification of the Completion of the Rebuild of the San Juan System, which inspection and verification shall include the right of the Buyer to inspect the Systems' compliance with the Rebuild specifications set forth on SCHEDULE 1.1(W) and their compliance in all material respects with the construction specifications on SCHEDULE 7.13(d), and deliver a report specifying any such non-compliance, to be corrected at the Sellers' expense. In the event that after the Buyer's independent inspection and verification of the Completion of the Rebuild of the San Juan System, the Buyer disputes that the Completion of the Rebuild of the San Juan System has occurred or the Sellers disagree with a report delivered by the Buyer pursuant to the preceding sentence, the Buyer and the Sellers shall engage a neutral third party engineer to resolve the dispute as soon as practicable (the "INDEPENDENT ENGINEER"). The Independent Engineer's resolution of the dispute shall be final and binding, absent manifest error. The Buyer and the Sellers shall share equally in the fees and expenses of the Independent Engineer; PROVIDED that (i) if the Independent Engineer's determination is completed prior to the Closing Date, the Buyer shall deduct the Sellers' share of such fees and expenses from the amount payable to the Sellers at the Closing (which deduction shall not be deemed a reduction of the Purchase Price) and (ii) if the Independent Engineer's determination is completed after the Closing Date, the Sellers' share of such fees and expenses shall be paid from the Sellers Escrow Account. If the Completion of the Rebuild of the San Juan System is finally determined to have occurred (pursuant to the determination provisions set forth in this Section 7.13(d)) after the Closing Date, then, if the Buyer has not elected to accept a reduction in the Purchase Price pursuant Section 3.2(b)(ii), any remaining amount in the Rebuild Escrow Account (after payment of Sellers' share of the fees and expenses of the Independent Engineer, if any) shall be paid to the Sellers Escrow Account.

          (e) In the event that (i) the Completion of the Rebuild of the San Juan System has not occurred prior to the Closing and (ii) the Buyer has not elected to accept a reduction in the Purchase Price pursuant Section 3.2(b)(ii):

               (i) The process of the Completion of the Rebuild of the San Juan System (and payment for the Rebuild of the San Juan System) shall continue to be supervised by employees of Century in the same manner as currently conducted, pursuant to the Transition Services Agreement, with any remaining costs of the Rebuild of the San Juan System paid from the Rebuild Escrow Account and, if the actual cost for the Completion of the Rebuild of the San Juan System (including, without limitation, any fines, fees, penalties or assessments for the failure to comply with any Governmental Authorizations or Material Contracts associated therewith) exceeds the amount in the Rebuild Escrow Account (such excess amount, the "REBUILD COST OVERRUN"), from the Sellers Escrow Account; provided that the Sellers acknowledge and agree that the Sellers shall remain liable for the full amount of any Rebuild

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Cost Overrun,  notwithstanding  the release of any funds from the Sellers Escrow
Account prior to the Completion of the Rebuild of the San Juan System.

                (ii) In addition to the "as-built" maps of the portion of the San Juan System being rebuilt to be delivered to the Buyer pursuant to Section 7.15(f), upon the Completion of the Rebuild of the San Juan System, the Sellers shall deliver to the Buyer supplemental "as-built" maps of all of the Systems reflecting the post-Closing Rebuild of the San Juan System as built, which maps may be in electronic form.

     7.14 RISK OF LOSS. The risk of any loss or damage to the Systems and the assets and properties of the Companies resulting from fire, theft, hurricane or other casualty (except reasonable wear and tear) will be borne by the Companies and the Sellers prior to the Closing. If there is a hurricane that involves material, long-lasting or permanent damage to or destruction or degradation of the Companies' assets or their functionality or any other loss or damage that is sufficiently substantial so as to preclude and prevent resumption of normal operations of any material portion of the Systems, the Cable Venture shall promptly notify the Buyer in writing of that fact and whether the Cable Venture intends to repair, replace and restore the lost or damaged property to its former condition (or, if such lost or damaged property had not yet been replaced or upgraded in connection with the Rebuild of the San Juan System, to the condition of such property contemplated by the Rebuild of the San Juan System) as soon as practicable at its sole expense. If the Cable Venture indicates it will not so repair, replace and restore the lost or damaged property, then the Buyer shall have the right to terminate this Agreement by giving written notice thereof to the Cable Venture within thirty (30) days after receipt of such notice from the Cable Venture. If the Cable Venture agrees to so repair, replace and restore the lost or damaged property, then this Agreement shall continue in full force and effect and the Cable Venture shall be obligated to effect such repair, replacement and restoration as soon as reasonably practicable; PROVIDED, HOWEVER, that if such repair, replacement or restoration cannot reasonably be completed in all material respects prior to the Closing, then (i) the Closing shall be delayed until such completion in all material respects occurs, and (ii) at the Buyer's or the Sellers' option the Termination Date shall be extended to allow the Cable Venture to complete such repair, replacement or restoration, but in no event shall the Termination Date be extended by more than one month.

     7.15 ADDITIONAL COVENANTS REGARDING THE COMPANIES.

          (a) COVENANTS RELATING TO FACILITIES AND ENVIRONMENTAL MATTERS. Prior to the Closing:

               (i) the Companies shall have taken the remedial steps set forth on SCHEDULE 7.15(a)(I);

               (ii) the Companies shall have used reasonabl efforts to obtain all material permits and certificates required under applicable law for the use and operation of each of the Owned Real Properties and Leased Real Properties as currently used and operated by the Companies, including, without limitation, (1) use permits from the Regulations and Permits Administration, (2) sanitary licenses from the Department of Health, (3) certificates of inspection from the applicable Fire Department, and (4) for those sites for which such permits and

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


authorizations are required, air emissions source permits and underground injection control permits from the Environmental Quality Board; for those sites where asbestos-containing materials ("ACM") are present in good condition, the Company shall use reasonable efforts to prepare and implement an ACM operations and maintenance (O&M) plan in accordance with Environmental Quality Board requirements;

               (iii) the Companies shall have prepared Spill Prevention Control and Countermeasures Plans or Emergency Plans as required under applicable law with respect to the Owned Real Properties and the Leased Real Properties; and

               (iv) the Companies shall have taken the remedial steps set forth on SCHEDULE 7.15(a)(IV).

        (b) COVENANTS RELATING TO EMPLOYEE BENEFITS PLANS MATTERS. Prior to the Closing the Companies shall use reasonable commercial efforts to:

               (i) take all steps necessary to ensure that formal plan documentation for each Employee Benefit Plan has been prepared and properly executed, that appropriate trustees have been appointed for each plan, and that the 401(k) Plan for La Union Insular de Trabajadores y Construcciones Electricas Inc. has been submitted for and receive a favorable determination letter from the Puerto Rico Treasury;

               (ii)  file  all  outstanding   annual  reports  and  prepare  and
distribute summary plan descriptions and summary annual reports as required by applicable Legal Requirements;

               (iii) complete all discrimination and operational testing that is required for each Employee Benefit Plan and complete all corrections relating to any testing failures and late contributions to any Employee Benefit Plan; and

               (iv) formally adopt all relevant Employee Benefit Plans.

        (c) COVENANTS  RELATING   TO   SOFTWARE,   INTELLECTUAL   PROPERTY   AND
PROGRAMMING AGREEMENT MATTERS. Prior to the Closing:

               (i) the Companies shall have replaced the Companies' existing TERAYON system, in its entirety, with Motorola replacement equipment that in the aggregate is equivalent to or better than the TERAYON system being replaced;

               (ii) the Companies shall have completed their implementation of and transition to the Great Plains accounting system (or, if not completed by the Closing Date, Century shall provide to the Companies pursuant to the Transition Services Agreement the accounting software currently provided to the Companies);

               (iii) Century shall have transferred to the Companies, and shall have caused its Affiliates (including, without limitation, Adelphia) to have transferred to the Companies, the Retained Programming Agreements listed on
SCHEDULE 1.1(llll) and shall transfer


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

or use reasonable efforts to transfer to the Companies the other Retained Programming Agreements to which such Person is a party as specified on SCHEDULE 7.15(c)(iii); and

               (iv) Century shall have, and shall have caused each of its Affiliates (including, without limitation, Adelphia) to have, transferred or otherwise conveyed to the Companies (x) all of such Person's rights and interest in the NEMOS and Powertools software that are assignable by it without cost and shall have taken the action set forth on SCHEDULE 7.15(c)(IV), and (y) all of such Person's right, title and interest in and to the name POWERLINK.

        (d) COVENANTS RELATING TO OTHER OPERATIONAL MATTERS. Prior to the
Closing:

               (i) the Companies shall have taken all steps necessary to cause each of them to be in good standing in its state of organization and in the Commonwealth of Puerto Rico;

               (ii) if the Rebuild is completed by the Closing Date, the Sellers shall have assigned to the Companies, and shall have caused each of their respective Affiliates to have assigned to the Companies, all rights of any such Person (including, without limitation, rights to enforce performance and to seek damages or indemnity for breach of warranty) under any contract to which such Person is a party relating to the Rebuild of the San Juan System (and, if not, the Sellers shall do so promptly after completion of the Rebuild); and

               (iii) Century shall have transferred to the Companies all of the books and records relating to the historic operations of the Companies in the possession of Century (or Adelphia) in Century's capacity as manager of the Systems and, to the extent such books and records are held in electronic form, they shall be transferred in electronic form to the Companies; PROVIDED, HOWEVER, that Century shall be entitled to keep copies of such books and records.

          (e) At the Closing, the Companies shall have in stock for use (i) not less than 3,000 cable modems, (ii) not less than 2,000 HDTV/DVR boxes, and (iii) 3,000 digital converters that shall not be damaged and awaiting repair (or, if the total number of digital converters is at least 3,000 but the number of undamaged converters is less than 3,000, the Cash Purchase Price shall be reduced by an amount equal to $60 for each converter required to be repaired so that the number of undamaged converters is 3,000).

          (f) Within 30 days after the Closing Date, the Companies shall deliver to the Buyer a complete set of "as-built" maps of the portion of the San Juan System that has been rebuilt as of the Closing Date, which "as-built" maps may be in electronic form; PROVIDED that, if the Completion of the Rebuild of the San Juan System has occurred more than 30 days prior to the Closing Date, the Companies shall deliver such "as-built" maps on the Closing Date.

     7.16 NON-SOLICITATION; NO COMPETITIVE USE OF CONFIDENTIAL INFORMATION. To accord to the Buyer the full value of its purchase, neither of the Sellers shall, and each of the Sellers shall cause their respective Affiliates not to,
(i) for a period of two years after the Closing Date (the "NON-SOLICITATION PERIOD"), directly or indirectly, employ or solicit for employment or consulting, on its own behalf or on behalf of any other Person, any individual who has been an employee of the Companies or, after the Closing, the Buyer at any time during the period


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(x)  commencing on the date of this Agreement and (y) ending on the final day of the Non-Solicitation Period, or (ii) use in competition with the Systems any Company Confidential Information. The Sellers acknowledge that the remedy at law for breach of the provisions of this Section 7.16 will be inadequate and that, in addition to any other remedy the Buyer may have, it shall be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required; if any court construes the covenant in this
Section 7.16, or any part thereof, to be unenforceable because of its duration or the area covered thereby, the court shall reduce the duration or area to the extent necessary so that the provision, as reduced, shall then be enforceable.

     7.17 FURTHER ACTION REGARDING FINANCIAL STATEMENTS.

          (a) From the date hereof through the Closing, the Cable Venture shall deliver to the Buyer, within 45 business days after the end of each month, (i) monthly unaudited consolidated balance sheets and statements of income for the Companies, and (ii) a monthly reporting package including any management discussion and analysis of the financial condition and results of operations of the Companies that is prepared for the board of managers of the Cable Venture, the board of directors of Cable Corp. and/or the Sellers. In addition, the Companies and the Sellers shall deliver the Draft 2004 Financials as promptly as practicable, but in any event not later than 60 days after the date hereof.

          (b) The Companies and the Sellers shall use commercially reasonable efforts to deliver to the Buyer, as promptly as practicable, but in any event not later than August 31, 2005 for the Audited Financials or September 15, 2005 for the Interim Financials, (1) the Audited Financials and (2) the Interim Financials through the second quarter of 2005 (together with the comparable prior periods, as required), in each case meeting the requirements (in form and substance) of Regulation S-X under the Securities Act of 1933, as amended (the "SECURITIES ACT") in order to be included in a registration statement on Form S-1, assuming such registration statement is to be filed with the SEC under the Securities Act on the Closing Date (collectively, the "S-1 FINANCIAL STATEMENTS"), prepared on a basis consistent with the Audited Financials and, in the case of the audited financial statements, accompanied by the report thereon of PWC, the Companies' independent certified public accountants, which report shall be unqualified except with respect to the bankruptcy of the Cable Venture. In addition, the Companies and the Sellers shall deliver to the Buyer drafts of the Interim Financials for the first and the second quarters of 2005 by August 31, 2005.

          (c) The Companies and the Sellers shall use commercially reasonable efforts to deliver to the Buyer, as promptly as practicable but in any event not later than September 15, 2005, management's discussion and analysis of the financial condition and results of operations of the Companies as required by
Item 303 of Regulation S-K under the Securities Act and selected financial data as required by Item 301 of Regulation S-K, for inclusion in the Form S-1 registration statement (which the Companies and the Sellers shall use commercially reasonable efforts to update by November 22, 2005 to cover the Supplemental Interim Financials, if the Closing does not occur on or before November 15, 2005). The Companies and the Sellers shall use commercially reasonable efforts to assist the Buyer in preparing other information relating to the Companies required to be included in any bank information memorandum, offering memorandum or other similar document ("OFFERING DOCUMENTS") and shall provide all


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cooperation  reasonably  necessary in  connection  with the  arrangement  of the
Buyer's   financing  of  the  Cash  Purchase   Price,  in  each  case  including
participation in meetings (including with potential bank lenders), due diligence sessions, rating agency presentations, road shows, the drafting of the Offering Documents and similar documents, and the drafting of related documentation (including collateral documents) and certificates (PROVIDED, HOWEVER, that counsel for the Sellers shall not be required to deliver any legal opinions in connection with the Offering Documents and the Companies shall not be required to execute any agreements connected to the Buyer's financing that would be effective as to the Companies before the Closing).

          (d) The Companies and the Sellers shall use commercially reasonable efforts to cause PWC to perform a SAS 100 review of any unaudited financial statements (through the second quarter of 2005) included in the S-1 Financial Statements as soon as practicable but in any event not later than September 15, 2005 and to take such other actions as the Buyer may reasonably request in connection with Buyer's financing of the Cash Purchase Price, including, but not limited to: (i) delivering a "comfort letter" in a form meeting the requirements of SAS 72; (ii) consenting to the use of its report(s) on the audited financial statements included in the S-1 Financial Statements; and (iii) participating, at the Buyer's request, in the preparation of any registration statement, prospectus or offering memorandum that includes, or incorporates by reference, the S-1 Financial Statements.

          (e) Notwithstanding the foregoing, in the event that the Closing does not occur on or before November 15, 2005, then: (i) the Companies and the Sellers shall deliver to the Buyer, as promptly as practicable but in any event not later than November 22, 2005, the Interim Financials through the third quarter of 2005 (together with the comparable prior periods) (the "SUPPLEMENTAL INTERIM FINANCIALS"), meeting the requirements (in form and substance) of Regulation S-X under the Securities Act in order to be included in a registration statement on Form S-1, assuming such registration statement is to be filed with the SEC under the Securities Act on the Closing Date; (ii) the Supplemental Interim Financials shall be included for all purposes of this Agreement in the S-1 Financial Statements; (iii) the Companies and the Sellers shall use reasonable efforts to cause PWC to perform a SAS 100 review of the Supplemental Interim Financials as soon as practicable but in any event not later than November 22, 2005; and (iv) the other obligations and covenants of the Companies and the Sellers set forth in Sections 7.17(b) through 7.17(d) shall continue with respect to such updated S-1 Financial Statements.

          (f) If, following the Closing, the Buyer shall be required to deliver to the SEC additional financial statements (other than the financial statements specified in Section 7.17(b) and, if required to be delivered pursuant to
Section 7.17(e), the Supplemental Interim Financials) relating in whole or in part to any period prior to the Closing, the Sellers shall use their reasonable efforts to assist the Buyer in the preparation of such supplemental financial statements, including without limitation providing the Buyer's authorized representatives with full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all relevant books, records, work papers, information and employees and auditors of such Persons, to the extent necessary in connection with the preparation of any such supplemental financial statements.


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          (g) The  Sellers  and the  Companies  agree to record  in the  audited financial statements deliverable pursuant to this Agreement all adjustments proposed by PWC as part of PWC's audits of the financial statements of the Companies for the fiscal years ended December 31, 2002, December 31, 2003 and
December  31,  2004,  respectively,   regardless  of  the  materiality  of  such
adjustments (either individually or in the aggregate).

     7.18 FINANCING. The Buyer shall diligently and in good faith seek to obtain debt financing in the amount required to consummate the Transactions including, but not limited to, timely performing all covenants and agreements of the Buyer in the Commitment Letters. The Buyer shall keep the Sellers fully informed of any significant developments relating to the proposed debt financing and shall furnish to the Sellers, promptly after receipt, copies of all final documents and shall notify the Sellers if the Buyer in good faith reasonably believes that financing in the amount required to consummate the Transactions will not be available to the Buyer, pursuant to the Commitment Letters or otherwise. Any financing commitment or agreement shall not be subject to a due diligence condition, and any conditions to the closing of the financing that relate to the number of Equivalent Subscribers or Operating Cash Flow of the Systems shall be no more stringent than the conditions set forth in Section 9.8.

     7.19 INTERCOMPANY LIABILITIES. At the Closing, the Sellers and the Companies shall assign to the Sellers Escrow Account or another entity or otherwise satisfy from the Sellers Escrow Account or pursuant to the Plan all liabilities of the Companies to the Sellers and their respective Affiliates (other than the Companies) ("AFFILIATE LIABILITIES"), such that from and after the Closing the Buyer shall not have any Affiliate Liabilities owed to either Seller or their respective Affiliates.

     7.20 SALE OF ML MEDIA'S JOINT VENTURE INTERESTS. Unless and until this Agreement is terminated in accordance with the terms hereof, ML Media shall not sell, assign or otherwise transfer or dispose of, directly or indirectly, (a) its joint venture interests in the Cable Venture (the "ML JV INTERESTS") or (b) any right to exercise any vote with respect to or in respect of the ML JV Interests to any Person other than the Buyer.

     7.21 RELEASE OF OBLIGATIONS UNDER LETTERS OF CREDIT. No less than 30 days prior to the reasonably anticipated date of the Closing, the Companies shall deliver to the Buyer a revised version of SCHEDULE 4.6(e) (the "REVISED SCHEDULE 4.6(e)"), listing the Companies' open letters of credit and surety bonds as of the Closing Date and specifying the remaining term and amount of such letters of credit or surety bonds; PROVIDED that the REVISED SCHEDULE 4.6(e) shall not reflect an increase in the aggregate amount due under all such letters of credit and surety bonds of more than $100,000 over the aggregate amount due reflected on SCHEDULE 4.6(e). Subject to the foregoing, at Closing, the Buyer shall cause to be delivered to the issuing institution under such letters of credit or surety bonds, letters of credit or surety bonds with terms and availability equivalent to the letters of credit or surety bonds outstanding on the Closing Date.

     7.22 STAND-ALONE. The Companies shall use reasonable commercial efforts to take the actions set forth on SCHEDULE 7.22 to enable the Companies to operate as stand-alone entities (without requiring any products or services from Adelphia or Century) as of the Closing Date or as soon as practicable after the Closing Date (a "STAND-ALONE"). The Companies shall consult with the Buyer, and the Companies and the Buyer shall cooperate, to effect the Stand-Alone on a


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timely,  cost-efficient  basis.  Any individual  expenditure by the Companies to effect the Stand-Alone in excess of $50,000 or aggregate expenses to effect the Stand-Alone in excess of $1,500,000 shall require the approval of the Buyer, such approval not to be unreasonably withheld, and if the Buyer fails to approve any such expenditure, the Companies shall not be required to make such expenditure or provide the Stand-Alone capability of that expenditure. Any one-time expenses incurred by the Companies to effect the Stand-Alone that require the approval of the Buyer, but for which approval was not obtained, shall, if otherwise deducted in calculating Operating Cash Flow, be added back to Operating Cash Flow but shall not be added back in calculating Closing Date Working Capital. Any on-going expenses incurred by the Companies in operating as a Stand-Alone that require the approval of the Buyer, but for which approval was not obtained, shall not be added back in calculating Operating Cash Flow.

     7.23 PUBLICITY. No party shall make any public announcement regarding the Transactions without the consent of the others, except as a party determines is required by applicable laws. If a party determines it is required to make a public announcement, that party shall give the others as much prior notice as is reasonably practicable and shall consult with the others about the text of such announcement.

     7.24 RECORDATION OF LEASES. The Buyer and the Companies shall jointly determine which, if any, of the Companies' real property leases should be recorded, and the Companies shall use reasonable commercial efforts to record any such lease prior to the Closing.

            8.   CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

            The obligations of the parties hereto to consummate the Transactions are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

     8.1 CONSENTS FROM GOVERNMENTAL AUTHORITIES. All necessary notification filings required under the HSR Act shall have been made with the FTC and DOJ, the prescribed waiting periods (and any extensions thereof) shall have expired or been terminated.

     8.2 JUDGMENTS. There shall be no injunction or court order restraining consummation of any of the Transactions and there shall not have been adopted any law or regulation making all or any portion of such transactions illegal.

     8.3 CONFIRMATION ORDER. The Confirmation Order shall have been entered on the docket of the Bankruptcy Court and shall have become a Final Order.

            9.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

            The obligations of the Buyer to consummate the Transactions are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

     9.1 REPRESENTATIONS AND WARRANTIES OF COMPANIES AND SELLERS. The representations and warranties of the Companies and the Sellers set forth in this Agreement shall be true and correct in all respects on and as of the date hereof and as of the Closing Date as if made on and as of such date or, if made as of a specific date, as of such date; PROVIDED, that for purposes of this
Section 9.1, such representations and warranties shall be deemed true and correct in all


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respects to the extent that, after removing  concepts of Material Adverse Effect or materiality from all such individual representations and warranties, the aggregate effect of any inaccuracies in all such representations and warranties as of the applicable times does not and would not reasonably be expected to be material to the Companies taken as a whole; but PROVIDED, FURTHER, that the foregoing proviso shall not apply to the representations and warranties relating to the capitalization of the Companies set forth in Section 4.1.

     9.2 COVENANTS. The Sellers and the Companies shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

     9.3 MATERIAL CONSENTS. The Material Consents and the consent set  forth  on
SCHEDULE 5.2(C) shall have been obtained without any material condition adverse to the Buyer, except as the parties may otherwise agree, and in the case of Material Consents from the FCC and the Puerto Rico Board by final resolution of the FCC and the Puerto Rico Board; PROVIDED, HOWEVER, that the Buyer may waive the requirement that Puerto Rico Board authority be given by final resolution following approval of this transaction by the FCC.

     9.4 DELIVERY OF CERTIFICATES AND DOCUMENTS. The Cable Venture shall have delivered or caused to be delivered to the Buyer (or such other Person as applicable) the following:

          (a) a certificate of an officer of the Cable Venture certifying that the conditions set forth in Sections 9.1, 9.2, 9.3, 9.7 and 9.8 have been met;

          (b) a copy of the  Confirmation  Order referred to in Section  7.11(b)
(ii) and of any other Order required for the Transactions to be consummated;

          (c) a fully-executed copy of the Transition Services Agreement by and among Parent, the Buyer and Century;

          (d) evidence of the payment of all retention and sale bonuses payable by the Companies as of the Closing Date;

          (e) an affidavit, under penalties of perjury, stating that Cable Corp. is not and has not been a United States real property holding corporation, dated as of the Closing Date and in form and substance required under Treasury Regulation ss. 1.897-2(h) so that the Buyer is exempt from withholding any portion of the Purchase Price thereunder; and

          (f) such other documents, certificates or agreements as the Buyer may reasonably request.

     9.5 ESCROW AGREEMENT. The Escrow Agreement shall have been executed by the Escrow Agent and the Sellers.

     9.6   FINANCIAL STATEMENTS

          (a) SCHEDULE 9.6(A) shall have set forth, for the fiscal year ended December 31, 2004, a list of expenses (by categories and amounts) that have been allocated to


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the  Companies  by  Century  or ML Media or any of their  respective  Affiliates
(including, without limitation, the Management Fee and expenses arising under the Programming Agreements) (the "ALLOCATIONS") for such fiscal year (the "ALLOCATION SCHEDULE"), as reflected in the Unaudited Financials. The Companies shall provide notice to the Buyer if there is any change in the methods of determining the Allocations or the products or services included within the Allocation from that set forth on SCHEDULE 9.6(a).

          (b) The unaudited consolidated balance sheet, statement of operations and statement of cash flows as of and for the year ended December 31, 2004, including the notes thereto, to be provided to the Buyer prior to the Closing pursuant to Section 7.17(a) (the "DRAFT 2004 FINANCIALS"), shall have presented fairly the financial condition of the Companies as of such date and the results of operations and cash flows of the Companies for the periods therein referred to, in conformity with GAAP applied consistently throughout the periods covered thereby, and the accounting principles used in preparing the Draft 2004 Financials shall have been the same as the Reference Accounting Principles, and the methodology for the Allocations to the Companies for the fiscal year ended December 31, 2004 shall not have differed in any material respect from the methodology for the Allocations set forth on the applicable Allocation Schedule.

          (c) The Cable Venture shall have furnished the Buyer with the Audited Financials for the fiscal years ended December 31, 2002 and December 31, 2003 conforming to the requirements of Section 4.3(b), together with the report thereon of PWC, the Companies' independent certified public accountants, which report shall be unqualified except with respect to the bankruptcy of the Cable Venture, not later than August 31, 2005. Taking into account both the line items reflected on the face of the financial statements and the information disclosed in the footnotes to the financial statements, the Audited Financials for the fiscal year ended December 31, 2003, as compared to the Unaudited Historical Financials for the same fiscal year, shall not reflect (i) any material reduction in Current Assets (excluding cash) or Total Assets (excluding cash), or any material increase in Current Liabilities or Total Liabilities (other than Transferred Assets or Excluded Liabilities), in each case as set forth on the corresponding balance sheet as of December 31, 2003, (ii) any material reduction in Net Revenues, Net Income, or Operating Cash Flow (in the case of "Operating Cash Flow" as such term is defined in this Agreement and is derived from the Audited Financials and the Unaudited Historical Financials, as applicable, in accordance with such definition), in each case individually (and not on an aggregated basis) as reflected in the corresponding statement of operations for the fiscal year ended December 31, 2003, or (iii) any change or changes to the line items reflected on the face of the financial statements or the information disclosed in the footnotes to such financial statements (including, without limitation, any changes to any of the specific items identified in clauses (i) or (ii)), which, individually or in the aggregate, result in any material, adverse change in the amount, composition or terms of debt financing made available to the Buyer by its lenders (as compared to the amount, composition and terms set forth in the Commitment Letters).

          (d) The Cable Venture shall have furnished the Buyer with the Draft 2004 Financials as promptly as practicable, but in any event not later than 60 days after the date hereof. Taking into account both the line items reflected on the face of the financial statements and the information disclosed in the footnotes to the financial statements, the Draft 2004 Financials, as compared to the Unaudited 2004 Financials, shall not reflect (i) any material


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reduction in Current Assets  (excluding cash) or Total Assets  (excluding cash), or any material increase in Current Liabilities or Total Liabilities (other than Transferred Assets or Excluded Liabilities), in each case as set forth on the corresponding balance sheet as of December 31, 2004, (ii) any material reduction in Net Revenues, Net Income or Operating Cash Flow (in the case of "Operating Cash Flow" as such term is defined in this Agreement and is derived from the Draft 2004 Financials and the Unaudited 2004 Financials, as applicable, in accordance with such definition), in each case individually (and not on an aggregated basis) as reflected in the corresponding statement of operations for the fiscal year ended December 31, 2004, or (iii) any change or changes to the line items reflected on the face of the financial statements or the information disclosed in the footnotes to such financial statements (including, without limitation, any changes to any of the specific items identified in clauses (i) or (ii)), which, individually or in the aggregate, result in any material, adverse change in the amount, composition or terms of debt financing made available to the Buyer by its lenders (as compared to the amount, composition and terms set forth in the Commitment Letters).

          (e) The Cable Venture shall have furnished the Buyer with audited financials as of and for the year ended December 31, 2004 (the "AUDITED 2004 FINANCIALS"), conforming to the requirements of Section 4.3(b), together with the report thereon of PWC, the Companies' independent certified public accountants, which report shall be unqualified except with respect to the bankruptcy of the Cable Venture, not later than August 31, 2005. Taking into account both the line items reflected on the face of the financial statements and the information disclosed in the footnotes to the financial statements, the Audited 2004 Financials, as compared to (x) Unaudited 2004 Financials and (y) the Draft 2004 Financials, shall not reflect (i) any material reduction in Current Assets (excluding cash) or Total Assets (excluding cash) or any material increase in Current Liabilities or Total Liabilities (other than Transferred Assets or Excluded Liabilities), in each case as set forth on the corresponding balance sheet as of December 31, 2004, (ii) any material reduction in Net Revenues, Net Income or Operating Cash Flow (in the case of "Operating Cash Flow" as such term is defined in this Agreement and is derived from the Audited 2004 Financials and the Draft 2004 Financials, as applicable, in accordance with such definition), in each case individually (and not on an aggregated basis) as reflected in the corresponding statement of operations for the fiscal year ended December 31, 2004 or (iii) any change or changes to the line items reflected on the face of the financial statements or the information disclosed in the footnotes to such financial statements (including, without limitation, any changes to any of the specific items identified in clauses (i) or (ii), which, individually or in the aggregate, result in any material, adverse change in the amount, composition or terms of debt financing made available to the Buyer by its lenders (as compared to the amount, composition and terms set forth in the Commitment Letters).

          (f) All financial statements delivered pursuant to this Section 9.6 that are referred to in Section 7.17 shall have complied with all requirements of Section 7.17.

          (g) The increase in the percentage Management Fee payable to Century accrued during the period January 1, 2002 through May 31, 2003 shall be disregarded in making all determinations pursuant to Section 7.17(b), (c), (d) and (e).


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          (h) The Buyer may only assert the condition contained in this  Section
9.6 or the corresponding termination right in Section 12.1(j)(3) if the Buyer provides the Sellers a written notice (i) within 60 days after the receipt of the Draft 2004 Financials, if the Draft 2004 Financials fail to comply with
Section 7.17 or this Section 9.6, or (ii) within 60 days after the receipt of all of the Audited Financials, if any of the Audited Financials fail to comply with Section 7.17 or this Section 9.6, indicating in either case with specificity the basis on which it intends to assert the failure of this condition.

     9.7 MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall not have occurred any fact, change or event that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect.

     9.8 SUBSCRIBERS; OPERATING CASH FLOW. Neither the number of Equivalent Subscribers as of the Previous Month End nor the estimated number of Equivalent Subscribers as of the Closing Date shall be less than 129,482 and the Operating Cash Flow of the Systems as of the Previous Month End shall not be less than $50,000,000.

     9.9 FINANCING. The Buyer shall have received (or shall have the right to receive) proceeds of debt financing of at least $350,000,000 (less the amount, if any, of any reduction in the Purchase Price pursuant to Section 3.3(c)), on terms and conditions reasonably satisfactory to the Buyer (the Buyer agreeing that terms and conditions not materially less favorable to the Buyer than those set forth in the Debt Commitment Letter shall be deemed reasonably satisfactory to the Buyer).

     9.10 CONFIRMATION ORDER. The Confirmation Order shall conform to the requirements of Section 7.11(b) of this Agreement. The Assumed Executory Contracts shall have been assumed by the Cable Venture such that the Assumed Executory Contracts will be in full force and effect from and after the Closing with all cure costs paid by the Cable Venture and all non-debtor parties being barred and enjoined from asserting against the Buyer, among other things, defaults, breaches or Claims of pecuniary losses existing as of the Closing or by reason of the Closing.

     9.11 PAYMENT MOTION. An Order granting that certain Motion of Debtor for an Order Pursuant to Bankruptcy Code ss.105 Authorizing Payment of Agreed Pre-Petition Claims of Non-Inside Creditors, dated January 11, 2005, shall have been entered on the docket of the Bankruptcy Court and shall have become a Final Order. The Cable Venture shall have made full, final and indefeasible payment of all claims contemplated to be paid pursuant to the terms of such motion.

     9.12 EXTENSION OF REBUILD DEADLINE.   The  Puerto  Rico  Board  shall  have
extended the deadline for Completion of the Rebuild of the San Juan System to a date not earlier than the Rebuild Extension Date.

     9.13 FRANCHISE EXTENSIONS. The Puerto Rico Board shall have granted the Franchise Extensions with no changes to the terms of the Franchises except as contemplated by Section 7.4(f).


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            10.   CONDITIONS PRECEDENT TO COMPANIES' AND SELLERS' OBLIGATIONS

          The obligations of the Companies and the Sellers to consummate the Transactions are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

     10.1 REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and as of the Closing Date as if made on and as of each such date or, if made only as of a specific date, as of such date.

     10.2 COVENANTS. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

     10.3 MATERIAL CONSENTS. The Material Consents from the FCC and the Puerto Rico Board and the consent set forth on SCHEDULE 5.2(C) shall have been obtained without any material condition adverse to the Sellers, except as the parties may otherwise agree.

     10.4 DELIVERY OF CERTIFICATES AND DOCUMENTS. The Buyer shall have delivered or caused to be delivered to the Cable Venture (or to such other Person as applicable) the following:

          (a) a certificate of an officer of the Buyer as to (i) the organizational documents of the Buyer, (ii) all actions taken by and on behalf of the Buyer to authorize the execution, delivery and performance of this Agreement and the Related Agreements and (iii) the incumbency of officers signing this Agreement and any Related Agreement on behalf of the Buyer;

          (b) a certificate of an officer of each Buyer certifying that the conditions set forth in Sections 10.1 and 10.2 have been met;

          (c) the payments pursuant to Section 3.2(c)(i) and pursuant to Section 3.2(c)(ii); and

          (d) the Investor Guaranty.

     10.5  ESCROW  AGREEMENT.  The Escrow  Agreement  shall have   been executed
by the Escrow Agent and the Buyer.

              11. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION

     11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and certifications of the parties contained in this Agreement or in any certificate delivered pursuant to Sections 9.4(a) or 10.3(b) and any claim with respect to any failure to perform any covenant shall survive
the  Closing  for  a  period   ending  on  December  31,  2006.   No


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claim for  indemnification  for breach of a  representation  or  warranty or any covenant, agreement or obligation may be asserted after the expiration of the applicable survival period for such representation, warranty or covenant; PROVIDED, that the written assertion of any claim by a party against another
party   hereunder   with  respect  to  the  breach  or  alleged  breach  of  any representation, warranty or any covenant, agreement or obligation or of a series of facts which would support such breach, which claim shall include specific assertions as to the underlying facts supporting the claim as opposed to general assertions of a breach, shall extend the applicable survival period through the date such claim is conclusively resolved. None of the foregoing shall be deemed to affect the obligations of the parties to perform their respective obligations under Sections 7.1, 7.5, 7.6, 7.7, 7.8, 7.13, 7.16 and 7.17 that are required to be performed after the Closing Date.

     11.2  INDEMNIFICATION.

          (a)  INDEMNIFICATION BY THE BUYER.  Subject to the limitations in this
Section 11, the Buyer agrees to indemnify, defend and hold harmless the Companies (and after the Closing, the Sellers) from and against any and all loss, Liability, damage or expense, but excluding any consequential or exemplary damages, (collectively, "Losses") to the extent such Losses are based upon, arise out of or are related to:

               (i) a breach of any representation or warranty of the Buyer contained in this Agreement;

               (ii) any failure of the Buyer to perform or comply with any of the covenants, agreements or obligations of the Buyer set forth in this Agreement or in any Related Agreement; or

               (iii) any Liability to any broker or finder retained or alleged to have been retained by the Buyer in connection with this Agreement or the Transactions.

          (b) INDEMNIFICATION BY THE SELLERS. Subject to the limitations in this
Section 11, the Sellers jointly and severally agree to indemnify, defend and hold harmless the Buyer Group from and against any and all Losses to the extent such Losses are based upon, arise out of or are related to:

               (i) a breach of any representation or warranty (after giving effect to any materiality or Material Adverse Effect qualification) of the Sellers or the Companies contained in this Agreement; PROVIDED that, for purposes of this Section 11.2(b), if there is a breach of any representation or warranty (after giving effect to any materiality or Material Adverse Effect qualification) then the determination of the Losses upon such breach of any representation or warranty shall be made without regard to any materiality or Material Adverse Effect qualification contained therein; and PROVIDED FURTHER that, for purposes of the foregoing proviso only, any Material Adverse Effect qualification contained in any representation or warranty in Section 4.8(b),
Section 4.8(c) and Section 4.17(e) only shall not be given effect, but instead such representation or warranty shall instead be interpreted as though it contained a materiality qualification;


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


               (ii) any failure of the Sellers or the Companies to perform or comply with any of the covenants, agreements or obligations of the Sellers or the Companies contained in this Agreement or in any Related Agreement (other than Section 7.15(b), which is covered by clause (vi) below);

               (iii) any Excluded Liabilities;

               (iv) any Liability to any broker or finder retained or alleged to have been retained by the Companies (except as reflected as a Closing Date Current Liability in the final determination of Closing Date Working Capital) or either of the Sellers in connection with this Agreement or the Transactions;

               (v) any Indemnified Tax Liability; or

               (vi) the failure to obtain a favorable determination letter from the Puerto Rico Treasury for La Union Insular de Trabajadores Industriales y Construcciones Electricas Inc. 401(k) Plan or to successfully complete prior to the Closing Date any of the other actions set forth in Section 7.15(b).

     11.3  ASSERTION OF CLAIMS; NOTICE OF AND RIGHT TO DEFEND THIRD PARTY
           CLAIMS.

          (a) If any third party notifies any party (the "INDEMNITEE") with respect to any matter (a "THIRD-PARTY CLAIM") that may give rise to a claim for indemnification against any other party (the "INDEMNITOR") under Section 11.2, then the Indemnitee shall promptly notify the Indemnitor thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnitee in notifying the Indemnitor shall relieve the Indemnitor from any obligation hereunder unless (and then solely to the extent) the Indemnitor is thereby prejudiced.

          (b) Any Indemnitor will have the right to defend the Indemnitee against the Third-Party Claim with counsel of his, her, or its choice reasonably satisfactory to the Indemnitee so long as (i) the Indemnitor assumes such defense on a timely basis, (ii) the Indemnitor provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnitor will have the financial resources to defend against the Third-Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third-Party Claim involves money damages only and does not seek an injunction, and (iv) the Indemnitor conducts the defense of the Third-Party Claim actively and diligently.

          (c) So long as the Indemnitor is conducting the defense of the Third-Party Claim in accordance with Section 11.3(b) above, (i) the Indemnitee may retain separate co-counsel at his, her, or its sole cost and expense and participate in the defense of the Third-Party Claim, PROVIDED that if the defendants in any Third Party Claim include both the Indemnitor and the Indemnitee, and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from, inconsistent with or in addition to those defenses available to the Indemnitor, or if there is a conflict of interest that would prevent counsel for the Indemnitor from also representing the Indemnitee, then the Indemnitee shall have the right to engage a single separate counsel at the cost and expense of the Indemnitor, (ii) the Indemnitee will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnitor (not to be unreasonably withheld), and (iii) the Indemnitor will not consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnitee (not to be unreasonably


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withheld)  unless such settlement  involves only the payment of money damages by the Indemnitor and does not impose an injunction or other equitable relief upon the Indemnitee. If the Indemnitor does not timely assume and conduct the defense of the Third-Party Claim, or at any time ceases to do so, then the Indemnitee may thereafter assume the defense of the Third-Party Claim with a single counsel of his, her or its choice at the cost and expense of the Indemnitor.

          (d) Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.3, with respect to a Third Party Claim in respect of Taxes, including any audit or examination by a Taxing Authority, the Sellers, on the one hand, and the Buyer, on the other hand, shall not, unless with the prior written consent of the other party: (i) agree or consent to, approve, permit or otherwise acquiesce in the extension of any statute of limitations applicable to the assessment of any deficiency with respect to any Tax paid, payable or alleged to be payable by the Companies or the Buyer that relates to any period prior to the Closing; and (ii) agree to adjust an item of any of the Companies for any Tax period (or portion thereof) ending on the Closing Date or any Pre-Closing Tax Straddle Period to the extent such adjustment would require an adjustment to an item of any of the Companies or the Buyer that could reasonably be expected to result in an increase in the Tax Liability of the other party or its Affiliates for such Tax period or any Tax period beginning on or following the Closing Date.

          (e) Any claim by an Indemnitee on account of a Loss that does not result from a Third-Party Claim will be asserted by giving the Indemnitor reasonably prompt written notice thereof, describing such claim with reasonable particularity and containing a reference to the provision(s) of this Agreement under which such claim has arisen; PROVIDED, that the failure of an Indemnitee to so notify promptly any Indemnitor shall not relieve such Indemnitor from any Liability which it may have to the Indemnitee in connection therewith, unless (and then solely to the extent) such Indemnitor actually has been prejudiced by such failure to give notice. The Indemnitor will have a period of 60 days following its receipt of such notice within which to respond in writing to such claim. If the Indemnitor does not so respond within such 60 day period, the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this Agreement.

          (f) Where the indemnification is provided from the Indemnity Escrow Account, all rights of the Indemnitor shall be exercised by the Sellers.

          (g) A claim for indemnification for any Indemnified Tax Liability against the Deferred Purchase Price may be asserted by the Buyer only if a Taxing Authority has asserted a claim for Tax, or if the Buyer has reasonably determined in good faith that there is a significant risk of a material Tax Liability. A claim for indemnification shall be payable to the Buyer only upon
(i) final determination by a Taxing Authority, (ii) agreement between the Buyer and the Sellers or (iii) the determination by the Independent Accountant with respect to a Tax Return in question as described in Section 7.5(a) and the filing by the Buyer of the amended Tax Return as described therein. Any claim for Indemnified Tax Liability asserted by the Buyer may include deficiencies in previously asserted claims. All Tax claims shall be deemed finally determined by


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a Taxing  Authority  upon  final  assessment  (no  longer  subject  to review or appeal), closing agreement or similar document with the Taxing Authority. If the Sellers dispute that there is a significant risk of material Tax Liability, the parties shall refer the dispute in question to the Independent Accountants who shall, in accordance with the procedures set forth in Section 3.4(b)(ii), determine whether or not the Buyer's claim corresponds to a significant risk of a material Tax Liability as required herein. In the event that the Independent
Accountants   determine  that  the  Buyer's  claim  does  not  correspond  to  a significant risk of a material Tax Liability, then the claim shall be treated under this Agreement as if it had not been made by the Buyer, although, for the avoidance of doubt, if the claim is later asserted by a Taxing Authority then this treatment shall cease to apply. Any claim for Indemnified Tax Liability asserted by the Buyer with which the Sellers agree or as determined by the Independent Accountants shall permit the Buyer to holdback from the Deferred Purchase Price the amount associated with such claim but shall not be payable to the Buyer until (i) the final determination by a Taxing Authority, (ii) agreement between the Buyer and the Sellers, or (iii) determination by the Independent Accountant with respect to a Tax Return in question as described in
Section 7.5(a).

     11.4  LIMITATIONS ON LIABILITY.

          (a) BASKET. No party shall be required to indemnify any other party pursuant to Section 11.2(a)(i) or Section 11.2(b)(i) with respect to Losses arising from a breach of any representation or warranty, unless the aggregate amount of all such Losses in respect of such party's breaches of representations and warranties exceeds an amount equal to $2,600,000) (the "BASKET"), in which event the indemnifying party shall be liable for the Losses above the Basket; PROVIDED that, to the extent that any claim for indemnification by the Sellers pursuant to Section 11.2(a)(iii) (Broker's Fees) or by the Buyer pursuant to
Section  11.2(b)(iii)  (Excluded  Liabilities),  Section  11.2(b)(iv)  (Brokers'
Fees), Section 11.2(b)(v) (Indemnified Tax Liabilities) or Section 11.2(b)(vi) (Section 7.15(b) Covenants) may also be construed as a claim under Section 11.2(a)(i) or Section 11.2(b)(i), as applicable, the parties hereto acknowledge and agree that such claim shall be deemed for all purposes to be a claim pursuant to Section 11.2(a)(iii), Section 11.2(b)(iii), Section 11.2(b)(iv),
Section 11.2(b)(v) or Section 11.2(b)(vi), as applicable, and the Basket shall not apply thereto and PROVIDED, FURTHER, that the Basket shall not apply to a breach of the representation in Section 4.12(g). No party shall be entitled to indemnity to the extent the Loss has been reflected in the computation of the Closing Date Working Capital or the other adjustments to the Purchase Price.

          (b) CAP. The liability of the Sellers for breaches of any representations and warranties and covenants, agreements and obligations under this Agreement or any other indemnifiable claim under this Agreement shall be limited to Losses not exceeding the aggregate amount in the Indemnity Escrow Account (originally $25,000,000 and reduced as provided in the Escrow Agreement) and, in the case of Indemnified Tax Liabilities, set off against the Deferred
Purchase Price and shall be satisfied solely from the funds held in the Indemnity Escrow Account (or such set-off), and the Buyer shall have no other recourse against ML Media or Century or any of their respective partners, officers, directors or shareholders with respect to such indemnity obligations or otherwise arising under this Agreement, except as provided in Section 11.6(b); PROVIDED that the Sellers acknowledge and agree that the limitation on liability set forth in this Section 11.4(b) shall not apply with respect to claims of the Buyer pursuant to Section 11.2(b)(iii).


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          (c) To the extent that the indemnified  party  recognizes Tax Benefits
(as defined below) with respect to any taxable year as a result of any claim, the indemnified party shall pay the amount of such Tax Benefits (but not in excess of the indemnification payment or payments actually received from the indemnifying party with respect to such claim) to the indemnifying party as such Tax Benefits are actually recognized by the indemnified party. For this purpose, an indemnified party shall be deemed to recognize a tax benefit ("TAX BENEFIT") with respect to a taxable year if, and to the extent that, the indemnified party's liability for Taxes for such taxable year, calculated by excluding any Tax items attributable to the claim, exceeds the indemnified party's actual liability for Taxes for such taxable year, calculated by taking into account any Tax items attributable to the claim (to the extent permitted by relevant Tax law and treating such Tax items as the last items claimed for any taxable year).

          (d) None of the Cable Venture, Cable Corp., ML Media or Century shall have any Liability to the Buyer under this Agreement or otherwise if the Bankruptcy Court does not enter the Confirmation Order, except for (i) the obligation to pay the Expense Reimbursement and/or the Break-Up Fee, as set forth in Section 7.11(c)(iv) and (ii) as applicable, the obligations of the Cable Venture to reimburse the Buyer's expenses under (and subject to the conditions contained in) the Expense Reimbursement Agreement.

          (e) Any payment pursuant to this Section 11 shall be treated as an adjustment to the Purchase Price.

     11.5 INDEMNIFIED TAX LIABILITIES. Any liability of the Sellers pursuant  to
Section 11.2(b)(v) of this Agreement shall first be satisfied by an offset against the Deferred Purchase Price and then from the Indemnity Escrow Account.

     11.6 EXCLUSIVE REMEDY. After the Closing, the parties agree that the indemnification provisions of this Section 11 and the amount in the Indemnity Escrow Account and the Buyer's offset right against the Deferred Purchase Price (which amounts do not limit claims of the Buyer pursuant to Section
11.2(b)(iii)) shall constitute the parties' sole and exclusive remedies in respect of any breach or breaches of any representation, warranty, covenant, agreement or obligation set forth in this Agreement; PROVIDED, that (a) this
Section 11.6 shall not be deemed a waiver by any party of any right to specific performance or injunctive relief (including, without limitation, the right of the Buyer to seek injunctive relief pursuant to the terms of Section 7.16) and
(b) nothing in this Agreement shall prohibit or limit any remedy available at law or in equity for any fraud committed or made by any party in connection with the Transactions.

     11.7 NO THIRD PARTY BENEFICIARIES. Neither this Section 11 nor any other provision of this Agreement is intended to confer any third party beneficiary rights, including but not limited to any extension of any statute of limitations pertaining to suits, actions or proceedings brought by third parties.

          12.   TERMINATION

     12.1  TERMINATION.  This  Agreement  may be  terminated    prior   to   the
Closing  only in accordance with the following:

          (a) at any time by agreement of the Sellers and the Buyer;


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          (b) by either of the Sellers or the Buyer if the Closing hereunder has not taken place on or before the Termination Date other than by reason of a material breach or default of any of the covenants or agreements contained in this Agreement (i) by either of the Sellers or either of the Companies, if a Seller is seeking to terminate or (ii) by the Buyer if the Buyer is seeking to terminate;

          (c) by either of the Sellers, at any time, if the Buyer is in material breach or material default of its covenants, agreements or obligations under this Agreement, or if any of its representations or warranties are not true in all material respects, and the Buyer does not cure such breach or default within thirty (30) days following its receipt of notice of such material breach or default from the Cable Venture, provided that neither the Sellers nor the Companies are also in material breach or material default of any of their covenants, agreements, representations or warranties hereunder;

          (d) by the Buyer, at any time, if the representations and warranties of the Companies and the Sellers are not true and correct in all respects at and as of such time and the Sellers or the Companies, as applicable, do not cure such failure to be true and correct within thirty (30) days following its or their receipt of notice of such failure, provided that the Buyer is not then in material default of any of its covenants, agreements, representations or warranties hereunder; PROVIDED that for purposes of this Section 12.1(d), such representations and warranties shall be deemed true and correct in all respects to the extent that, after removing concepts of Material Adverse Effect or materiality from all such individual representations and warranties, the aggregate effect of any inaccuracies in all such representations and warranties as of the applicable times does not and would not reasonably be expected to be material to the Companies taken as a whole); but PROVIDED, FURTHER, that the foregoing proviso shall not apply to the representations and warranties relating to the capitalization of the Companies set forth in Section 4.1;

          (e) by the Buyer, at any time, if the Sellers or the Companies are in material breach or default of any of their respective covenants, agreements or obligations under this Agreement and the Sellers or the Companies, as applicable, do not cure such breach or default within thirty (30) days following its or their receipt of notice of such breach or default from the Buyer, PROVIDED that the Buyer is not then also in material breach or default of any of its covenants, agreements, representations or warranties hereunder;

          (f) by the Buyer on any day on or after 30 days from the date of this Agreement if an Order has not been entered by the Bankruptcy Court approving the Break-Up Fee and Expense Reimbursement;

          (g) by the Buyer or either of the Sellers if the Confirmation Order (which shall contain all of the items set forth in Section 7.11(b)) is not entered by September 9, 2005 (or by September 30, 2005 if there are objections to the Confirmation Order);

          (h) by the Buyer if (i) the Cable Venture or Century notifies the Buyer of its intention to exercise its rights under Section 7.11(c)(ii) with respect to an Acquisition Proposal and (ii) the Cable Venture or Century, as applicable, has not notified the Buyer within 20 days of


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the delivery of such notice that it has determined not to pursue, and has ceased all discussions and negotiations concerning, such Acquisition Proposal;

          (i) by the Sellers or the Buyer, if the Cable Venture and Century obtain an Order of the Bankruptcy Court approving any Alternate Agreement;

          (j) by the Buyer if (1) either of the  conditions set forth in Section
9.8 with respect to the minimum number of Equivalent Subscribers or the minimum Operating Cash Flow is not satisfied or (2) the Sellers and the Companies have not delivered the financial statements, management's discussion and analysis and "comfort letter" required to be delivered to the Buyer pursuant to Sections 7.17(b), 7.17(c), 7.17(d); and 7.17(e) by August 31, 2005 (in the case of the
Audited Financials) and September 15, 2005 (in the case of the Interim Financials and the "comfort letter") and November 22, 2005 (in the case of the Supplemental Interim Financials, if required by Section 7.17(e)) or (3) any of the conditions set forth in Section 9.6 with respect to the Audited Financials or the Draft 2004 Financials is not satisfied; PROVIDED that, for the avoidance of doubt, the parties agree that if any of the conditions set forth in Section
9.6 with respect to the Audited Financials or the Draft 2004 Financials is not satisfied and, as a consequence thereof, the Buyer is unable to obtain debt financing on terms no less favorable than those set forth in the Commitment Letters, Buyer's termination of this Agreement shall be deemed a termination for failure of the closing conditions set forth in Section 9.6, not a termination for failure of the closing condition set forth in Section 9.9;

          (k) by the Sellers, if (i) a hurricane or other force majeure event occurs after the date of this Agreement, (ii) the actual expense to the Companies to repair the damage to the Systems caused by such hurricane or other force majeure event exceeds $500,000 and (iii) the Buyer and/or the Buyer's lenders do not consent to an adjustment to Operating Cash Flow in the full amount of such expenses;

          (l) by the Sellers, if (i) the adjustments to the Purchase Price on the Closing Date set forth in Sections 3.3(b)-(d) result in a reduction of the Purchase Price (as calculated pursuant to Section 3.3(d)) in excess of $20,000,000 (the "MAXIMUM PERMISSIBLE REDUCTION") and (ii) the Buyer has not agreed to limit the reduction of the Purchase Price to the Maximum Permissible Reduction;

          (m) by the Buyer as set forth in Section 7.14;

          (n) by the Buyer or either of the  Sellers as set forth in Section 18;
or

          (o) by the Buyer or the Sellers, if any Governmental Authority that must grant a Material Consent has denied approval of the Transactions and such denial has become final and nonappealable or any Governmental Authority of competent jurisdiction shall have entered a final and nonappealable order permanently enjoining or otherwise prohibiting the consummations of the Transactions.

     12.2 SURVIVING OBLIGATIONS. In the event of termination of this Agreement by either the Buyer, on the one hand, or either or both of the Sellers, on the other hand, pursuant to this Section 12, (i) prompt written notice thereof shall be given to the other parties, and this Agreement shall terminate, without further action by any of the parties hereto, and (ii) all


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obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 7.1, 7.11(c)(iv), 12.2, 13, 16 and 21, PROVIDED that nothing contained in this Section 12.2 shall relieve any party from liability for any willful and material breach of any representation, warranty or covenant contained in this Agreement. For avoidance of doubt and without limiting the generality of the foregoing, if Sellers fail to deliver any financial statements or otherwise fail to comply with their obligations under Section 7.17, or if for any reason the condition set forth in Section 9.6 is not satisfied, the Buyer's sole remedy shall be to terminate this Agreement and to receive the Expense Reimbursement, and if the failure was the result of the Sellers' willful breach, the Break-Up Fee, if payable pursuant to Section 7.11(c)(iv)(B).

            13.   FEES AND EXPENSES

     Except as expressly set forth in this Agreement and the Schedules (including pursuant to Section 7.4, Section 7.11(c)(iv) and Section 12.2), each of (i) the Buyer, (ii) each of the Sellers and (iii) each of the Companies, shall be responsible for, and shall pay, its own fees and expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives; PROVIDED, that (i) expenses of the Companies that remain unpaid as of the Closing Date shall be included as a Closing Date Current Liability in the calculation of the Closing Date Working Capital (and shall be paid by the Buyer) and (ii) upon the Closing, the Buyer shall be responsible for all expenses incurred by the Buyer in connection with the foregoing (but such amount shall not be included in the calculation of Closing Date Working Capital).

            14.   ENTIRE AGREEMENT

     The Buyer and the Sellers and the Companies agree that this Agreement, including the Schedules and all Exhibits hereto, and any Related Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior understandings, agreements, writings and deliveries with respect thereto. None of the Sellers or the Companies has made, and the Buyer has not relied upon, and the Sellers and the Companies hereby disclaim, any express or implied representation, warranty, inducement, promise, understanding or condition not set forth in any of this Agreement, the Schedules and the Exhibits hereto and/or any Related Agreement.

             15.   PARTIES OBLIGATED AND BENEFITED

     Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and except as expressly provided in this Agreement, no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement, except that the Buyer shall have the right to (a) assign its rights and obligations under this Agreement to any Affiliate without the prior consent of the Sellers, the Cable Venture or Cable Corp., so long as the Buyer remains fully liable hereunder as if it was a party hereto and (b) collaterally assign this


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Agreement to any sources of financing solely to secure the Buyer's obligation in connection with the Transactions.

            16.   NOTICES

     All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

If to the Companies:   to each of ML Media and Century as provided below

With a copy (which     Morgan Lewis & Bockius
shall not constitute   101 Park Avenue
notice) to:            New York, New York  10178
                       Telephone:  (212) 309 6000
                       Telecopy:   (212) 309 6273
                       Attention:  Richard Toder, Esq.

If to ML Media:        ML Media Partners, L.P.
                       c/o RP Companies, Inc.
                       444 Madison Avenue, Suite 703
                       New York, New York  10022
                       Telephone:  (212) 980 7110
                       Telecopy:   (212) 980 8374
                       Attention:  Elizabeth McNey Yates

With a copy (which     Proskauer Rose LLP
shall not constitute   1585 Broadway
notice) to:            New York, New York  10036
                       Telephone:  (212) 969 3205
                       Telecopy:   (212) 969 2900
                       Attention:  Bertram A. Abrams, Esq.

If to Century, to:     Century Communications Corporation
                       c/o Adelphia Communications Corporation
                       5619 DTC Parkway - 8th Floor
                       Greenwood Village, Colorado  80111
                       Telephone:  (303) 268 6458
                       Telecopy:   (303) 268 6662
                       Attention:  General Counsel

With a copy (which     Willkie Farr & Gallagher LLP
shall not constitute   787 Seventh
Avenue notice) to      New York, New York 10019
                       Telephone:  (212) 728 8000
                       Telecopy:   (212) 728 8111


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                       Attention:  Marc Abrams, Esq.

                             and

If to Buyer:           San Juan Cable, LLC
                       c/o MidOcean Partners, LP
                       320 Park Avenue, 17th Floor
                       New York, New York 10022
                       Telephone:  (212) 497-1400
                       Telecopy:   (212) 497-1375
                       Attention:  Tyler Zachem

With a copy (which     Kirkland & Ellis LLP
shall not constitute   655 Fifteenth Street, N.W.
notice) to:            Washington, D.C.  20005
                       Telephone:  (202) 879-5000
                       Telecopy:   (202) 879-5200
                       Attention:  George P. Stamas, Esq.
                       Mark D. Director, Esq.


or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 16. Notices and other communications provided in accordance with this Section 16 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

             17.   AMENDMENTS AND WAIVERS

     Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Sellers and the Buyer. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon all parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            18.   SEVERABILITY

     If any provision of this Agreement shall be determined by a court or other tribunal of competent jurisdiction to be invalid, inoperative or unenforceable because of the conflict of such provision with any constitution, statute, common law principle, rule of public policy or for any other reason, such circumstance shall have no effect or render any other provision or provisions contained herein invalid, inoperative or unenforceable, but this Agreement shall be


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reformed  and  construed  as  if  such  invalid,  inoperative  or  unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted; PROVIDED, that if as a result of any of the foregoing, the Cable Venture and Cable Corp. cannot consummate the acquisition of the Acquired Interests in accordance with the terms of this Agreement, either the Buyer or either of the Sellers may terminate this Agreement, and it shall be of no further force and effect, unless all parties agree in writing to the contrary.

            19.   SECTION HEADINGS AND TERMS

     The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            20.   COUNTERPARTS

     This Agreement may be executed in two or more counterparts (including by facsimile or electronic mail), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts that together contain the signatures of each party hereto shall have been delivered to the Sellers and the Buyer.

            21.   GOVERNING LAW; CONSENT TO JURISDICTION

     All disputes arising out of or related to this Agreement, including, without limitation, any dispute relating to the interpretation, meaning or effect of any provision hereof, will be resolved in the Bankruptcy Court and the parties hereto will each submit to the exclusive jurisdiction of the Bankruptcy Court for the purposes of adjudicating any such dispute, to the extent the jurisdiction of the Bankruptcy Court is applicable. If the jurisdiction of the Bankruptcy Court is not applicable, any legal action, suit or proceeding arising out of or relating to this Agreement, each and every agreement and instrument contemplated hereby or the transactions contemplated hereby and thereby shall be instituted in the U.S. District Court for Southern District of New York. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (i.e., without regard to any contrary result required under applicable conflict of law rules).

            22.   SPECIFIC PERFORMANCE

     The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by any of the parties hereto and, to the extent permitted by applicable Legal Requirements, each party hereof waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive and an Indemnitee shall also be entitled to seek indemnification to the extent permitted by Section 11.


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            23.   FURTHER ASSURANCES

     Each party hereto shall execute, acknowledge and deliver any further assurance, documents and instruments reasonably requested by any other party hereto for the purpose of giving effect to the Transactions or the intentions of the parties with respect thereto.

            24.   CONSTRUCTION

     In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by any party hereto.


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     IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this  Interest
Acquisition Agreement to be executed by their duly authorized representatives on the day and year first above written.

                                    ML MEDIA PARTNERS, L.P.

                                    By:  Media Management Partners,
                                           its general partner


                                    By:
                                          ------------------------------
                                    Name:
                                    Title:

                                    CENTURY COMMUNICATIONS
                                    CORPORATION

                                    By:
                                          ------------------------------
                                    Name:
                                    Title:


                                    CENTURY-ML CABLE VENTURE

                                    By:  ML Media Partners, L.P.
                                    By:  Media Management Partners,
                                              its general partner


                                    By:
                                          ------------------------------
                                    Name:
                                    Title:

                                    By:   Century Communications Corporation

                                    By:
                                          ------------------------------
                                    Name:
                                    Title:

                                    CENTURY ML CABLE CORP.



                                    By:
                                          ------------------------------
                                    Name:
                                    Title:

                                    By:__________________________________
                                    Name:
                                    Title:


                                    SAN JUAN CABLE, LLC

                                    By:
                                          ------------------------------
                                    Name:  Tyler Zachem
                                    Title: Secretary

                         INTEREST ACQUISITION AGREEMENT

                                  BY AND AMONG

                            ML MEDIA PARTNERS, L.P.,

                       CENTURY COMMUNICATIONS CORPORATION,

                            CENTURY ML CABLE VENTURE,

                             CENTURY ML CABLE CORP.

                                       AND

                              SAN JUAN CABLE, LLC,

                                    AS BUYER

                                   DATED AS OF

                                  JUNE 3, 2005